Pursuant to 17 CFR 240.24b-2, confidential information (indicated by [***]) has been omitted from this exhibit and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Exhibit 4.3

Agreement

Poplar Grove Coal Mine

Project facility agreement

Hartshorne Mining Group, LLC. (as Borrower)

Paringa Resources Limited (as Parent)

Each party listed in Schedule 1 (as Guarantors)

Macquarie Bank Limited (as Original Lender, Agent and Security Trustee)

Project facility agreement	page 1

Contents

Table of contents

1	Definitions and interpretation	8

1.1	Agreement components	8
1.2	Definitions	8
1.3	Interpretation	55
1.4	Inclusive expressions	56
1.5	Business Day	56
1.6	PPSA incorporated definitions	57
1.7	Original Lender	57
1.8	Accounting Standards	57
1.9	Security Trustee’s limitation of liability protection	57

2	Conditions precedent	58

2.1	Conditions precedent to Financial Close	58
2.2	Conditions precedent to Tranche One	62
2.3	Conditions precedent to Tranche Two	63
2.4	Conditions precedent to all Funding Portions	63
2.5	Certified copies	64
2.6	Benefit of conditions precedent	64

3	Commitment, purpose and availability of Project Loan Facility	64

3.1	Provision of Commitment	64
3.2	Several obligations and rights of Lenders	64
3.3	Purpose	65
3.4	Cancellation of Commitment during Availability Period	65
3.5	Cancellation at end of Availability Period	65
3.6	Voluntary prepayment	65
3.7	Prepayment date	66
3.8	Mandatory prepayment – exercise of Option	66
3.9	Mandatory prepayment – Equity Cure	66
3.10	Mandatory prepayment – Compulsory acquisition	66

4	Funding and rate setting procedures	67

4.1	Delivery of Funding Notice	67
4.2	Requirements for a Funding Notice	67
4.3	Irrevocability of Funding Notice	67
4.4	Number of Funding Portions	67
4.5	Amount of Funding Portions	67
4.6	Funding Periods	67
4.7	Consolidation and division of Funding Portions under Project Loan Facility	68
4.8	Determination of Funding Rate	68
4.9	Market disruption – Project Loan Facility	68
4.10	Alternative basis of interest or funding	69
4.11	Agent’s role and confidentiality	69
4.12	Prepayment of Affected Lender	69

Project facility agreement	page 1

5	Project Loan Facility	70

5.1	Provision of Funding Portions	70
5.2	Payment to Borrower	70
5.3	Repayment	70
5.4	Interest	70

6	Payments	71

6.1	Manner of payment	71
6.2	Payments on a Business Day	71
6.3	Payments in gross	71
6.4	Additional payments	72
6.5	Taxation deduction procedures	72
6.6	Tax Credit	72
6.7	Tax affairs	72
6.8	FATCA Deduction	73
6.9	FATCA Information	73
6.10	Amounts payable on demand	74
6.11	Appropriation of payments	74
6.12	Distribution by Agent	75
6.13	Non-receipt of funds by Agent	75
6.14	Redistribution of payments	75
6.15	Rounding	76
6.16	Currency exchanges	76

7	Representations and warranties	76

7.1	Representations and warranties	76
7.2	Survival and repetition of representations and warranties	81
7.3	Reliance by Finance Parties	82

8	Undertakings	82

8.1	Provision of information and reports	82
8.2	Proper accounts	83
8.3	Notices to the Agent	83
8.4	Compliance	84
8.5	Maintenance of capital	84
8.6	Compliance with laws and Authorisations	85
8.7	Payment of Taxes and outgoings	85
8.8	Project Documents	85
8.9	Amendments to constitution; maintenance of corporate existence	88
8.10	Negative pledge and Disposal of assets	88
8.11	Financial Indebtedness	89
8.12	No change to business	89
8.13	Financial accommodation	89
8.14	Restrictions on dealings	89
8.15	Restrictions on acquisitions, investments and capital expenditures	89
8.16	Subsidiaries	90
8.17	Restricted Payments	90
8.18	Secured Property	90
8.19	Insurance	91
8.20	Key personnel	93
8.21	Conduct of Project	93
8.22	Hedging	95
8.23	Inspection and assistance	95
8.24	Financial undertakings	95
8.25	Additional Equity	96
8.26	Consent to security	96
8.27	Term of undertakings	97

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9	Options	97

9.1	Issue of Options	97
9.2	Option exercise	98
9.3	Option terms	98

10	Forecast Documents	99

10.1	Price Determination Mechanism	99
10.2	Calculations	99
10.3	Calculations in Dollars	100
10.4	Maintenance	100
10.5	Update of Forecast Documents	100
10.6	Factors since commencement of production	100
10.7	Determination is binding	101

11	Accounts and proceeds	101

11.1	Establishment and maintenance of Accounts	101
11.2	Proceeds Account	102
11.3	Lock up, Restricted Payment and management fees	105
11.4	Operating Accounts	105
11.5	Restricted Accounts	106

12	Events of Default	106

12.1	Events of Default	106
12.2	Effect of Event of Default	110
12.3	Obligors to continue to perform	110
12.4	Enforcement	111
12.5	Review Event	111

13	Increased costs and illegality	112

13.1	Increased costs	112
13.2	Illegality	113
13.3	Minimisation	113

14	Guarantee and indemnity	113

14.1	Guarantee	113
14.2	Payment	113
14.3	Securities for other money	114
14.4	Amount of Secured Moneys	114
14.5	Proof by Agent	114
14.6	Avoidance of payments	114
14.7	Indemnity for avoidance of Secured Moneys	115
14.8	No obligation to marshal	115
14.9	Non-exercise of Guarantors’ rights	115
14.10	Principal and independent obligation	115
14.11	Suspense account	115
14.12	Unconditional nature of obligations	116
14.13	No competition	118
14.14	Continuing guarantee	119
14.15	Variation	119
14.16	Judgments	119

15	Indemnities and Break Costs	119

15.1	General indemnity	119
15.2	Break Costs	120
15.3	Foreign currency indemnity	120
15.4	Conversion of currencies	120

Project facility agreement	page 3

15.5	Continuing indemnities and evidence of loss	121

16	Fees, Tax, costs and expenses	121

16.1	Agent’s fees	121
16.2	Security Trustee’s fees	121
16.3	Lenders’ fees	121
16.4	Project Loan Facility Line Fee	121
16.5	Tax	122
16.6	Costs and expenses	122
16.7	GST	122

17	Interest on overdue amounts	123

17.1	Payment of interest	123
17.2	Accrual of interest	123
17.3	Rate of interest	123

18	Relations between Agent and Lender	123

18.1	Appointment of Agent	123
18.2	Agent’s capacity	124
18.3	Agent’s obligations	124
18.4	Agent’s powers	124
18.5	Instructions to Agent	124
18.6	Assumptions as to authority	125
18.7	Agent’s liability	125
18.8	Delegation	126
18.9	Agent entitled to rely	126
18.10	Provision of information	126
18.11	Indemnity by Lenders	127
18.12	Independent appraisal by Lenders	127
18.13	Resignation and removal of Agent	127
18.14	Institution of actions by Lenders	128
18.15	Identity of Lenders	128
18.16	Electronic transmission of notices	128
18.17	Security Trustee’s capacity	129
18.18	Disclosure of Information by Lenders	129

19	Assignment and substitution	129

19.1	Assignment by Obligor	129
19.2	Assignment by Lenders	129
19.3	Substitution certificate	130
19.4	Assist	130
19.5	Securitisation Permitted	130
19.6	Participation permitted	130
19.7	Lending Office	130
19.8	No increase in costs	131

20	Saving provisions	131

20.1	No merger of security	131
20.2	Exclusion of moratorium	131
20.3	Exclusion of PPSA provisions	131
20.4	Conflict	132
20.5	Consents	132
20.6	Principal obligations	132
20.7	Non-avoidance	132
20.8	Set-off authorised	133
20.9	Agent’s certificates and approvals	133

Project facility agreement	page 4

20.10	No reliance or other obligations and risk assumption	133
20.11	Power of attorney	133

21	General	134

21.1	Confidential information and publicity	134
21.2	Obligor to bear cost	135
21.3	Notices	135
21.4	Governing law and jurisdiction	135
21.5	Prohibition and enforceability	135
21.6	Waivers	136
21.7	Variation	136
21.8	Cumulative rights	136
21.9	Attorneys	136
21.10	Counterparts	136
21.11	Process agent	137

Schedules

Schedule 1
Guarantors	139

Schedule 2
Lenders and Commitments	141

Schedule 3
Notice details	142

Schedule 4
Officer’s certificate for entities incorporated in Australia	144
Officer’s certificate for entities incorporated in the United States of America	146

Schedule 5
Funding Notice	150

Schedule 6
Group Structure Diagram	152

Schedule 7
Compliance Certificate	153

Schedule 8
Repayments	155

Project facility agreement	page 5

Schedule 9

Schedule 10
Part 1 - Project Tenements and Project Owned Property	163

Schedule 11
Material Authorisations	186

Schedule 12
Project Documents	188

Schedule 13
Completion Tests	189

Schedule 14
Map of Project Area, Cypress Project Area and Dock Area	194

Schedule 15
Withdrawal Notice	196

Signing page	198

Attachment 1
Substitution certificate

Project facility agreement	page 6

Project facility agreement

Date ► 17 May 2018 as amended on	2018

Between the parties

Borrower	Hartshorne Mining Group, LLC (Borrower)

Parent	Paringa Resources Limited (Parent)

Guarantors	Each party listed in Schedule 1

Original Lender	Macquarie Bank Limited ABN 46 008 583 542 (Lender)

Agent and Security Trustee	Macquarie Bank Limited ABN 46 008 583 542 (Agent and Security Trustee)

Background	The Lenders have agreed to provide the Facility to the Borrower on the terms of this agreement.

The parties agree	as set out in the Operative part of this agreement, in consideration of, among other things, the mutual promises contained in this agreement.

Project facility agreement	page 7

1	Definitions and interpretation

1.1	Agreement components

This agreement includes any schedule.

1.2	Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning
Account Bank

1   Macquarie Bank Limited ABN 46 008 583 542;

2   Old National Bank, provided that it has entered into an Account Bank Deed; or

3   any bank or financial institution approved by the Agent which has entered into an Account Bank Deed.

Account Bank Deed	an account bank agreement or deed in favour of the Security Trustee on terms acceptable to the Agent.
Accounting Standards	generally accepted accounting principles in Australia.
Accounts	1 the Proceeds Account; and 2 the Operating Accounts.
Additional Requirements	has the meaning given to it in clause 12.5.
AEP Supply Contact

a coal supply between American Electric Power (or an entity owned or controlled by American Electric Power) and the Borrower (or another Project Obligor) on terms and conditions satisfactory to the Agent (acting reasonably) and that provides:

1   that the Borrower or other Project Obligor will sell:

(a)        [***]kt during calendar year  2019 at a fixed price no less than $[***]/t; and

(b)        [***]kt during calendar year 2020 at a fixed price no less than $[***]/t; and

2   proposed Product specifications which are consistent with those achievable under the Life of Mine Plan and the pricing to be paid as described in paragraph 1 above reflects a required minimum delivered energy content of the Product coal of 11300btu.

Project facility agreement	page 8

21 Definitions and interpretation

Term	Meaning
Annual Construction and Operating Budget

the consolidated construction and operating budget for the Project in form and substance satisfactory to the Agent which:

1   is approved by the board of directors of the Borrower;

2   is to be provided initially in accordance with clause 2.1(m), as updated and amended from time to time as required under clause 10.5 and in accordance with clause 10.4(b)(1);

3   reflects the next calendar year and is broken down into monthly periods;

4   is based on the Resources and Reserves Statement;

5   sets out in detail the information and amounts described in the Life of Mine Plan and the Base Case Financial Model; and

6   prior to Completion, includes a detailed monthly Cost to Complete analysis and forecast schedule for the withdrawal of funds from the Proceeds Account.

The Lenders may in their discretion elect to accept receipt of the Annual Construction and Operating Budget as incorporated in, and part of, the Base Case Financial Model.

Annual Corporate Budget

the corporate budget for the Parent and its consolidated group entities in form and substance satisfactory to the Agent which:

1   is approved by the board of directors of the Parent;

2   is to be provided initially in accordance with clause 2.1(l), as updated and amended from time to time as required under clause 10.5 and in accordance with clause 10.4(b)(1);

3   reflects the next calendar year and is broken down into monthly periods;

4   separates Australian and US expenditures; and

5   is consistent with the Annual Construction and Operating Budget, the Life of Mine Plan and the Base Case Financial Model.

The Lenders may in their discretion elect to accept receipt of the Annual Corporate Budget as incorporated in, and part of, the Base Case Financial Model.

Approved US Stock Exchange	the Nasdaq Stock Market or any other US stock exchange approved by the Agent.
Associate	an associate as defined in section 11 of the Corporations Act.

Project facility agreement	page 9

21 Definitions and interpretation

Term	Meaning
ASX Rules	means each of: 1 the ASX Listing Rules; 2 ASX Operating Rules; 3 ASX Clear Operating Rules; and 4 ASX Settlement Operating Rules, each published and distributed by ASX Limited.
Attorney	an attorney appointed under a Finance Document.
Australian Obligor	1 Paringa Resources Limited (ABN 44 155 933 010); 2 Hartshorne Coal Mining Pty Ltd (ABN 95 155 302 211); and 3 HCM Resources Pty Ltd (ABN 35 155 327 521).
Authorisation

1   any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption; or

2   in relation to anything which a Government Agency may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action, and includes any consent, registration, agreement, licence, approval, permit or authority which is described in the definitions of Project Tenement and Cypress Project Tenement.

Available Funding

funds available to the Borrower for the development of the Project and the achievement of Completion, being the aggregate of:

1   the aggregate of the Total Undrawn Tranche One Commitments and Total Undrawn Tranche Two Commitments at that time;

2   the balance in the Proceeds Account at that time;

3   the amount of any other funding source approved by the Agent;

4   any insurance proceeds payable to the Obligors in relation to loss or damage to property, delay in start-up or business interruption which has not been paid, provided the claim has been accepted by the insurer in writing and the Agent is satisfied (acting reasonably) that the claim will be paid on a fixed date and in time to meet scheduled Project Costs, Construction Costs and Financing Costs; and

5   (a)      subject to paragraph 5(b) below, any revenue amounts that are projected in the Base Case Financial Model to be received by the Borrower in respect of the Project prior to scheduled Date for Completion; and

Project facility agreement	page 10

21 Definitions and interpretation

Term	Meaning

(b)      in the event that any Cost to Complete Schedule indicates that Completion will not be achieved by the scheduled Date for Completion, the Available Funding will only include such revenue amounts that are projected in the Base Case Financial Model to be received by the Borrower that the Lenders’ Technical Expert confirms are consistent with the forecast ramp-up schedule and working capital requirements of the Project based on that Cost to Complete Schedule, and taking into account the performance actually achieved at the Project at that time.

Availability Period

1   in respect of Tranche One, the period commencing on the date on which all of the conditions precedent set out in clause 2.2 are satisfied or waived by the Agent in writing and ending on the earlier of:

●  14 September 2018; and

●   the date on which the Tranche One Commitment is cancelled in full under this agreement; and

2   in respect of Tranche Two, the period commencing on the date on which all of the conditions precedent set out in clause 2.3 are satisfied or waived by the Agent in writing and ending on the earlier of:

●   if the Condition Precedent to Tranche Two set out in clause 2.3(c) is not satisfied by 31 October 2018, 31 October 2018;

●   if the Condition Precedent to Tranche Two set out in clause 2.3(c) is satisfied by 31 October 2018, 31 March 2019; and

●   the date on which the Tranche Two Commitment is cancelled in full under this agreement.

Bank Feasibility Study	the updated bank feasibility study for the Project based on mining the Number 9 Seam.
Base Case Financial Model and BCFM

the pro forma computer spreadsheet financial model which is prepared to carry out the financial assessment of the Project and which:

1   is based on mining the Number 9 Seam;

2   is in form and substance satisfactory to the Agent;

3   is approved by the Board of the Borrower;

4   contains projections of mine level physicals, revenue, expenses, cash flows, compliance with clause 8.24 and sources and uses of funds analysis for the Project over a period ending no sooner than the last year of production in accordance with the LOMP;

5   is based on the Forecast Documents (other than the Base Case Financial Model), Bank Feasibility Study and the Resources and Reserve Statement;

Project facility agreement	page 11

21 Definitions and interpretation

Term	Meaning

6   is prepared using the Price Determination Mechanism;

7   provides for settlement of all payments under the Buck Creek Asset Purchase Agreements; and

8   is divided into monthly periods for the first year and quarterly periods for each subsequent year of the Project,

as updated and amended from time to time as required under clause 10.5 and in accordance with clause 10.4.

Basel III Requirement

any capital requirements, leverage ratio, liquidity standards or other standards, rules or requirements under any of the following published by the Basel Committee on Banking Supervision (as amended, supplemented or restated):

1   ‘Basel III: A global regulatory framework for more resilient banks and banking systems’, ‘Basel III: International framework for liquidity risk measurement, standards and monitoring’ and ‘Guidance for national authorities operating the countercyclical capital buffer’, published in December 2010;

2   ‘Globally systematically important banks: assessment methodology and the additional loss absorbency requirement - Rules text’, published in November 2011; and

any further guidance standards relating to the above or known as Basel III.

Base Rate

subject to clause 4.9, the following rate determined as of 11.00am (London time) on any Rate Set Date in respect of a period equivalent (in the Agent’s opinion, without the need for instructions) to the Funding Period for the relevant Funding Portion:

1   the Screen Rate; or

2   if:

●   for any reason that rate is not displayed; or

●   the basis on which that rate is displayed is changed and a Lender instructs the Agent (after consultation with the Borrower) that in its opinion the rate ceases to reflect the Lender’s cost of funding to the same extent as at the date of this agreement and no new relevant page has been agreed between the parties, then the Base Rate will be the rate determined by the Agent to be the average of the buying rates quoted to the Agent by 3 Reference Banks to leading banks in the London interbank market for the offering of deposits in Dollars with a term equivalent to the Funding Period at or about 11.00am on the Rate Set Date, provided that if that rate is less than 0.50%, it shall be deemed to be 0.50%.

All calculations of rates for the purposes of this definition will be expressed as a yield percent per annum to maturity.

Project facility agreement	page 12

21 Definitions and interpretation

Term	Meaning
Bill	a bill of exchange as defined in the Bills of Exchange Act 1909 (Cth).
Bi-monthly Date	each of 28 February, 30 April, 30 June, 31 August, 31 October and 31 December.
Break Costs

for any repayment or prepayment the amount (if any) by which:

1   the interest on the amount repaid or prepaid which a Lender should have received under this agreement (had the repayment or prepayment not occurred), exceeds:

2   the return which that Lender would be able to obtain by placing the amount repaid or prepaid to it on deposit with a Reference Bank,

in each case for the period from the date of repayment or prepayment until the last day of the then current Funding Period applicable to the repaid or prepaid amount.

Buck Creek Asset Purchase Agreements

1   the Asset Purchase Agreement in relation to the acquisition of the Project dated 28 March 2013, as amended pursuant to: (a) that certain Amendment to Asset Purchase Agreement dated 15 May 2015; and (b) that certain Second Amendment to Asset Purchase Agreement dated 10 April 2017, in each case by and among Buck Creek Resources, LLC, L. Stanley Pigman, Allan Adams, the Borrower, Hartshorne Mining, Hartshorne Land and Hartshorne Coal Mining Limited;

2   the Leasehold Mortgage, Security Agreement and Fixture Filing (Hopkins County) dated 28 March 2013, as amended pursuant to: (a) that certain Amendment to Leasehold Mortgage, Security Agreement and Fixture Filing (Hopkins County) dated 15 May 2015; and (b) that certain Second Amendment to Leasehold Mortgage, Security Agreement and Fixture Filing (Hopkins County) dated 10 April 2017, in each case by and between the Borrower, Hartshorne Mining, Hartshorne Land and Buck Creek Resources, LLC;

3   the Leasehold Mortgage, Security Agreement and Fixture Filing (McLean County) dated 28 March 2013, as amended and restated pursuant to: (a) that certain Amended and Restated Leasehold Mortgage, Security Agreement and Fixture Filing (McLean County) with an effective date of 15 May 2015; and (b) that certain Amendment to Amended and Restated Leasehold Mortgage, Security Agreement and Fixture Filing (McLean County) dated 10 April 2017, in each case by and between the Borrower, Hartshorne Mining, Hartshorne Land and Buck Creek Resources, LLC;

4   the Overriding Royalty Agreement dated 28 March 2013, as amended pursuant to: (a) that certain Amendment to Overriding Royalty Agreement dated 15 May 2015; and (b) that certain Second Amendment to Overriding Royalty Agreement dated 10 April 2017, in each case by and between Hartshorne Land and Buck Creek Resources, LLC;

Project facility agreement	page 13

21 Definitions and interpretation

Term	Meaning

5   the Reversionary Agreement dated 28 March 2013, as amended pursuant to: (a) that certain Amendment to Reversionary Agreement dated 15 May 2015; and (b) that certain Second Amendment to Reversionary Agreement dated 10 April 2017, in each case by and between Hartshorne Land and Buck Creek Resources, LLC;

6   the Promissory Note dated 28 March 2013, in the face principal amount of $9,770,967 (as amended from time to time), which was amended and restated by that certain Amended and Restated Promissory Note dated 15 May 2015, in the face principal amount of $12,000,000, which was further amended and restated by that certain Second Amended and Restated Promissory Note dated 10 April 2017, in the face principal amount of $3,750,000, in each case issued by the Borrower, Hartshorne Mining and Hartshorne Land to Buck Creek Resources, LLC;

7   the other “Related Agreements” (as defined in the document referred to in paragraph 1 of this definition); and

8   all other agreements relating to the acquisition of the Project and the Cypress Coal Mine to be determined during due diligence.

Business Day

1   for the purposes of clause 21.3, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday;

2   for the purposes of the definition of Rate Set Date, a day on which banks are open for business in New York and London excluding a Saturday, Sunday or public holiday; and

3   for all other purposes, a day on which banks are open for business in Sydney, Kentucky, New York and London excluding a Saturday, Sunday or public holiday.

Calculation Date	each Quarter Date.
CFADS

in respect of any period, an amount equal to:

1    the aggregate amount of Revenues for that period; less

2    the aggregate amount of:

(a)   Project Costs; and

(b)   head office and discretionary expenditure in relation to the Project as detailed in the Life of Mine Plan and the Base Case Financial Model,

for that period.

Project facility agreement	page 14

21 Definitions and interpretation

Term	Meaning
Change in Law

any present or future law, regulation, treaty, order or official directive or request (which, if not having the force of law, would be complied with by a responsible financial institution) which:

1   is introduced, or changes, after the date of this agreement; and

2   does not relate to a change in the effective rate at which Tax is imposed on the overall net income of a Finance Party or to a FATCA Deduction required to be made by a party,

including any such law, regulation, treaty, order or official request relating to capital adequacy, prudential limits, liquidity, reserve asset, Tax or to any Basel III Requirement.

Change of Control

1   the acquisition, without the prior written consent of the Agent, by any person or a combination of persons acting jointly or in concert of more than 50% of the shares having ordinary voting power for the election of the directors of the Parent; or

2   more than a majority of the members of the board of directors of the Parent are changed within any consecutive 12 month period.

CHPP	the coal handling and processing facility to be constructed at the Project.
Code	the US Internal Revenue Code of 1986.
Collateral Security	any present or future Encumbrance, Guarantee or other document or agreement created or entered into by an Obligor as security for, or to credit enhance, the payment of any of the Secured Moneys.
Commitment	in respect of a Lender at any time, the aggregate of: 1 its Tranche One Commitment; and 2 its Tranche Two Commitment.
Completion

occurs when:

1   the Agent has received a certificate in form and substance satisfactory to it (acting reasonably) from the Lenders’ Technical Expert confirming that the technical components of the Completion Tests have been passed; and

2   the Agent confirms to the Borrower in writing that the Completion Tests have been passed (and the Agent agrees to issue such confirmation promptly after it determines (acting reasonably) that the financial components of the Completion Tests have been passed).

Project facility agreement	page 15

21 Definitions and interpretation

Term	Meaning
Completion Date	the date on which Completion occurs.
Completion Tests	the completion tests set out in Schedule 13.
Compliance Certificate	a certificate in the form of Schedule 7.
Consent Document	a consent letter, deed of covenant, tripartite deed or other document entered into by the Security Trustee, an Obligor and any other person in relation to the grant of Security.
Contractor	Fricke Management and Contracting, Inc.
Construction Contract	the construction agreement in respect of the CHPP dated 23 June 2017 between the Hartshorne Mining and the Contractor.
Construction Costs

costs incurred by a Project Obligor in connection with the development and construction of the Project in amounts set out in the Annual Construction and Operating Budget and the Base Case Financial Model and including amounts:

1    paid or payable by Hartshorne Mining under the Construction Contract;

2    paid or payable by Hartshorne Mining under the Slope Contract; and

3    paid or payable by Hartshorne Mining under the Equipment Finance Facility.

To the extent any calculation of Construction Costs is made in conjunction with any calculation of Project Costs, amounts paid or payable by Hartshorne Mining under the Equipment Finance Facility shall not be included in the calculation of Construction Costs.

Construction Schedule	the schedule for the construction of the CHPP in Schedule B of the Construction Contract.
Contamination	in respect of a property, the presence of Pollutants: 1 in, on or under the property; or 2 in the ambient air and emanating from the property.
Contested Tax	a Tax payable by an Obligor where the Obligor is contesting its liability to pay that Tax in good faith and with reasonable grounds and for which it has set aside sufficient reserves.

Project facility agreement	page 16

21 Definitions and interpretation

Term	Meaning
Controller	a controller as defined in section 9 of the Corporations Act or a person or entity having the same or similar capacity, authority or rights under US law.
Corporations Act	the Corporations Act 2001 (Cth).
Cost to Complete

on any date, the aggregate of (without double counting):

1   Project Costs, Construction Costs and Financing Costs, and other fees, legal costs, contingencies and working capital requirements at that time payable but unpaid, in respect of services performed or assets purchased but in respect of which an invoice has not yet been received, in respect of services performed or assets purchased but in respect of which the invoice is not yet payable, or reasonably likely to be incurred by the Obligors from that date until and including the later of the Completion Date and the date on which the Project demonstrates positive CFADS each month consecutively for a 3 month period; and

2   the Minimum Proceeds Account Balance.

Cost to Complete Schedule

the schedule prepared by the Borrower:

1   to the extent it is being delivered in connection with a Funding Notice:

●   outlining the exact purpose for and amount of the proposed Funding Portion;

●   attaching all relevant invoices to be paid in respect of that Funding Portion;

2   outlining the amount of Construction Costs previously advised by the Lenders’ Technical Expert;

3   outlining the Cost to Complete at that date;

4   outlining the remaining amounts of Available Funding;

5   outlining the status of the development and construction of the Project relative to the Project Execution Plan;

6   outlining the Project Costs (other than Construction Costs) incurred to date; and

7   including an assessment of the likely timing for achieving: (a) the Completion Tests, and detailing any expected delay to the Date for Completion; and (b) the LGE/KU Project Milestones and the potential impact of any expected delay in achieving the LGE/KU Project Milestones.

Project facility agreement	page 17

21 Definitions and interpretation

Term	Meaning
Cypress Coal Mine	the coal mine located in the Cypress Project Area and on the Cypress Project Tenements.
Cypress Owned Property	the real property interests in the Cypress Project Area owned by any Project Obligor listed in part B of part 2 of Schedule 10.
Cypress Project Area	the area in the McLean and Hopkins Counties, Kentucky, United States of America, that is delineated as the “Cypress Mine Project Area” on the map set out in part A of Schedule 14.
Cypress Project Tenements

1   the coal lease and sublease agreements and any other leases and licenses in respect of the Cypress Project Area including those listed in part A of part 2 of Schedule 10;

2   all entitlements of any Obligor to conduct exploration, prospecting, transporting, mining or processing activities with respect to the Cypress Project Area including under the Dock Agreement and all coal lease and sublease agreements and any other leases and licenses in respect of the Cypress Project Area;

3   any present or future interest from time to time held by or on behalf of any Obligor in any present or future right, lease, licence, claim, easement, permit or other authority which confers or may confer a right to prospect, transport or explore for or mine any metals or minerals in respect of the Cypress Project Area;

4   any present or future renewal, extension, modification, substitution, amalgamation or variation of any of the mineral and/or surface rights described above (whether extending over the same or a greater or lesser area); and

5   any present or future application for or an interest in any of the above which confers or which, when operated, will confer the same or similar rights in relation to the Cypress Project Area.

Date for Completion	30 June 2019.
Debt Service Cover Ratio

in relation to any Calculation Date on or after 31 December 2019, the ratio of:

1   CFADS for the Quarter ending on that Calculation Date; to

2   Senior Debt Service for the Quarter ending on that Calculation Date.

Default	1 an Event of Default; or 2 a Potential Event of Default.

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21 Definitions and interpretation

Term	Meaning
Dispose	sell, assign, transfer, or otherwise dispose of or cease to hold, or part with possession of, or create a right to or an interest in an asset.
Distribution	a withdrawal from the Proceeds Account in accordance with clause 11.2(c)(7)(B) which is permitted under clause 11.3 and Distributed is to be construed accordingly.
Dock Agreement	the agreement dated 8 May 2015 between E.T. Woosley Farms, LLC and Hartshorne Land.
Dock Area

means the aggregate of the areas to which Hartshorne Land has rights under the terms of the Dock Agreement or otherwise in connection with the Dock including:

1   the easement for the conveyor belt from a coal mining complex to the dock facility;

2   the lease of the surface estate for the dock facility property; and

3   the lease of the property along the river bank for the riparian and fleeting rights,

located at milepost 61 on the Green River in McLean County, Kentucky, United States of America, which areas are delineated on the map in part B of Schedule 14.

Dollars, US$, USD and $	the lawful currency of the US.
Drawn Debt Date

the date on which:

1   the T1 Debt Date has occurred; and

1   an amount equal to the amount of the Funding Portion outstanding under Tranche Two has been withdrawn from the Proceeds Account and paid by the Borrower to the relevant counterparty or counterparties for any purpose set out in clause 3.3.

Due Diligence Report

the following reports addressed to and able to be relied on by the Finance Parties in respect of the Project and, in each case, prepared in accordance with a scope of work agreed between the Borrower and the Agent:

1   the “Independent Technical Review of the Poplar Grove Mine” dated February 2017 and prepared by William G Meister;

2   the legal due diligence report dated 5 May 2018 and prepared by Wyatt, Tarrant & Combs, LLP; and

3   the “Market Study for Paringa’s .Poplar Grove Mine” dated February 2018 and prepared by Energy Ventures Analysis.

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21 Definitions and interpretation

Term	Meaning
EBITDA

for any period, an amount equal to net income of the Obligors for such period minus, to the extent included in such net income (but without duplication):

1   interest revenues; and

2   any extraordinary, non-recurring or unusual income and gains (including, whether or not otherwise includable as a separate item in the calculation of net income, gains on sales outside of the ordinary course of business or on sale lease back transactions), of the Obligors plus, to the extent deducted from such net income (but without duplication):

3   Financing Costs;

4   income tax expense of the Obligors;

5   depreciation expense of the Obligors;

6   any extraordinary, non-recurring or unusual charges, expenses or losses incurred by the Obligors (or non-recurring charges, expenses or losses including, whether or not otherwise includable as a separate item in the calculation of net income, losses on sales outside of the ordinary course of business or on sale lease back transactions); and

7   compensation to employees, officers and directors of any Obligor paid in equity securities of an Obligor.

Encumbrance

an interest or power:

1   reserved in or over an interest in any asset or property interest, including any retention of title; or

2   created or otherwise arising in or over any interest in any asset or property interest under a security agreement, bill of sale, mortgage, charge, lien, pledge, trust or power or any other agreement having similar effect, by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes any agreement to grant or create any of the above and includes a security interest within the meaning of section 12(1) of the PPSA and a security interest within the meaning of Section 1-201(35) of the New York Uniform Commercial Code.

Environmental Law	any legislation regulating Pollutants in connection with the protection of the environment or health and safety.

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21 Definitions and interpretation

Term	Meaning
Environmental Liability

any actual or potential Loss incurred or which may be incurred in connection with:

1   the investigation or remediation;

2   a claim by any third party including a subsidence claim;

3   any action, order, declaration, notice, notice of violation, suit or abatement order by a Government Agency under an Environmental Law or Mining Law;

4   the Reclamation or alleged need for Reclamation of any future, current, former or abandoned areas affected by surface mining activities or other surface disturbance for which any Obligor is responsible under any Environmental Law or Mining Law; or

5   any agreement between an Obligor and any:

●   owner or occupier of land; or

●   Government Agency;

of or in respect of Reclamation, any Environmental Law or Mining Law, or Contamination of any Premises

Environmental & WHS Plan

each of the following plans relating to the environmental management and workplace health and safety of the Project:

1   the ‘Emergency Response Plan’ to be updated following transition from Part 77 (Construction Activities) to Part 75 (Underground Coal Mining) of the MSHA 30 CFR Mandatory Safety Standards;

2   work, health and safety procedure documents outlining responsibilities and processes in relation (but not limited) to the following activities:

●   work area inspections and hazard identification;

●   risk assessment and management training;

●   working around mobile equipment;

●   working at heights;

●   health and safety reporting and tracking; and

●   any other matter that the Agent (in consultation with the Lenders’ Technical Expert) may reasonably require; and

3   environmental management procedure documents outlining responsibilities and processes in relation (but not limited) to:

●   flood control levee;

●   stormwater monitoring;

●   air quality;

●   groundwater monitoring;

●   best management practices plan;

●   ground water protection plan;

●   environmental management reporting and tracking; and

Project facility agreement	page 21

21 Definitions and interpretation

Term	Meaning
● any other matter that the Agent (in consultation with the Lenders’ Technical Expert) may reasonably require.
Equipment Finance Facility
an equipment finance facility or facilities entered into by Hartshorne Mining with Komatsu Financial Limited Partnership up to a maximum aggregate amount of $26,000,000 which is only secured against the relevant equipment and which is subject to the Equipment Finance Tripartite Agreement.

Equipment Finance Tripartite Agreement	the document titled ‘Intercreditor Agreement’ to be entered into after the date of this agreement between the Security Trustee, Hartshorne Mining and Komatsu Financial Limited Partnership.
Equity	equity or Subordinated Debt provided, directly or indirectly through another Obligor, to the Borrower by the Parent.
Event of Default	any event specified in clause 12.1.
Excluded Tax

a Tax:

1    imposed on, or calculated having regard to, the net income of a Finance Party; or

2    imposed as a result of a Finance Party being a resident of, or organised or doing business in, the jurisdiction imposing the tax ,

3    imposed by way of deduction or withholding where such deduction or withholding arises as a result of a Finance Party who could lawfully avoid (but within 10 Business Days of receipt of a written request from an Obligor or the Agent to do so, has not so avoided) such deduction or withholding by complying with any statutory requirements in force at the present time or in the future to quote its name, address, Australian tax file number, Australian Business Number, tax identification number or similar details to an Obligor or the Agent, but not a Tax:

4    calculated on or by reference to the gross amount of any payment (without allowance for any deduction) derived by a Finance Party under a Finance Document or any other document referred to in a Finance Document; or

5    imposed as a result of a Finance Party being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to a Finance Document or any transaction contemplated by a Finance Document.

Exercise Notice	1 in relation to the Options (First Issuance), has the meaning given to “Notice of Exercise” in the terms and conditions of the Options (First Issuance); and

Project facility agreement	page 22

21 Definitions and interpretation

Term	Meaning
2 in relation to the Options (Second Issuance), has the meaning given to it in clause 9.2(a)(1).
Exercise Price	1 in relation to the Options (First Issuance), AU$0.66; and 2 in relation to the Options (Second Issuance), has the meaning given to it in clause 9.1(e).
Exposure	at any time in respect of a Lender (but without double counting) the Commitment of that Lender.
FATCA

1     sections 1471 to 1474 of the Code;

2     any treaty, law, regulation or official guidance enacted in any jurisdiction other than the US, or relating to an intergovernmental agreement between the government of the US and any other jurisdiction, which (in either case) facilitates the implementation of Sections 1471 to 1474 of the Code; or

3     any agreement pursuant to the implementation of paragraphs 1 or 2 of this definition with the Internal Revenue Service of the US, the government of the US or any Authority in any other jurisdiction.

FATCA Application Date

1     in relation to a ‘withholdable payment’ described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

2     in relation to a ‘withholdable payment’ described in section 1473(1)(A)(ii) of the Code (which relates to ‘gross proceeds’ from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

3     in relation to a ‘passthru payment’ described in section 1471(d)(7) of the Code not falling within paragraphs 1 or 2 above, 1 January 2019,

or, in each case, such other date from which that payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this agreement.

FATCA Deduction	a deduction or withholding required by FATCA from a payment under a Finance Document.
FATCA Exempt Party	a party that is entitled to receive payments free from any FATCA Deduction.

Project facility agreement	page 23

21 Definitions and interpretation

Term	Meaning
Fee Letter
any letter or letters on or after the date of this agreement between a Lender, the Agent or the Security Trustee and the Borrower setting out the fees payable by the Borrower to a Lender, the Agent or the Security Trustee (as the case may be) in respect of the Finance Documents.

Finance Document

1     this agreement;

2     each Fee Letter;

3     each Security;

4     the Security Trust Deed;

5     each Substitution Certificate;

6     each Holding Statement;

7     each Tripartite Agreement;

8     each Irrevocable Payment Direction;

9     each LTE Appointment Deed;

10   each Subordination Deed; and

11   any other document which at any time the Agent and the Borrower agree is a Finance Document for the purposes of this agreement,

or any document or agreement entered into or given under any of the above.

Finance Party	1 the Agent; 2 the Security Trustee; and 3 each Lender.
Financial Close	the date that all the conditions precedent set out in clause 2.1 are satisfied or waived by the Agent in writing.
Financial Indebtedness

any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in respect of any:

1     cash advance or debit balance at any financial institution;

2     Bill, bond, debenture, note or similar instrument;

3     acceptance, endorsement or discounting arrangement;

4     finance or capital Lease;

5     agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service;

6     obligation to deliver goods or provide services paid for in advance by any financier;

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21 Definitions and interpretation

Term	Meaning

7     any redeemable shares where the holder has the right, or the right in certain conditions, to require redemption;

8     receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); or

9     Hedge Obligations;

10   any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

11   Guarantee in respect of any of the items referred to above,

and irrespective of whether the debt or liability:

●        is present or future;

●        is actual, prospective, contingent or otherwise;

●        is at any time ascertained or unascertained;

●        is owed or incurred alone or severally or jointly or both with any other person; or

●        comprises any combination of the above.

Financial Report

in relation to an entity, the following financial statements and information in relation to the entity, prepared for its financial half year or financial year:

1     a statement of financial performance;

2     a statement of financial position; and

3     a statement of cashflows,

together with any notes to those documents and any accompanying reports, statements, declarations and other documents or information.

Financing Costs
the aggregate of all interest, fees and other finance payments paid or payable by the Obligors in respect of Financial Indebtedness, but not including amounts payable in respect of repayment or prepayment of principal (including, in respect of the Project Loan Facility, Principal Outstanding) or the capital element in respect of any finance leases.

Force Majeure Event

an event or occurrence which prevents performance in whole or part, provided such event is both:

1     beyond the reasonable control of the affected party; and

2     not the result of fault or negligence of the affected party,

which:

3     includes acts of God, war, terrorism, riots, civil insurrection, acts of the public enemy, strikes, lockouts, industry-wide labor shortages, labor disputes which cause work stoppages, industry-wide shortages of materials and supplies, fires, flood or earthquakes, and other similar or dissimilar events or occurrences that otherwise satisfy the definition of a Force Majeure Event and a ‘Force Majeure Occurrence’ (as defined in the Construction Contract); and

Project facility agreement	page 25

21 Definitions and interpretation

Term	Meaning
4 does not include changes in market conditions, commercial frustration, commercial impracticability or the occurrence of unforeseen events rendering performance uneconomical.
Forecast Documents	1 the Life of Mine Plan; 2 the Base Case Financial Model; 3 the Project Execution Plan; 4 the Annual Construction and Operating Budget; and 5 the Annual Corporate Budget.
Funding Date	the date on which a Funding Portion is, or is to be, or is regarded as, advanced, provided or issued, as the case may be, under this agreement.
Funding Notice	a notice given under clause 4.1.
Funding Period	a period determined under clause 4.6.
Funding Portion	each portion of the Commitment provided under this agreement: which has the same Funding Date and the same Funding Period.
Funding Rate	in respect of a Funding Period, the aggregate of: 1 the Base Rate on the Rate Set Date for that Funding Period; and 2 the Margin.
Government Agency	any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.
Gross Debt

all Financial Indebtedness of the Obligors, including:

1     amounts drawn under the Project Loan Facility;

2     indebtedness under any Unsecured Subordinated Notes or other Permitted Financial Indebtedness; and

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21 Definitions and interpretation

Term	Meaning

3     any other amounts treated as Financial Indebtedness or its equivalent in the Parent’s audited consolidated financial statements,

but excluding:

4     the marked-to-market exposure under any Hedge Arrangement; and

5     any obligations owed to another Obligor.

Gross Debt to EBITDA Ratio	on any date on or after 31 December 2019, the ratio of: 1 Gross Debt on that date; to 2 EBITDA for the 6 calendar months prior to that date annualised.
Group	the group comprising each Obligor.
Group Structure Diagram	the group structure diagram in Schedule 6, as amended or updated by the delivery of a new diagram to the Agent under clause 8.1(h).
GST	1 the goods and services tax levied under the GST Act; and 2 any sale or use tax imposed by any state or local government in the United States of America.
GST Act	the A New Tax System (Goods and Services Tax) Act 1999.
Guarantee

any guarantee, suretyship, letter of credit, letter of comfort or any other obligation:

1     to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

2     to indemnify any person against the consequences of default in the payment of; or

3     to be responsible for,

any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person.

Hartshorne Land	Hartshorne Land, LLC.

Project facility agreement	page 27

21 Definitions and interpretation

Term	Meaning
Hartshorne Mining	Hartshorne Mining, LLC.
Hedge Arrangement
each interest rate, foreign exchange transaction, equity or equity index option, bond option, commodity swap, commodity option, cap transaction, currency swap transaction, cross-currency swap rate transaction or any other hedge or derivative agreement entered into by an Obligor, including any master agreement and any transaction or confirmation under it.

Hedge Obligations

in respect of Hedge Arrangements, the aggregate (without duplication) at the relevant time, whether or not due at such time, of:

1     the net marked-to-market obligations under all Hedge Arrangements; and

2     the net amount owing or deliverable under all Hedging Arrangements.

Holding Statement

1     in respect of the Options (First Issuance), the document titled ‘Issuer Sponsored Holding Statement as at 7 April 2017’ prepared by Computershare Investor Services Pty Limited and evidencing the issue of 4,444,444 American style call options in favour of the Original Lender; and

2     in respect of the Options (Second Issuance), any other document or statement prepared by Computershare Investor Services Pty Limited (or other entity performing a similar role or service) evidencing the issue of the Options (Second Issuance) in favour of the Original Lender.

Initial Equity Commitment	$26,919,000.
Initial Equity Date

the date on which an amount at least equal to the aggregate of:

1     the balance standing to the credit of the Proceeds Account immediately prior to the first drawdown under the Project Loan Facility less $3,000,000; and

2     the balance standing to the credit of the Operating Accounts immediately prior to the first drawdown under the Project Loan Facility,

has been paid by the Borrower to the relevant counterparty or counterparties on Construction Costs and Project Costs set out in the Base Case Financial Model (as verified by the Lenders’ Technical Expert).

Initial Equity Spent Amount	$12,724,000.

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21 Definitions and interpretation

Term	Meaning
Insolvency Event	the occurrence of any event specified in clause 12.1(i).
Interest Payment Date	the last day of each Funding Period unless a Funding Period is greater than 3 months in which case interest will be paid at the end of each Quarter.
Irrevocable Payment Direction	an irrevocable direction from the relevant Obligor to any purchaser under a Supply Agreement to pay all amounts under the relevant Supply Agreement to the Proceeds Account.
Lease
a lease, sublease, charter, hire purchase, hiring agreement or any other agreement or authorisation under which any property is or may be used or operated by a person other than the owner, including any coal or surface lease or sublease.

Lender	the Original Lender and any person who is a Substitute Lender.
Lenders’ Technical Expert	any technical engineer appointed by the Agent (following consultation with the Borrower) at the cost of the Borrower under an LTE Appointment Deed.
Lending Office	in respect of a Lender, the office of that Lender set out opposite its name in Schedule 2 or any other office notified by the Lender under this agreement or in a Substitution Certificate.
LGE/KU	Louisville Gas and Electric Company and Kentucky Utilities Company.
LGE/KU Project Milestones	the milestones in the LGE/KU Supply Agreement.
LGE/KU Relevant Date

the date on which each of the following has occurred under the LGE/KU Supply Agreement:

1     the Borrower has achieved the LGE/KU Supply Agreement Project Milestone #12 as set out in Exhibit A – Milestones to the LGE/KU Supply Agreement; and

2     the Borrower is producing Product from the Project Area in compliance with section 2.3 of the LGE/KU Supply Agreement.

Project facility agreement	page 29

21 Definitions and interpretation

Term	Meaning
LGE/KU Specification Coal	coal meeting the specifications provided under the LGE/KU Supply Agreement.
LGE/KU Supply Agreement	the coal supply agreement between the Borrower and LGE/KU dated 15 October 2015, as subsequently amended or varied from time to time including on 16 May 2016.
Life of Mine Plan and LOMP

a life of mine plan which provides a summary of the forecast construction and operation of the Project which:

1    is based on mining the Number 9 Seam;

2    is in form and substance satisfactory to the Agent;

3    is approved by the board of directors of the Borrower;

4    is based on the Resources and Reserves Statement, the Bank Feasibility Study and the Project Execution Plan;

5    is supported by appropriately detailed studies and evidence of availability and suitability of resources including power, water, labour and equipment;

6    includes the following details and forecasts:

–    capital expenditure schedules and drawdown requirements including Construction Costs;

–    mine plan and schedule for run of mine tonnes and saleable Product;

–    bypass, washing and key Product specification assumptions;

–    capital, production and Project Costs;

–    Reclamation schedule;

–    cash flow; and

–    Taxes, royalties, administration costs and expenses; and

7    is divided into monthly periods for the first year and Quarterly periods for each subsequent year of the Project,

as updated and amended from time to time as required under clause 8.1(f) and in accordance with clauses 10.4 and 10.5.

The Lenders may in their discretion elect to accept receipt of the Life of Mine Plan as incorporated in, and part of, the Base Case Financial Model.

Loan Life Cover Ratio

as at a Calculation Date, the ratio of:

1    the net present value of the CFADS projected in the Base Case Financial Model for the period from that Calculation Date to the Maturity Date of the Project Loan Facility discounted at the effective Funding Rate on that Calculation Date taking into account the effect of any interest rate hedging; to

2    the aggregate of:

(a)   each outstanding Funding Portion under the Project Loan Facility; and

Project facility agreement	page 30

21 Definitions and interpretation

Term	Meaning
(b) the Total Undrawn PLF Commitments, (without double counting) on the relevant Calculation Date.
Lock Up Hurdle

on any date, on the Calculation Date preceding that date:

1     the Debt Service Cover Ratio is greater than 1.25:1;

2     the Loan Life Cover Ratio is greater than 1.50:1; and

3     the Project Life Cover Ratio is greater than 2.00:1.

Longstop Date	31 December 2019.
Loss	any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment.
LTE Appointment Deed	a deed entered into between the Lenders’ Technical Expert, the Borrower and the Agent.
Majority Lenders	Lenders whose Exposures aggregate more than 51% of the aggregate Exposures.
Margin	1 prior to the Completion Date, 10.50% per annum; and 2 on and from the Completion Date, 9.50% per annum.
Marketable Securities	marketable securities as defined in section 9 of the Corporations Act and marketable securities in any limited liability company incorporated in the United States of America.
Material Adverse Effect

a material adverse effect on:

1     the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents;

2     the validity or enforceability of the Finance Parties’ rights and benefits under the Relevant Documents;

3     the validity or perfection or priority of any of the security interests created under the Security; or

4     the business, assets, operations or financial condition of the Obligors (taken as a whole).

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21 Definitions and interpretation

Term	Meaning
Material Authorisation

at any time, each Authorisation which is necessary to be obtained and maintained by an Obligor for:

1     the construction, development, operation or financing of the Project and the Project Assets as planned and required in accordance with the development and operational schedule as set out in the Project Execution Plan, the Life of Mine Plan and the Base Case Financial Model; or

2     the conduct by the Obligor of its businesses, operations or the Project (including under Environmental Law and Mining Law),

at that time and includes each Authorisation referred to in Schedule 11 that is required at that time based on the development and operational schedule for the Project as set out in the Project Execution Plan, the Life of Mine Plan and the Base Case Financial Model.

Material Project Document

each of the following:

1     the Construction Contract;

2     the Slope Contract;

3     the Dock Agreement;

4     any Supply Agreement;

5     any agreement relating to the Equipment Finance Facility;

6     each deed representing each Project Owned Property;

7     any document or contract which is material to the construction, development, operation or financing of the Project and the Project Assets where the failure of such document or contract to have been executed, or the breach or non-performance of the terms and conditions of such document or contract would have, or would reasonably be expected to have, a Material Adverse Effect; and

8     any other document that the Agent and the Borrower agree in writing to be a Material Project Document.

Maturity Date

with respect to the Project Loan Facility:

1     if only Tranche One of the Project Loan Facility is drawn, 31 December 2021; and

2     if Tranche One and Tranche Two of the Project Loan Facility are drawn, 30 December 2022.

Minimum Proceeds Account Balance	1 on any date prior to the T1 Commencement Date, $[***]; and 2 any date on or after the T1 Commencement Date, the greater of: (a) $[***]; and

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21 Definitions and interpretation

Term	Meaning

(b)   the amount of budgeted Project Costs, Financing Costs and Construction Costs for the 4 weeks following that date as set out in the Annual Construction and Operating Budget and the Base Case Financial Model,

unless, in the case of paragraph (1) or paragraph (2), on that date:

(a)   Tranche Two of the Project Loan Facility has been drawn; and

(b)   the T1 Debt Date has not occurred,

in which case the amount of the Funding Portion under Tranche Two of the Project Loan Facility is added to the amount set out at paragraph (1) or (2)(a) (as the case may be) on that date.

Mining Law

any and all current or future foreign or domestic, federal, state or local (or any other subdivision) statutes, ordinances, orders, rules, regulations, judgments of a Government Agency, or any other requirements of a Government Agency relating to surface or subsurface mining operations and activities including:

1     the Federal Coal Leasing Amendments Act;

2     the Surface Mining Control and Reclamation Act;

3     all other applicable land reclamation and use statutes and regulations;

4     the Federal Mine Safety Act of 1977;

5     the Black Lung Act;

6     the Coal Industry Retiree Health Benefits Act of 1992;

7     and any comparable state and local laws or regulations.

Number 9 Seam	the number 9 coal seam located on the Project Area.
Number 11 Seam	the number 11 coal seam located on the Project Area.
Obligor	1 the Borrower; and 2 each Guarantor.
Officer

1     in relation to an Obligor, a director or a secretary, or a person notified to be an authorised officer, of the Obligor; or

2     in relation to a Finance Party, any person whose title includes the word ‘Director’ or ‘Managing Director’, and any other person appointed by the Finance Party to act as its authorised officer for the purposes of this agreement.

Operating Accounts	1 the Dollar account opened by Hartshorne Land with an Account Bank;

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21 Definitions and interpretation

Term	Meaning

2     the Dollar account opened by Hartshorne Mining with an Account Bank; and

3     the Dollar account opened by the Borrower with an Account Bank,

in each case, as renumbered, redesignated or replaced from time to time.

Option Exercise Date

1     in respect of the Options (First Issuance), the date of exercise of that Option in accordance with the terms and conditions of the Options (First Issuance); and

2     in respect of the Options (Second Issuance), the date of exercise of that Option in accordance with the Options (Second Issuance) Terms.

Option Expiry Date	in respect of Options, the date 4 years from the Option Issue Date for those Options.
Option Issue Date	1 in relation to the Options (First Issuance) means 7 April 2017; and 2 in relation to the Options (Second Issuance), has the meaning given to it in clause 9.1(a).
Option Holder	in respect of an Option, the holder of that Option.
Options	1 the Options (First Issuance); and 2 the Options (Second Issuance).
Options (First Issuance)

the 4,444,444 American style call options:

1     each expiring on the Option Expiry Date;

2     each of which entitle the Option Holder to purchase one Share at the applicable Exercise Price,

3     issued by the Parent to the Original Lender in consideration of the Original Lender providing the Facility to the Borrower, and the issue of which has been evidenced in a Holding Statement issued to the Original Lender and dated 7 April 2017.

Options (Second Issuance)	the 4,444,444 American style call options: 1 each expiring on the Option Expiry Date;

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21 Definitions and interpretation

Term	Meaning

2     each of which entitle the Option Holder to purchase one Share at the applicable Exercise Price,

3     issued by the Parent to the Original Lender in consideration of the Original Lender providing the Facility to the Borrower, and the issue of which will be evidenced in a Holding Statement issued to the Original Lender.

Options (Second Issuance) Terms	has the meaning given to it in clause 9.3(a).
Overdue Margin	[***]% per annum.
Overdue Rate

the aggregate of:

1     the Overdue Margin;

2     the Margin; and

3     the Base Rate on the relevant date on which the Overdue Rate is calculated under clause 17, as determined by the Agent in accordance with the definition of “Base Rate” except that in making the determination all references in that definition to:

●       ‘Funding Period’ are references to a period of 30 days;

●       ‘Rate Set Date’ are to the relevant date on which the Overdue Rate is calculated under clause 17; and

●       ‘Funding Portion’ are to the relevant overdue amount.

Payment Currency	the currency in which any payment is actually made.
Permitted Disposal

a Disposal:

1     of Product on arm’s length terms in the ordinary course of its ordinary business pursuant to a Supply Agreement or a Permitted Sales Agreement;

2     of assets other than Product on arm’s length terms in the ordinary course of business provided that the aggregate book value of, or consideration paid for, all assets Disposed of by each Obligor under this paragraph in any 12 month period does not exceed $1,000,000;

3     of assets or property which is expressly permitted by a provision of a Finance Document;

4     of assets which have become worn, obsolete or redundant;

5     of assets which are to be replaced by newly-acquired assets that perform substantially similar functions;

6     of cash solely for the purpose of exchange for the equivalent amount of cash in other currencies;

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21 Definitions and interpretation

Term	Meaning

7     where the asset or property is sold, disposed or transferred to another Obligor and, after such sale, disposal or transfer, the Security Trustee continues to hold the benefit of an Encumbrance or Encumbrances over such asset or property that is the same in all material respects as each Encumbrance held prior to such sale, disposal or transfer; provided that prompt written notice of such sale, disposal or transfer shall be provided to the Security Trustee; provided further that such notice shall be given at least 30 days prior to such sale, disposal or transfer if, in connection with such sale, disposal or transfer, the Obligors must execute and deliver (and the relevant Obligors covenant to execute and deliver, prior to or concurrently with such sale, disposal or transfer, all necessary) additional documents or instruments to the Security Trustee in order to maintain an Encumbrance or Encumbrances over the asset or property sold, disposed or transferred that is the same in all material respects as each Encumbrance held prior to such sale, disposal or transfer;

8     by way of an adjustment, discount or compromise made in the ordinary course of its ordinary business in respect of accounts receivable owed by a third party arising as a consequence or for the purpose of:

●        resolving any dispute with that third party; or

●        expediting the payment of any such accounts receivable having an original payment term of greater than 30 days,

provided that the aggregate of all such adjustments, discounts or compromises by Obligors does not exceed $250,000 in any 12 month period;

9     of mineral and/or surface rights through a lease or sub-lease made in the ordinary course of its ordinary business to a third party, but only if:

●        the mineable and merchantable coal underlying such property has been exhausted;

●        such lease or sublease (individually or collectively with other such Disposals) will not materially diminish the quantity, quality or mineability of the mineable and merchantable coal available for the Project; and

●        the lease or sub-lease will not materially and adversely affect the current or future planned operation of the Project;

10   resulting from a casualty or other insured damage to any Secured Property or any part thereof, but only if:

●       any resulting insurance proceeds are applied in accordance with clause 8.19; and

●       the loss of the Secured Property (or the affected part thereof) will not materially and adversely affect the current or future planned operation of the Project;

11   as a result of the expropriation, compulsory acquisition or condemnation by a Government Agency of a portion of the business or the assets of an Obligor in respect of which the Obligor is compensated, but only if:

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21 Definitions and interpretation

Term	Meaning

●       the compensation is applied in accordance with clause 3.10; and

●       the loss of the business or assets of the Obligor (or the affected part thereof) will not materially and adversely affect the current or future planned operation of the Project; or

12  approved by the Agent in writing,

provided that, unless a contrary intention is expressly set out in one of the preceding paragraphs, each Disposal referenced above will only be a Permitted Disposal if the proceeds of such Disposal are deposited into the Proceeds Account.

Permitted Encumbrance

1    the Security;

2    existing royalty interests with respect to coal on the Project Tenements or the Cypress Project Tenements disclosed to the Agent prior to 4 April 2017 and any future coal royalties granted in connection with the acquisition of any additional Project Tenements or Cypress Project Tenements provided those royalty interests are entered into in the ordinary course of business of the relevant Obligor or Obligors;

3    an Encumbrance to secure obligations under the Equipment Finance Facility provided that it is limited to an Encumbrance in respect of the equipment being financed;

4    servitudes, easements, rights of way, restrictions and other similar Encumbrances on real property imposed by law or incurred in the ordinary course of business and Encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject to the Encumbrance or interfere with the ordinary conduct of the business of any Obligor or the Project;

5    any of the following:

(a)  as to assets in Australia, an Encumbrance arising by operation of law in the ordinary course of ordinary business and not securing Financial Indebtedness;

(b)  a right of title retention over goods acquired in the ordinary course of ordinary business on the supplier’s usual terms (or on terms more favourable to an Obligor);

(c)  an Encumbrance granted under any hire purchase, conditional sale arrangement, consignment or any similar arrangement entered into in the ordinary course of ordinary business in respect of goods supplied to an Obligor on the supplier’s usual terms (or on terms more favourable to an Obligor);

(d)  under US law, Encumbrances for Taxes, assessments, charges or levies for which it has set aside sufficient reserves;

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21 Definitions and interpretation

Term	Meaning

(e)  as to assets in the US, Encumbrances related to statutory liens arising by operation of law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s liens, but only while and to the extent such liens are inchoate and are not the subject of any enforcement action;

(f)   as to assets in the US, Encumbrances related to statutory liens arising by operation of law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s liens for which filing has been made or enforcement is being pursued, provided the aggregate amount of all such Encumbrances is less than $500,000;

(g)  Encumbrances on cash used (whether directly or as collateral provided to a surety or for a letter of credit or similar instrument, including Encumbrances on cash granted to Argonaut Insurance Company with respect to the Surety Facility) for bonds or other letters of credit and guarantees related to the Project, surface mining and related permits, black lung insurance or self-insurance, supersedeas bonds, workers’ compensation insurance or self-insurance or other bonds or guaranties required by a Government Agency in the ordinary course of the Obligors’ ordinary business in connection with their ongoing operations, provided that:

○    the aggregate amount of all cash covered by Encumbrances falling within this paragraph is equal to or less than $2,000,000 at any time; and

○    the Encumbrance is granted or exists in relation to Permitted Financial Indebtedness as described in paragraph 8 of the definition of Permitted Financial Indebtedness;

(h)  Encumbrances incurred in the ordinary course of ordinary business arising solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement in respect of an acquisition of property or assets provided such acquisition is expressly permitted under this agreement; or

(i)   purported Encumbrances evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of its ordinary business, provided in each case that the secured amount is paid when due or is being contested in good faith on reasonable grounds and any secured amount which remains due after final determination or settlement of the contest is paid promptly;

6    any netting or set-off arrangement entered into by an Obligor in the ordinary course of banking arrangements for the purpose of netting or setting off debit and credit balances of its bank accounts in respect of reasonable fees charged by the bank at which the account is held in connection with the maintenance of that bank account or overdraft facilities permitted under paragraph 7 of the definition of Permitted Financial Indebtedness;

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21 Definitions and interpretation

Term	Meaning

7    an Encumbrance arising as a consequence of a judgment if the judgment is satisfied promptly or its execution or enforcement is effectively stayed pursuant to a supersedeas or other bond, if required, and the claim to which it relates is being contested in good faith and any amount which remains due after final determination or settlement of the contest is paid promptly;

8    the Encumbrances granted in favor of Gregory W. Thomas over Tract 36-38 to secure a portion of the purchase price in an amount not to exceed $424,500 in relation to the acquisition of Tract 36-38;

9    the Encumbrances granted in favour of:

(a)  Bryan Miles Stratton over Tracts 19-5 and 27-14 as set forth in the Option Agreement for Purchase of Real Estate dated 20 December 2017 between Bryan Miles Stratton and Harshorne Land; and

(b)  Miles Farms, LLC over Tract 27-15 as set forth in the Option Agreement for Purchase of Real Estate dated 11 December 2017 between Miles Farms, LLC and Hartshorne Land; and

10  any other Encumbrance approved by the Agent in writing.

Notwithstanding anything in this definition of Permitted Encumbrance to the contrary, the following statutory super-priority liens shall not be considered a Permitted Encumbrance:

●    perfected statutory landlord’s liens;

●    statutory liens for unpaid wages; and

●    liens imposed in connection with reclamation performed by a third party following a bond forfeiture.

Permitted Financial Accommodation

any financial accommodation or any Guarantee provided by an Obligor in respect of financial accommodation:

1    under the Finance Documents;

2    provided by an Obligor which is used to effect a payment that is permitted under clause 8.17(b) or clause 8.17(c);

3    where such Guarantee is provided in respect of Permitted Financial Indebtedness; or

4    with the Agent’s prior written consent.

Permitted Financial Indebtedness

1    any liability under any agreement (other than the Equipment Finance Facility) entered into in the ordinary course of its ordinary business for the acquisition of any asset or service the acquisition of which is expressly permitted by this agreement where payment for the asset or service is deferred for a period of not more than 90 days and where the aggregate of all such Financial Indebtedness for all Obligors outstanding at any time does not exceed $15,000,000 at any time prior to the Completion Date or $9,000,000 at any time on or after the Completion Date;

2    any Financial Indebtedness incurred or permitted to be incurred under any Finance Document;

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21 Definitions and interpretation

Term	Meaning

3    any Financial Indebtedness owing under Subordinated Debt;

4    Financial Indebtedness incurred in respect of the Equipment Finance Facility;

5    any Financial Indebtedness owed by an Obligor to another Obligor;

6    any Financial Indebtedness under any Hedge Arrangement entered into in compliance with this agreement;

7    any Financial Indebtedness under any unsecured overdraft facilities entered into in the ordinary course of its banking arrangements provided that the aggregate of all such Financial Indebtedness of the Obligors falling within this paragraph is equal to or less than $200,000 at any time, and provided that no overdraft facility will be permitted in respect of any bank account which is held with the Agent;

8    any Financial Indebtedness owing under the Surety Facility or in respect of any indemnity or reimbursement obligations in respect of any bonding facilities, letters of credit or similar instruments provided that the Financial Indebtedness outstanding at any time under any such facility or arrangement does not, in aggregate, exceed $2,000,000;

9    unsecured Financial Indebtedness not falling within paragraphs 1 to 8 above which in aggregate with the Financial Indebtedness of each other Obligor not falling within paragraphs 1 to 8 above is equal to or less than $250,000 at any time; or

10  any other Financial Indebtedness approved by the Agent,

and includes a Guarantee of any amounts referred to in paragraphs 1 to 9 above, inclusive.

Permitted Sales Agreement

any agreement entered into by an Obligor for the sale of any Product from the Project:

1.   which has a term of no longer than 6 months; or

2.   which has a term of longer than 6 months and is for the sale of no more than 200,000 tonnes of Product.

Phase 1 Environmental Audit	as per the requirements of the American Society for Testing and Materials: Standard Practice for Environmental Site Assessments: Phase 1 Environmental Site Assessment Process (ASTM Standard Practice E1527-05).

Pollutant
a pollutant, contaminant, dangerous, toxic or hazardous substance, petroleum or petroleum product, chemical, solid, special liquid, industrial or other waste, which is prohibited, limited or regulated by any Government Agency or which may or could pose a hazard to health and safety or to the indoor or outdoor environment.

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21 Definitions and interpretation

Term	Meaning

Poplar Grove Coal Mine	the coal mine located in the Project Area and on the Project Tenements in the McLean and Hopkins Counties, Kentucky, United States of America.

Potential Event of Default	any thing which would become an Event of Default on the giving of notice (whether or not notice is actually given), the expiry of time, the making of any determination, or any combination of the above.

Power	any right, power, authority, discretion or remedy conferred on a Finance Party, a Receiver or an Attorney by any Finance Document or any applicable law.

PPSA	the Personal Property Securities Act 2009 (Cth).

PPS Regulations	the regulations made under the PPSA.

PPSA Secured Party	a secured party as defined in the PPSA.

PPSA Security Interest	a security interest as defined in the PPSA and to which that Act applies.

Premises	any property owned or occupied by an Obligor or which is used by an Obligor to carry on any activities including the Project.

Price Determination Mechanism	has the meaning given to it in clause 10.1.

Principal Outstanding	in relation to the Project Loan Facility at any time, the aggregate principal amount of all outstanding Funding Portions under the Project Loan Facility at that time.

Proceeds Account	the Dollar account opened or to be opened by the Borrower with the Security Trustee, as renumbered, redesignated or replaced from time to time and as contemplated by clause 11.

Product	all extracted coal, coal by-products and minerals extracted with coal or as a consequence of the extraction of coal and derived from the Project Area and the Cypress Project Area.

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21 Definitions and interpretation

Term	Meaning

Project	the development and operation by the Project Obligors of: 1 a mine to exploit the Product resources at the Poplar Grove Coal Mine; and 2 the Dock Area.

Project Area	the aggregate area of the areas in the McLean and Hopkins Counties, Kentucky, United States of America, that are delineated as the “Poplar Grove Project Area” and the “Dock Area” on the maps set out in parts A and B of Schedule 14, respectively.

Project Assets

all the right, title and interest both present and future of the Project Obligors which is attributable to the Project and includes all the right, title and interest both present and future of the Project Obligors in, to, under or derived from:

1    the Project Tenements;

2    the Project Owned Property;

3    the Product;

4    the Project Area and the Dock Area, including any title to or interest in land in the Project Area now or at a later time held any Project Obligor;

5    every contract for the use by any third party of any of the assets and property included in the Project;

6    the Material Authorisations and all other Authorisations in relation to the Project;

7    the Project Documents relating to the Project;

8    the proceeds of any insurance in respect of the Secured Property;

9    all exploration and mining information, documents, maps, reports, records, studies and other written data, including all data stored on magnetic tapes, disks or diskettes or any other computer storage media, relating to geological, geochemical and geophysical work, feasibility studies and other operations conducted with respect to the Project Area; and

10  all buildings, improvements, conveyor structure and belts, structures, systems, fixtures, trade fixtures, plant, machinery, tools and other personal property at any time used or intended for use in connection with or incidental to the exploration, mining, storage, transporting and processing of Product from the Project Area and all associated facilities and infrastructure.

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21 Definitions and interpretation

Term	Meaning

Project Costs

for any applicable period, all costs and expenses incurred and paid (or in respect of a future period, projected to be payable) by the Project Obligors in relation to the operation and maintenance of the Project and the holding of, and maintaining compliance with applicable law and agreements with respect to, the Cypress Project Tenements, the Cypress Owned Property and the Cypress Coal Mine in that period, excluding Construction Costs but including:

1    operating and routine maintenance expenses;

2    royalties in respect of the Project Assets, the Cypress Project Tenements, the Cypress Owned Property or any Product from the Cypress Coal Mine;

3    payments under or in respect of any Project Tenement or Cypress Project Tenement;

4    essential or non discretionary capital expenditure;

5    payments under or in respect of any Project Documents;

6    wages, salary and other management and overhead costs;

7    taxes;

8    rates and charges;

9    Reclamation costs;

10  Financing Costs (other than Senior Debt Service); and

11  exploration and other expenditures agreed between the Borrower and the Agent (acting on the instructions of the Majority Lenders).

Project Documents

1    each document referred to in Schedule 12;

2    any contract, agreement, memorandum of understanding or other arrangement relating to the construction, development, operation or financing of the Project and the Project Assets;

3    any contract, agreement, memorandum of understanding or other arrangement for or in connection with the Project relating to:

●    contract mining, earthmoving and crushing;

●    access and use of land in relation to the Project and infrastructure; or

●    transportation, barging, handling or ship loading;

4    any contract, agreement, memorandum of understanding, lease or licence relating to the Cypress Coal Mine, the Cypress Project Area or the Cypress Project Tenements; and

5    any other document that the Agent and the Borrower agree in writing to be a Project Document.

Project End Date	the date on which the last revenue from the last tonne of reserve will be received as projected in the Base Case Financial Model.

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21 Definitions and interpretation

Term	Meaning

Project Execution Plan

the final plan for the development, construction and implementation of the Project which is in a form and substance satisfactory to the Agent (in consultation with the Lenders’ Technical Expert) and includes:

1    the Construction Schedule, and a detailed monthly schedule for the completion of the development and construction of all relevant infrastructure, the barge load out, the box-cut, the shafts, the decline and the ramp-up of the Project that is consistent with the LGE/KU Project Milestones and demonstrating actual and forecast compliance with the LGE/KU Project Milestones;

2    the mining plan required under section 4.4 of the LGE/KU Supply Agreement which demonstrates that all requirements under the LGE/KU Supply Agreement will be achieved;

3    copies of the Project environmental management plan and workplace health and safety plans (including the Environmental & WHS Plan),

each of which must be consistent with the Life of Mine Plan.

Project Life Cover Ratio

as at a Calculation Date, the ratio of:

1    the net present value of the CFADS projected in the Base Case Financial Model for the period from that Calculation Date to the Project End Date discounted at the effective Funding Rate on that Calculation Date taking into account the effect of any interest rate hedging; to

2    the aggregate of:

(a)  each outstanding Funding Portion under the Project Loan Facility; and

(b)  the Total Undrawn PLF Commitments,

(without double counting) on the relevant Calculation Date.

Project Loan Facility	the loan facility made available by the Lenders to the Borrower under this agreement in 2 tranches: 1 Tranche One; and 2 Tranche Two.

Project Obligor	1 the Borrower; 2 Hartshorne Mining; 3 Hartshorne Land; and 4 any other Obligor that holds or owns any Project Assets.

Project Owned Property	the real property interests in the Project Area owned by any Project Obligor listed in part B of part 1 of Schedule 10.

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21 Definitions and interpretation

Term	Meaning

Project Tenements

1    the coal lease and sublease agreements and any other leases and licenses in respect of the Project Area including those listed in part A of part 1 of Schedule 10;

2    any leases, licenses and other rights in respect of, and all entitlements of a Project Obligor to access and use, the surface area of the Project Area whether listed in Schedule 10 or otherwise including, without limitation, the Project Owned Property and the Dock Agreement;

3    all entitlements of a Project Obligor to conduct exploration, prospecting, mining, transportation or processing activities with respect to the Project Area including in respect of Project Owned Property and under all coal lease and sublease agreements and any other leases and licenses in respect of the Project Area;

4    any present or future interest from time to time held by or on behalf of a Project Obligor in any present or future right, lease, licence, claim, easement, permit or other authority which confers or may confer a right to prospect, transport or explore for or mine any metals or minerals in respect of the Project Area;

5    any present or future renewal, extension, modification, substitution, amalgamation or variation of any of the mineral and/ or surface rights described above (whether extending over the same or a greater or lesser area); and

6    any present or future application for or an interest in any of the above which confers or which, when operated, will confer the same or similar rights in relation to the Project Area.

Project Tenements Dataroom	the electronic document compilation maintained on “Sharefile” which contains executed copies of each Project Tenement and Cypress Project Tenement, is operated and maintained by the Obligors and in respect of which the Agent and the Lenders and their legal advisers are given free and unfettered access.

Pro Rata Share	in respect of a Lender, the Commitment of that Lender expressed as a percentage of the Total Commitments.

Quarter	a period of 3 months ending on a Quarter Date.

Quarter Date	each 31 March, 30 June, 30 September and 31 December.

Quasi-Security

any transaction or arrangement whereby an Obligor:

1    sells, transfers or otherwise disposes of any of its assets on terms whereby they are or may be leased to or re acquired by an Obligor or any other member of the Group;

2    sells, transfers or otherwise disposes of any of its receivables on recourse terms;

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21 Definitions and interpretation

Term	Meaning

3    enters into any title retention arrangement in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset;

4    enters into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

5    enters into any other preferential arrangement having a similar effect.

Rate Set Date	in relation to a Funding Period, two Business Days before the first day of that Funding Period.

Ratio	1 the Debt Service Cover Ratio; 2 the Loan Life Cover Ratio; 3 the Project Life Cover Ratio; 4 the Reserve Tail Ratio; or 5 the Gross Debt to EBITDA Ratio.

Receiver	a receiver or receiver and manager appointed under a Security or a person or entity having the same or similar capacity, authority or rights under US law.

Reclamation	the reclamation and restoration of land, water and any future, current or former mines, and any other environmental effect of such mines or coal mining operations, as required pursuant to any Mining Law.

Reference Bank	the principal London offices of four major British banks selected by the Agent in consultation with the Borrower or in any case, such other banks as may be nominated by the Agent in consultation with the Borrower.

Related Body Corporate	a related body corporate as defined in section 50 of the Corporations Act.

Relevant Currency	the currency in which a payment is required to be made under the Finance Documents and, if not expressly stated to be another currency, is Dollars.

Relevant Documents	1 the Project Documents; and

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21 Definitions and interpretation

Term	Meaning

2 the Finance Documents.

Relevant Number	has the meaning given to it in clause 9.2(a)(1).

Remedy Period	has the meaning given to it in clause 12.5(c)(1).

Repayment Date	in respect of the Project Loan Facility, each Quarter Date specified in the column headed ‘Quarter Date’ in Schedule 8 in respect of each Repayment Instalment (or as otherwise agreed in writing by the Agent and the Borrower).

Repayment Instalment

for a Repayment Date:

1    if Funding Portions have been provided under each of Tranche One and Tranche Two, the amount specified in the column headed ‘Repayment Instalment’ for the corresponding column headed ‘Quarter Date’ in Part A of Schedule 8; and

2    if Funding Portions have been provided under Tranche One only, the amount specified in the column headed ‘Repayment Instalment’ for the corresponding column headed ‘Quarter Ending’ in Part B of Schedule 8.

Repeating Representation	has the meaning given in to it in clause 7.2(b).

Reserve Tail Ratio

the percentage of proved and probable reserves that remain to be mined or treated following the Maturity Date compared to:

1    the total proved and probable reserves at the commencement of the Project (as stated in the Life of Mine Plan and the Base Case Financial Model at Financial Close); or

2    the total proved and probable reserves in a subsequent revision of the Life of Mine Plan and the Base Case Financial Model (which has been approved by the Agent for use in this calculation).

Resources and Reserve Statement	a statement prepared by Marshall, Miller & Associates as updated in February 2017 including the Project’s coal resources and reserves, prepared in accordance with the JORC Code 2012 and in a form and substance satisfactory to the Agent.

Restricted Payment	any: 1 dividend, charge, interest, payment or other distribution in respect of, or redemption, repurchase, defeasance or retirement of, the share capital of an Obligor;

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21 Definitions and interpretation

Term	Meaning

2    redemption, repurchase, defeasance, retirement or repayment of principal or payment of interest or other amounts on or under any loans to;

3    Financial Accommodation provided; or

4    any payment,

to or for the benefit of an Obligor or any holder of share capital of an Obligor (or any Associate of an Obligor or any such holder).

Retiring Lender	a Lender which substitutes a Substitute Lender under clause 19.3 for any of its Commitment.

Revenue

for any applicable period, all revenues and other amounts in the nature of revenues, received (or in respect of a future period, projected to be received) by the Project Obligors in relation to the Project in that period including:

1    all revenues received in respect of the Project including all proceeds under any Supply Agreement and Permitted Sales Agreement, and receipts under any Hedge Arrangement;

2    proceeds from business interruption insurance, provided the claim has been accepted by the insurer in writing and the Agent is satisfied (acting reasonably) that the claim will be paid or payable on a fixed date within that applicable period;

3    interest on the Accounts and any other interest income;

4    net proceeds from the sale or Disposal of assets permitted under the Finance Documents; and

5    other income of a revenue nature or a revenue substitution nature (including any (i) amounts payable to an Obligor arising under or in connection with the performance warranty provisions (including performance liquidated damages) of the Project Documents (excluding liquidated damages for delay not actually received by a Project Obligor), and (ii) proceeds of any bank guarantee, performance bond and other security given to an Obligor under any Project Document), but excluding any insurance proceeds (other than from business interruption insurance cover) and proceeds of Financial Indebtedness and Equity, in each case received in that period.

Review Event	has the meaning given in clause 12.5(a).

Same Day Funds	a bank cheque or other immediately available (and freely transferable) funds.

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21 Definitions and interpretation

Term	Meaning

Screen Rate	the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

Secondary Project Document	each Project Document other than a Material Project Document.

Secured Moneys

all debts and monetary liabilities of each Obligor to the Finance Parties under or in relation to any Finance Document and in any capacity, irrespective of whether the debts or liabilities:

1    are present or future;

2    are actual, prospective, contingent or otherwise;

3    are at any time ascertained or unascertained;

4    are owed or incurred by or on account of any Obligor alone, or severally or jointly with any other person;

5    are owed to or incurred for the account of any Finance Party alone, or severally or jointly with any other person;

6    are owed to any other person as agent (whether disclosed or not) for or on behalf of any Finance Party;

7    are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

8    are owed to or incurred for the account of any Finance Party directly or as a result of:

(a)  the assignment or transfer to any Finance Party of any debt or liability of any Obligor (whether by way of assignment, transfer or otherwise); or

(b)  any other dealing with any such debt or liability;

9    are owed to or incurred for the account of a Finance Party before the date of this agreement or before the date of any assignment of this agreement to any Finance Party by any other person or otherwise; or

10  comprise any combination of the above.

Secured Property	the property subject to a Security.

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21 Definitions and interpretation

Term	Meaning

Security

1    a general security agreement granted in favour of the Security Trustee by each Obligor incorporated in Australia;

2    a share mortgage granted in favour of the Security Trustee by each Obligor in respect of the shares of each other Obligor registered in Australia;

3    any Encumbrance granted by an Obligor in favour of the Security Trustee under this agreement or the benefit of which the Security Trustee acquires from an Obligor after the date of this agreement as security for, among other things, the payment of any of the Secured Moneys including any Security as defined in a Finance Document;

4    each US Law Security;

5    any Collateral Security; or

6    any other document which the Security Trustee and the Borrower agree is a Security for the purposes of this agreement.

Security Provider	a person who has granted a Security.

Security Trust	the security trust constituted under the Security Trust Deed.

Security Trust Deed	the security trust deed dated on or about the date of this agreement between the Borrower, the Security Trustee and the initial Security Providers.

Senior Debt Service	for any applicable period, the aggregate amount of scheduled principal, interest and fees paid or, in respect of a future period, projected to be paid in respect of the Project Loan Facility under the Finance Documents during that period.

Settlement Price	has the meaning given to it in clause 9.2(a)(2).

Shares	ordinary shares of the Parent.

Slope Contract	the unit price contract for the “Poplar Grove Slope” between the Slope Contractor and Hartshorne Mining dated 26 October 2017.

Slope Contractor	Frontier-Kemper Constructors, Inc.

Subordinated Debt	any Financial Indebtedness made available to an Obligor which is subordinated to the Project Loan Facility pursuant to a Subordination Deed including the Unsecured Subordinated Notes.

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21 Definitions and interpretation

Term	Meaning

Subordination Deed	a subordination deed on terms satisfactory to the Agent (acting reasonably).

Subsidiary

1     in respect of any entity incorporated or established in Australia, a subsidiary as defined in section 46 of the Corporations Act; or

2     in respect of any entity incorporated or established in the United States of America, that entity will be a subsidiary of another entity (the holding company) if:

●    the holding company owns, directly or indirectly, more than 50% of the equity or ordinary voting power in that entity; or

●    the holding company has the power to direct or cause the direction of the management and policies of that entity, whether through ownership of voting, by contract or otherwise.

Substitution Certificate	a certificate in the form of Attachment 1 which is executed pursuant to clause 19.3.

Substitute Lender	a person substituted by a Lender under clause 19.3 for any of the Lender’s Commitment.

Supply Agreement

1     the LGE/KU Supply Agreement; and

2     any other agreement entered into by an Obligor for the sale of any Product from the Project (other than a Permitted Sales Agreement) which is in a form and substance and with a counterparty satisfactory to the Agent (acting reasonably).

Surety Facility

the surety and bonding facility provided by Argonaut Insurance Company to the Borrower and Hartshorne Mining pursuant to the following agreements:

1     the General Indemnity Agreement made between the Borrower, Hartshorne Mining and Argonaut Insurance Company dated 17 September 2015;

2     the Parent Company Guarantee granted by the Parent in favour of Argonaut Insurance Company dated 17 September 2015;

3     the account control agreement between Texas Capital Bank, N.A., Argonaut Insurance Company and Hartshorne Mining dated 11 May 2017; and

4     the Collateral Security Agreement between Hartshorne Mining and Argonaut Insurance Company dated 11 May 2017.

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21 Definitions and interpretation

Term	Meaning
T1 Commencement Date

the date on which:

1     the Initial Equity Date has occurred; and

2     a Cost to Complete Schedule showing that Available Funding is greater than the Cost to Complete so that the Project is fully funded, has been provided by the Borrower to the Lenders’ Technical Expert, in form and substance satisfactory to the Lenders’ Technical Expert and the Agent.

T1 Debt Date

the date on which:

1     the Initial Equity Date has occurred; and

2     an amount equal to the amount of the Funding Portion outstanding under Tranche One has been withdrawn from the Proceeds Account and paid by the Borrower to the relevant counterparty or counterparties for any purpose set out in clause 3.3.

Tax

1     any tax including the GST, levy, charge, impost, duty, fee, deduction, assessment, compulsory loan or withholding; or

 2    any income, stamp or transaction duty, tax or charge,

which is assessed, levied, imposed or collected by any Government Agency and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above.

Tax Act	the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) as applicable.
Tax Invoice	includes any document or record treated by the Commissioner of Taxation as a tax invoice or as a document entitling a recipient to an input tax credit.
Title Document	any original, duplicate or counterpart certificate or document that creates or reflects an ownership or leasehold interest or use right in real property or personal property.
Total Commitments	at any time, the aggregate of the Commitments of the Lenders at that time.
Total Undrawn PLF Commitments	at any time, the aggregate of the Undrawn Commitment (Project Loan) of the Lenders at that time.

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21 Definitions and interpretation

Term	Meaning
Total Undrawn Tranche One Commitments	at any time, the aggregate of the Undrawn Commitments (Tranche One) of the Lenders at that time.
Total Undrawn Tranche Two Commitments	at any time, the aggregate of the Undrawn Commitments (Tranche Two) of the Lenders at that time.
Tranche One	the tranche of the Project Loan Facility made available under this agreement in an aggregate amount equal to the Tranche One Commitment.
Tranche One Commitment

1     in relation to the Original Lender, $15,000,000; and

2     in relation to any other Lender, the amount of Tranche One Commitment transferred to it under this agreement,

to the extent not cancelled, reduced or transferred by it under this agreement.

Tranche Two	the tranche of the Project Loan Facility made available under this agreement in an aggregate amount equal to the Tranche Two Commitment.
Tranche Two Commitment

1     in relation to the Original Lender, $6,700,000; and

2     in relation to any other Lender, the amount of Tranche Two Commitment transferred to it under this agreement,

to the extent not cancelled, reduced or transferred by it under this agreement.

Tripartite Agreement

1     the Equipment Finance Tripartite Agreement;

2     the tripartite agreement to be entered into after the date of this agreement between, amongst others, the Security Trustee, Hartshorne Mining, the Borrower and the Contractor in respect of the Construction Contract; and

3     any  other document which at any time the Agent and the Borrower agree is a Tripartite Agreement for the purposes of this agreement.

Undrawn Commitment (Project Loan)	in respect of a Lender at any time, the Commitment (Project Loan) of that Lender at that time less the Principal Outstanding provided by that Lender under the Project Loan Facility at that time.

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21 Definitions and interpretation

Term	Meaning
Undrawn Commitment (Tranche One)	in respect of a Lender at any time, the Tranche One Commitment of that Lender at that time less the Principal Outstanding provided by that Lender under Tranche One at that time.
Undrawn Commitment (Tranche Two)	in respect of a Lender at any time, the Tranche Two Commitment of that Lender at that time less the Principal Outstanding provided by that Lender under Tranche Two at that time.
Unsecured Subordinated Notes	unsecured notes issued by the Borrower on terms and conditions acceptable to the Agent (acting reasonably) up to a maximum of $10,000,000 and subordinated on terms acceptable to the Agent.
US	the United States of America.
US Law Security

1     a pledge and security agreement granted in favour of the Security Trustee by HCM Resources Pty Ltd (ACN 155 327 521) and each Obligor incorporated in the US evidencing a first priority security interest in the personal property collateral of each Obligor (including over shares or other ownership interests of any other Obligor incorporated in the US);

2     an unconditional guaranty by each Obligor incorporated in the US in favour of the Finance Parties;

3     a fee and leasehold mortgage, fixture filing and as-extracted collateral filing granted in favour of the Security Trustee by each US Obligor owning or maintaining any (a) real property interests or any of the Project Tenements within the Project Area; or (b) real property interests or any of the Cypress Project Tenements within the Cypress Project Area, and such mortgage, fixture filing and as-extracted collateral filing to be registered in County Clerk’s office of Hopkins and McLean Counties, Kentucky evidencing a first priority security interest in the real property collateral, fixtures and the as-extracted collateral of each US Obligor; and

4     UCC-1s from each Obligor organised in the State of Delaware and registered with the Delaware Secretary of State.

US Obligor	1 Hartshorne Holdings, LLC; 2 Hartshorne Mining Group, LLC; 3 HCM Operations, LLC; 4 Hartshorne Mining; and 5 Hartshorne Land.
US Tax Obligor	the Borrower where: 1 it is resident for tax purposes in the US; or

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21 Definitions and interpretation

Term	Meaning

2     some or all of its payments under the Finance Documents are from sources within the US for US federal income tax purposes or otherwise subject to withholding or backup withholding tax in the United States of America.

Withdrawal Notice	a notice substantially in the form of Schedule 15 or otherwise in form and substance acceptable to the Agent

1.3	Interpretation

In this agreement headings and bold type are for convenience only and do not affect the interpretation of this agreement and, unless the context requires otherwise:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include any gender;

(c)	other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(d)	an expression suggesting or referring to a natural person or an entity includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e)	a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.3(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f)	a reference to a clause, party, attachment, exhibit or schedule is a reference to a clause of, and a party, attachment, exhibit and schedule to, this agreement and a reference to this agreement includes any attachment, exhibit and schedule;

(g)	a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)	a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(j)	a reference to a party to any document includes that party’s successors and permitted assigns;

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21 Definitions and interpretation

(k)	a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(l)	a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits;

(m)	a reference to a document includes any agreement in writing, or any certificate, notice, deed, instrument or other document of any kind;

(n)	no provision of this agreement may be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

(o)	a reference to drawing, accepting, endorsing or other dealing with a Bill refers to drawing, accepting, endorsing or dealing within the meaning of the Bills of Exchange Act 1909 (Cth);

(p)	a reference to a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not:

(1)	which ceases to exist; or

(2)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(q)	a statement by a person that any information or matter is the case ‘to the best of its knowledge and belief’ means that such person has taken all reasonable care to ensure that such information or matter is in fact the case and that such person is not aware of any other information or matter that could affect the accuracy of such information or matter;

(r)	a reference to st is to short tonne;

(s)	references to time are to Sydney time;

(t)	where an act is required to be performed ‘promptly’, it shall be performed within as short a period as reasonably possible from the moment when the act could reasonably be performed, taking into account all of the circumstances;

(u)	an Event of Default is ‘continuing’ or ‘subsisting’ if it has not been:

(1)	remedied to the satisfaction of the Agent (acting on the instructions of the Majority Lenders) before a Power relating to that Event of Default is exercised; or

(2)	waived in writing by the Agent (acting on the instructions of the Majority Lenders).

1.4	Inclusive expressions

Specifying anything in this agreement after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.

1.5	Business Day

Except where clause 6.2 applies, where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day.

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21 Definitions and interpretation

1.6	PPSA incorporated definitions

The following words and phrases defined in the PPSA have the same meaning in this agreement when used in this agreement with initial capital letters. Where used in this agreement without capital letters, they have their ordinary meaning:

(a)	Accession;

(b)	Chattel Paper;

(c)	Commingled;

(d)	Investment Instrument; and

(e)	Negotiable Instrument.

1.7	Original Lender

While the Original Lender is the only Lender:

(a)	all references to the Agent are taken to be references to Original Lender; and

(b)	the necessity for the Agent to act on the instructions of the Majority Lenders or all Lenders will not apply.

1.8	Accounting Standards

Any accounting practice or concept relevant to this agreement is to be construed or determined in accordance with the Accounting Standards.

1.9	Security Trustee’s limitation of liability protection

(a)	Limitation of liability

(1)	The Security Trustee enters into this agreement only in its capacity as security trustee of the Security Trust and in no other capacity.

(2)	A liability arising under or in connection with this agreement (whether that liability arises under a specific provision of this agreement, for breach of contract or otherwise) can be enforced against the Security Trustee only to the extent to which it can be satisfied out of property of the Security Trust out of which the Security Trustee is actually indemnified for the liability.

(3)	The limitation of the Security Trustee’s liability under this clause 1.9 applies despite any other provision of this agreement (other than clause 1.9(c)) and extends to all liabilities and obligations of the Security Trustee in relation to any representation, warranty, conduct, omission, agreement or transaction related to this agreement.

(b)	No action against the Security Trustee personally

The parties may not:

(1)	sue the Security Trustee personally;

(2)	seek the appointment of a liquidator, administrator, receiver or similar person to the Security Trustee; or

(3)	prove in any liquidation, administration or arrangement of or affecting the Security Trustee.

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21 Definitions and interpretation

(c)	Exception

The provisions of this clause 1.9 will not apply to any obligation or liability of the Security Trustee to the extent that it is not satisfied because there is a reduction in the extent, or an extinguishment, of the Security Trustee’s indemnification out of the assets of the Security Trust, as a result of the Security Trustee’s fraud, gross negligence or breach of trust.

2	Conditions precedent

2.1	Conditions precedent to Financial Close

Financial Close will not occur, and a Lender is not obliged to provide its Commitment or its Pro Rata Share of the first Funding Portion until the Agent has received all of the following in form and of substance satisfactory to the Agent:

(a)	officer’s certificate: an officer’s certificate in the form of Schedule 4 given in respect of each Obligor and dated no more than 5 Business Days before the first Funding Date;

(b)	Finance Documents: originals of each Finance Document listed below, duly executed by all parties to them other than the Finance Parties and, where applicable:

(1)	duly stamped or, if not duly stamped, evidence satisfactory to the Agent that they will be duly stamped; and

(2)	(if relevant) in registrable form together with all executed documents necessary to register them:

(A)	this agreement;

(B)	each Fee Letter;

(C)	each Security;

(D)	the Security Trust Deed;

(E)	each Tripartite Agreement;

(F)	each Irrevocable Payment Direction;

(G)	each LTE Appointment Deed;

(H)	each Subordination Deed;

(c)	security perfection: evidence that each Security has been perfected in a manner satisfactory to the Agent (other than in respect of:

(1)	any registration that is customarily carried out by a Finance Party; and

(2)	any registrations of Security over any real property interests located in the US, which registrations must be carried out within 10 days after Financial Close and in any event prior to first drawdown under the Project Loan Facility);

(d)	Project Documents: a certified copy of each document referred to in paragraphs 1 to 6 (inclusive) of the definition of Material Project Document in each case duly executed by all parties to it;

(e)	Title Documents: each Title Document required to be lodged with a Finance Party under any Finance Document;

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21 Definitions and interpretation

(f)	Obligor agreements: a certified copy of all agreements (and any amendments) entered into between the Obligors;

(g)	Due Diligence Report: a copy of each Due Diligence Report and otherwise satisfactory completion of legal due diligence;

(h)	Lenders’ Technical Expert: evidence of the appointment and the Borrower’s acceptance of the scope of the role of the Lenders’ Technical Expert;

(i)	Bank Feasibility Study: a copy of the Bank Feasibility Study;

(j)	Project Execution Plan: evidence of completion of each of the elements comprising the Project Execution Plan (excluding the Environmental & WHS Plan);

(k)	Financial Reports: a certified copy of the most recent Financial Report and semi-annual financial statements of the Parent and each of the Obligors;

(l)	Annual Corporate Budget: a certified copy of the initial Annual Corporate Budget;

(m)	Annual Construction and Operating Budget: a certified copy of the initial Annual Construction and Operating Budget;

(n)	Life of Mine Plan: a certified copy of the initial Life of Mine Plan;

(o)	Base Case Financial Model: a certified copy of the independently audited Base Case Financial Model, inclusive of a tax opinion in relation to the tax calculations and forecasts set out in the Base Case Financial Model;

(p)	Ratios: the Base Case Financial Model demonstrates that the Obligors are in compliance with clause 8.24;

(q)	Resources and Reserve Statement: a certified copy of the Resources and Reserve Statement;

(r)	enquiries: results of searches, enquiries and requisitions in respect of each Obligor and the Secured Property;

(s)	insurance: copies of certificates of currency in relation to insurance satisfying the requirements in clause 8.19 and naming the Security Trustee as loss payee and the Finance Parties as additional insureds;

(t)	Initial Equity Commitment:

(1)	evidence, verified and confirmed by the Lenders’ Technical Expert that the Parent has contributed (directly or indirectly) to the Borrower as Equity an amount, in aggregate, at least equal to the Initial Equity Commitment and that an amount at least equal to the Initial Equity Spent Amount has been paid by the Parent and the Project Obligors to the relevant counterparty or counterparties on Construction Costs and Project Costs set out in the Base Case Financial Model (as verified by the Lenders’ Technical Expert); and

(2)	evidence that the amount of $7,391,383 stands to the credit of the Proceeds Account and $4,672,000 stands to the credit of the Operating Accounts;

(u)	Available Funding: a copy of the Cost to Complete Schedule showing that Available Funding is greater than the Cost to Complete so that the Project is fully funded;

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21 Definitions and interpretation

(v)	opinions: a legal opinion addressed to the Agent, the Security Trustee and the Original Lender from:

(1)	Herbert Smith Freehills in respect of:

(A)	due execution by each Australian Obligor of each Finance Document (other than each Fee Letter, Holding Statement and Irrevocable Payment Direction) to which it is a party and which is entered into on or before Financial Close; and

(B)	enforceability as against each Obligor of each Finance Document (other than each Fee Letter, US Law Security, Holding Statement, Tripartite Agreement, Irrevocable Payment Direction and LTE Appointment Deed) to which it is a party and which is entered into on or before Financial Close; and

(2)	Frost Brown Todd in respect of:

(A)	due execution by each US Obligor of each Finance Document to which it is a party and which is entered into on or before Financial Close; and

(B)	enforceability as against each Obligor of each US Law Security, Tripartite Agreement and LTE Appointment Deed to which it is a party and which is entered into on or before Financial Close;

(w)	fees: the Agent is satisfied that there are satisfactory arrangements in place in respect of the payment of all fees and expenses due to the Agent, the Security Trustee and the Lenders (including fees of their consultants and advisors) up to Financial Close;

(x)	LGE/KU Supply Agreement: evidence that the Borrower is in compliance with its obligations under the LGE/KU Supply Agreement including compliance and forecast compliance with the LGE/KU Supply Agreement Project Milestones;

(y)	Irrevocable Payment Direction: evidence that the Borrower has delivered an Irrevocable Payment Direction to LGE/KU in respect of the LGE/KU Supply Agreement or to the purchaser under any other Supply Agreement;

(z)	know your client: documentation and other evidence requested by the Agent in relation to each Obligor to satisfy the ‘know your customer’, ‘know your client’, ‘client vetting’ or similar procedures of any Finance Party;

(aa)	no Default or Review Event: no Default or Review Event has occurred which is continuing and no Default or Review Event will result from the Funding Portion being provided;

(bb)	warranties correct: each representation and warranty set out in clause 7 is true, correct and not misleading (whether by omission or otherwise) in any material respect;

(cc)	Environmental Audit: a copy of the Phase 1 Environmental Audit on the Project Area;

(dd)	not used;

(ee)	Ownership interest: evidence of the Project Obligor’s ownership interest in the Project and the Project Area, and in the Cypress Coal Mine and the Cypress Project Area including evidence that:

(1)	all amounts outstanding under the Buck Creek Asset Purchase Agreements have been paid and all related mortgages and encumbrances have been discharged;

(2)	the Project Obligors own all of the Project Owned Property and the Cypress Owned Property; and

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21 Definitions and interpretation

(3)	that the Project Obligors have all necessary rights to access the Project Area and the Cypress Project Area;

(ff)	Project Tenements: evidence that:

(1)	the Project Obligors have entered into and hold all applicable Project Tenements applicable to the first 7 years of mineable Product for the Project; and

(2)	the Project Tenements referred to in sub-paragraph (1) above:

(A)	have expiry dates after the year 2035; and

(B)	remain valid and in good standing without any breaches of conditions;

(gg)	Authorisations and Material Authorisations:

(1)	evidence that all Material Authorisations have been obtained and are in full force and effect; and

(2)	confirmation that:

(A)	there has been no default or non-compliance by any Obligor in the performance of any of the terms or conditions of any Material Authorisation which would be likely to result in the cancellation, revocation or suspension of any Material Authorisation, and it is not aware of any fact or circumstance which is reasonably likely to cause any Material Authorisation to be suspended, revoked or cancelled before its normal expiry date;

(B)	no Obligor has received any notice of violation or other fine or penalty with respect to any Material Authorisation from any Government Agency; and

(C)	it is not aware of any Material Authorisation or other Authorisation that will subsequently be required for the construction, development, operation or financing of the Project and the Project Assets as planned and required in accordance with the development and operational schedule as set out in the Project Execution Plan, the Life of Mine Plan and the Base Case Financial Model that:

(i)

will not be obtained as and when required in the ordinary course and in a timely manner in accordance with the development and operational schedule as set out in the Project Execution Plan, the Life of Mine Plan and the Base Case Financial Model;

(ii)	will be granted on terms more burdensome than customarily applicable to other mining projects in the relevant jurisdiction; and

(iii)

will be granted on terms which necessitate an Obligor expending amounts materially in excess of the amounts set out in the Annual Construction and Operating Budget and the Base Case Financial Model as at Financial Close;

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21 Definitions and interpretation

(hh)	Environmental Bonding: evidence that:

(1)	all environmental bonding for the Project required to be in place at the time of Financial Close is in place;

(2)	if required by the issuer of the bonding, the bonding described in paragraph (1) is collateralised;

(3)	the amount of the bonding described in paragraph (1) does not exceed the amount referred to in paragraph 8 of the definition of Permitted Financial Indebtedness; and

(4)	any Encumbrance in respect of collateral provided in respect of the bonding described in paragraph (1) is a Permitted Encumbrance;

(ii)	No Encumbrance: evidence that no Encumbrance has been granted over any of the assets of the Obligors other than the Permitted Encumbrances;

(jj)	No Financial Indebtedness: evidence that the Obligors have not incurred any Financial Indebtedness other than Permitted Indebtedness;

(kk)	Establishment of the Accounts: evidence that the Accounts have been established and that the Minimum Proceeds Account Balance has been deposited into the Proceeds Account (or will be funded from first drawdown);

(ll)	No Material Adverse Effect: evidence that there has been no material adverse change in the business, assets, financial condition or operations of the Obligors since 4 April 2017 or from the information provided to the Lenders prior to the date of this agreement;

(mm)	Project management personnel: evidence that the Obligors have employed senior management and financial, operational, mining and technical staff with appropriate experience and qualifications for the construction, development and operation of the Project;

(nn)	Completion Tests: evidence that the Completion Tests have been agreed;

(oo)	Obligor ownership interest: evidence of the Parent’s ownership interest in the Borrower and each other Obligor;

(pp)	Monitoring Program: a copy of a construction and ramp-up monitoring program agreed by the Agent, the Lenders’ Technical Expert and the Borrower; and

(qq)	Further information: documentation and other information, certificates, Authorisations as the Agent may reasonably request and which has been notified to the Borrower prior to the date of this agreement.

2.2	Conditions precedent to Tranche One

A Lender is not obliged to provide its Commitment or its Pro Rata Share of any Funding Portion under Tranche One until the Agent has received all of the following in a form and substance satisfactory to the Agent:

(a)	confirmation from the Borrower that no amendments or variations are required to be made to the Life of Mine Plan or the Base Case Financial Model provided to the Agent under clause 2.1, or, to the extent that the Life of Mine Plan or the Base Case Financial Model have been amended in accordance with clauses 10.4 and 10.5, the Lenders’ Technical Expert’s technical review of the revised Life of Mine Plan and Base Case Financial Model has been completed to the Agent’s satisfaction;

(b)	Financial Close has occurred;

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21 Definitions and interpretation

(c)	confirmation that all registrations referred to in clause 2.1(c) have been completed and that the mortgages constitute first ranking perfected Encumbrances subject only to Permitted Encumbrances; and

(d)	where the first Funding Portion under Tranche One will be provided after the date which is 30 days after Financial Close, confirmation that each document and Authorisation produced to the Agent under clause 2.1 remain in full force and effect.

2.3	Conditions precedent to Tranche Two

A Lender is not obliged to provide its Commitment or its Pro Rata Share of any Funding Portion under Tranche Two until the Agent has received all of the following in form and substance satisfactory to the Agent:

(a)	confirmation that each document and Authorisation produced to the Agent under clause 2.1 remains in full force and effect;

(b)	evidence that the Borrower is in compliance with its obligations under the LGE/KU Supply Agreement including compliance and forecast compliance with the LGE/KU Supply Agreement Project Milestones;

(c)	either:

(1)	certified copies of any additional Supply Agreements (or amendments to any existing Supply Agreements) evidencing the agreement to purchase an additional 750,000st of coal on terms and pricing materially consistent with the LGE/KU Supply Agreement; or

(2)	a certified copy of the AEP Supply Contract duly executed by all parties to it;

(d)	confirmation from the Borrower that no amendments or variations are required to be made to the Base Case Financial Model or the Life of Mine Plan provided to the Agent under clause 2.1 or clause 2.2, or, to the extent that the Base Case Financial Model or the Life of Mine Plan have been amended in accordance with clauses 10.4 and 10.5, the Lenders’ Technical Expert’s technical review of the revised Base Case Financial Model or the Life of Mine Plan has been completed to the Agent’s satisfaction; and

(e)	Tranche One of the Project Loan Facility has been fully drawn.

For the avoidance of doubt, if the condition precedent to Tranche Two in clause 2.3(c) is not satisfied by 31 October 2018, Tranche Two will no longer be available and the undertaking in clause 8.25 will apply.

2.4	Conditions precedent to all Funding Portions

Without limiting clause 2.1, 2.2 or 2.3, a Lender is not obliged to provide its Pro Rata Share of any Funding Portion until the following conditions are fulfilled to the Agent’s satisfaction:

(a)	Funding Notice: the Borrower has delivered a Funding Notice to the Agent requesting the Funding Portion;

(b)
Cost to Complete Schedule: a Cost to Complete Schedule showing that Available Funding is greater than the Cost to Complete so that the Project is fully funded, has been provided by the Borrower to the Lenders’ Technical Expert, in form and substance satisfactory to the Lenders’ Technical Expert, for presentation to the Agent;

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21 Definitions and interpretation

(c)	Funding Date: the Funding Date for the Funding Portion is a Business Day within the Availability Period;

(d)	Commitment: the Commitment of that Lender will not be exceeded by providing the Funding Portion;

(e)	Repeating Representations correct: each Repeating Representation is true, correct and not misleading (whether by omission or otherwise) on and as of the date of the relevant Funding Notice and the proposed Funding Date as if it had been made on and as of those dates in respect of the facts and circumstances existing at those times;

(f)	fees: the Agent is satisfied all fees and expenses due to the Finance Parties (including fees of their consultants and advisors) have been paid in full and are not outstanding; and

(g)	no Default or Review Event: no Default or Review Event has occurred which is continuing and no Default or Review Event will result from the Funding Portion being provided.

2.5	Certified copies

An Officer of the relevant Obligor must certify a copy of a document given to a Finance Party under clauses 2.1 to 2.3(e) to be a true copy of the original document. The certification must be made no more than 5 Business Days before the date on which it is provided.

2.6	Benefit of conditions precedent

A condition in this clause 2 is for the benefit only of the Finance Parties and only the Agent acting on the instructions of all Lenders may waive it.

3	Commitment, purpose and availability of Project Loan Facility

3.1	Provision of Commitment

Each Lender must make its Commitment available to the Borrower on the terms of this agreement.

3.2	Several obligations and rights of Lenders

(a)	The obligations and rights of the Lenders under each Finance Document are several.

(b)	Failure of a Lender to perform its obligations under a Finance Document does not relieve any other Lender from any of its obligations under a Finance Document.

(c)	No Lender is responsible for the obligations of any other Lender under a Finance Document.

(d)	Each Lender may separately enforce its rights under any Finance Document, unless a Finance Document provides otherwise.

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21 Definitions and interpretation

3.3	Purpose

The Borrower must use the net proceeds of a Funding Portion under the Project Loan Facility only for:

(a)	payment of Constructions Costs, Financing Costs and Project Costs as set out in the Base Case Financial Model including, subject to clauses 5.4(d) and (e) an amount of up to $1,000,000 for capitalised interest; and

(b)	any other purpose that the Agent approves in writing.

3.4	Cancellation of Commitment during Availability Period

(a)	Subject to clause 3.4(b), the Borrower may cancel all (but not part) of the Tranche Two Commitment by giving the Agent at least 5 Business Days’ notice.

(b)	If the Tranche Two Commitment is cancelled in full, the undertaking at clause 8.25 will apply.

(c)	The Borrower may cancel the Tranche Two Commitment or the Total Undrawn PLF Commitments by giving the Agent at least 5 Business Days’ notice.

(d)	The Commitment of a Lender is cancelled to the extent of its Pro Rata Share of the Tranche Two Commitment or the Total Undrawn PLF Commitments that are cancelled.

(e)	A notice given under clause 3.4(a) is irrevocable.

3.5	Cancellation at end of Availability Period

On the last day of the Availability Period for a Facility, the Commitment of each Lender in respect of that Facility is cancelled to the extent of its Undrawn Commitment in respect of that Facility.

3.6	Voluntary prepayment

(a)	The Borrower may prepay any of the Principal Outstanding in relation to an outstanding Funding Portion by giving the Agent at least 5 Business Days’ prior notice specifying:

(1)	the prepayment date; and

(2)	the relevant Funding Portions which are to be prepaid in whole or in part.

(b)	Prepayment of part of the Principal Outstanding under clause 3.6(a) may only be made in a minimum amount of $500,000.

(c)	The Borrower must prepay the Principal Outstanding specified in the prepayment notice on the prepayment date specified in the notice together with all unpaid interest or fees accrued to the prepayment date in respect of the prepaid amount and any amount required to be paid under clause 15.2.

(d)	Amounts voluntarily prepaid under the Project Loan Facility will be applied to the Repayment Instalments in inverse order of maturity.

(e)	The Commitment of a Lender under the Project Loan Facility is reduced by its Pro Rata Share of any amount of Principal Outstanding prepaid under this clause 3.6 and accordingly a prepaid amount may not be redrawn.

(f)	A notice given under clause 3.6(a) is irrevocable.

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21 Definitions and interpretation

3.7	Prepayment date

The Borrower may make a prepayment under clause 3.6 on any Business Day.

3.8	Mandatory prepayment – exercise of Option

(a)	If the Original Lender notifies the Parent at least 5 Business Days prior to the Option Exercise Date that it requires the Settlement Price for an Option held by it to be applied to prepayment of the Principal Outstanding:

(1)	the Parent irrevocably directs:

(A)	the Original Lender to pay the Settlement Price for that Option to the Agent; and

(B)	the Agent to apply the Settlement Price for that Option to repayment or prepayment of the Principal Outstanding under the Project Loan Facility in respect of the Original Lender;

(2)	the Principal Outstanding in respect of the Original Lender will be reduced by an amount equal to the Settlement Price of that Option and will be applied to Repayment Instalments owing to the Original Lender on a pro rata basis; and

(3)	the obligation of the Original Lender to pay the Settlement Price in respect of that Option will be satisfied and discharged to the extent of any reduction in the Principal Outstanding in accordance with this clause 3.8.

(b)	The Commitment of the Original Lender is reduced by the amount of Principal Outstanding prepaid to it under clause 3.8(a).

(c)	On the date of any prepayment under clause 3.8(a), the Borrower must pay to the Agent (for the account of the Original Lender) all unpaid interest accrued to that prepayment date in respect of the Principal Outstanding prepaid to the Original Lender.

(d)	Notwithstanding clauses 3.8(a) to 3.8(c) above, the Borrower may at its option defer the date of the prepayment referred to in clause 3.8(a) so that it occurs on the last day of the then current Funding Period.

3.9	Mandatory prepayment – Equity Cure

Immediately following receipt, the Borrower must apply an amount equal to 100% of the contribution received by the Borrower in respect of an Equity Cure under clause 8.24 to prepay the Principal Outstanding under the Project Loan Facility against the remaining Repayment Instalments on a pro rata basis.

3.10	Mandatory prepayment – Compulsory acquisition

Immediately following receipt, the Borrower must apply an amount equal to 100% of the compensation received by it as a result of the expropriation, compulsory acquisition or resumption by a Government Agency of any part of the business or the assets of an Obligor to prepay the Principal Outstanding under the Project Loan Facility against the remaining Repayment Instalments on a pro rata basis.

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21 Definitions and interpretation

4	Funding and rate setting procedures

4.1	Delivery of Funding Notice

(a)	If the Borrower requires the provision of a Funding Portion it must deliver to the Agent a Funding Notice.

(b)	The Agent must notify each Lender of the contents of each Funding Notice, and of each Lender’s Pro Rata Share of each Funding Portion requested as soon as reasonably practicable and in any event within 1 Business Day after the Agent receives the Funding Notice.

4.2	Requirements for a Funding Notice

A Funding Notice to be effective must:

(a)	be in writing in the form of, and specify the matters required in, Schedule 5; and

(b)	be received by the Agent before 11.00am on a Business Day at least 4 Business Days before the proposed Funding Date (or any shorter period that the Agent agrees in writing).

4.3	Irrevocability of Funding Notice

The Borrower is irrevocably committed to draw Funding Portions from the Lenders in accordance with each Funding Notice given to the Agent.

4.4	Number of Funding Portions

(a)	The Borrower may only draw once under Tranche One and once under Tranche Two.

(b)	The Borrower must ensure that no more than 2 Funding Portions under the Project Loan Facility are outstanding at any time.

4.5	Amount of Funding Portions

The Borrower may only draw an amount:

(a)	up to the Total Undrawn Tranche One Commitments under Tranche One in a single drawing; and

(b)	up to the Total Undrawn Tranche Two Commitments under Tranche Two in a single drawing.

4.6	Funding Periods

(a)	Unless the Borrower and the Agent otherwise agree:

(1)	the first Funding Period for a Funding Portion under the Project Loan Facility commences on the first Funding Date for that Funding Portion and ends on the next Quarter Date; and

(2)
each subsequent Funding Period for a Funding Portion under the Project Loan Facility commences on the last day of the immediately preceding Funding Period for that Funding Portion and ends on the next Quarter Date.

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21 Definitions and interpretation
(b)	If a Funding Period ends on a day which is not a Business Day, it is regarded as ending on the next Business Day in the same calendar month or, if none, the preceding Business Day.

(c)	No Funding Period under the Project Loan Facility may end after the Maturity Date.

4.7	Consolidation and division of Funding Portions under Project Loan Facility

If two Funding Portions under the Project Loan Facility have Funding Periods which are of the same duration and end on the same date, then those Funding Portions will be consolidated into, and treated as, a single Funding Portion on and from the last day of that Funding Period.

4.8	Determination of Funding Rate

(a)	The Agent must notify each Lender and the Borrower of the Funding Rate for a Funding Period under the Project Loan Facility as soon as reasonably practicable, and in any event within 2 Business Days, after it has made its determination of the applicable Base Rate.

(b)	In the absence of manifest error, each determination of the Base Rate by the Agent is conclusive evidence of that rate against the Borrower.

4.9	Market disruption – Project Loan Facility

(a)	If the Agent determines that a Market Disruption Event occurs in relation to a Funding Portion under the Project Loan Facility for any Funding Period, then it shall promptly notify the Lenders and the Borrower and the rate of interest on each Affected Lender’s participation in that Funding Portion for the Funding Period shall be the rate per annum which is the sum of:

(1)	the Margin; and

(2)	the rate notified to the Agent by that Affected Lender as soon as practicable and in any event no later than the Business Day before interest is due to be paid in respect of that Funding Period, to be that which expresses as a percentage rate per annum the cost to that Affected Lender of funding its participation in that Funding Portion from whatever source or sources it may reasonably select.

(b)	Each Lender shall determine the rate notified by it under clause 4.9(a)(2) in good faith. The rate so notified will be conclusive and binding on the parties in the absence of manifest error.

(c)	In this agreement, “Market Disruption Event” means:

(1)	at or about noon on the Rate Set Date for the relevant Funding Period, the Screen Rate for a term equivalent to the relevant Funding Period is not available and fewer than 3 of the Reference Banks supplies a rate to the Agent to determine the Base Rate for the relevant period (in which case each Lender will be an “Affected Lender”); or

(2)	before 5pm on the Business Day after the Rate Set Date for the relevant Funding Period, the Agent receives notification from a Lender or Lenders whose participation in that Funding Portion exceed 30% of that Funding Portion, that as a result of market circumstances not limited to it (whether or not those circumstances, or their effect on the Lender’s cost of funds, subsist on the date of this agreement or the date that it becomes a Lender) the cost to it on the Rate Set Date of funding its participation in that Funding Portion (from the wholesale market for Dollars) would be in excess of the Base Rate (in which case an “Affected Lender” will be each Lender which gives such a notification).

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21 Definitions and interpretation

4.10	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed under clause 4.10(a) above shall only apply with the prior consent of each Lender and the Borrower, and then shall be binding on all parties.

(c)	The Agent shall promptly inform the Borrower and each Lender of any alternative basis agreed under this clause 4.10.

4.11	Agent’s role and confidentiality

(a)	The Agent shall promptly notify the Borrower on request:

(1)	any rate, or other information notified or specified by a Lender under clauses 4.9 or 4.10; and

(2)	if there is a Market Disruption Event under clause 4.9(c)(2), the identity of any Lender or Lenders giving a notification under that clause.

(b)	Each of the Agent and the Borrower shall keep confidential and not disclose to any other Lender or any other person except the Borrower, any information relating to a Lender described in paragraph (a) above. The Agent shall ensure that its officers and employees involved in performing its functions as Agent keep that information confidential and do not disclose it or allow it to be available to any other person or office within the Agent.

However, the Agent, the Borrower, or its officers or employees may disclose such information:

(1)	to the extent required by any applicable law or regulation; or

(2)	to the extent it reasonably deems necessary in connection with any actual or contemplated proceedings or a claim with respect to clauses 4.9 or 4.10.

(c)	A Lender who gives a notification under clause 4.9(c)(2) at any time before 5pm on the Business Day after the relevant Rate Set Date may in that notification request the Agent to notify each other Lender that it has received a notification under clause 4.9(c)(2) (without giving details) and the Agent shall promptly comply with the request.

4.12	Prepayment of Affected Lender

(a)	If any Lender gives notice under clause 4.9(c)(2) in respect of a Market Disruption Event (Affected Lender), the Borrower may, at any time before the expiry of the Availability Period for the Project Loan Facility and while the Market Disruption Event continues, give the Agent notice of cancellation of the Commitment of the Affected Lender and of its intention to procure the repayment of the Principal Outstanding owing to the Affected Lender.

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(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	The Borrower must prepay the relevant Principal Outstanding of that Lender within 5 Business Days of giving notice in accordance with paragraph (a) above.

(d)	Clauses 3.6(c) to (f) and 3.7 will apply to any amount prepaid in accordance with this clause 4.12 as if such amount were a prepayment for the purposes of clause 3.6.

5	Project Loan Facility

5.1	Provision of Funding Portions

If the Borrower gives a Funding Notice in respect of the Project Loan Facility, each Lender must provide to the Agent its Pro Rata Share of each specified Funding Portion under the Project Loan Facility in Same Day Funds in Dollars no later than 12 noon on the specified Funding Date and in accordance with that Funding Notice.

5.2	Payment to Borrower

On receipt of the amounts paid to it by the Lenders under clause 5.1, the Agent must pay those amounts in Same Day Funds in Dollars to the Borrower or as directed by the Borrower in the relevant Funding Notice.

5.3	Repayment

(a)	The Borrower must repay each Funding Portion under the Project Loan Facility in instalments on each Repayment Date by paying the Repayment Instalment for that Repayment Date.

(b)	The Borrower must repay each Funding Portion under the Project Loan Facility and all other Secured Moneys:

(1)	in full on the relevant Maturity Date; and

(2)	otherwise as required under this agreement.

(c)	The Commitment of a Lender is reduced by its Pro Rata Share of any amount of Principal Outstanding repaid under this clause 5.3 and accordingly a repaid amount may not be redrawn:

5.4	Interest

(a)	The Borrower must pay interest on the principal amount of each Funding Portion under the Project Loan Facility for each Funding Period at the Funding Rate for the Funding Period.

(b)	Interest is calculated on daily balances on the basis of a 360 day year and for the actual number of days elapsed from and including the first day of each Funding Period to, but excluding, the last day of the Funding Period or, if earlier, the date of prepayment or repayment of the Funding Portion under this agreement.

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21 Definitions and interpretation

(c)	Subject to clause 5.4(d), the Borrower must pay accrued interest in arrears to the Agent on each Interest Payment Date.

(d)	Subject to clause 5.4(e), interest payable by the Borrower under the Project Loan Facility prior to the first Repayment Date under Schedule 8, will, if not elected to be paid in cash by the Borrower in accordance with clause 5.4(c), be automatically capitalised on the relevant Interest Payment Date and:

(1)	will form part of the Funding Portion in respect of which it accrued and the Undrawn Commitment of each Lender will be reduced by its Pro Rata Share of the amount capitalised; and

(2)	will form part of the Principal Outstanding of the Project Loan Facility.

(e)	The capitalisation of interest under clause 5.4(d) is subject to:

(1)	a limit of $1,000,000 over the life of the Project Loan Facility;

(2)	the Principal Outstanding under the Project Loan Facility after the capitalisation not exceeding the Commitment of all Lenders; and

(3)	no Event of Default subsisting.

6	Payments

6.1	Manner of payment

All payments by an Obligor under the Finance Documents must be made:

(a)	in Same Day Funds;

(b)	in Dollars; and

(c)	no later than 11.00am on the due date,

to the Agent’s account as specified by the Agent to the Borrower (unless a contrary indication appears in a Finance Document) or in any other manner the Agent or the Security Trustee directs from time to time.

6.2	Payments on a Business Day

If a payment is due on a day which is not a Business Day, the due date for that payment is the next Business Day in the same calendar month or, if none, the preceding Business Day, and interest must be adjusted accordingly.

6.3	Payments in gross

All payments which an Obligor is required to make under any Finance Document must be without:

(a)	any set-off, counterclaim or condition; or

(b)	any deduction or withholding for any Tax or any other reason unless the Obligor is required to make a deduction or withholding by applicable law including FATCA.

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21 Definitions and interpretation

6.4	Additional payments

If:

(a)	any Obligor is required to make a deduction or withholding in respect of Tax (other than Excluded Tax or a FATCA Deduction) from any payment to be made to a Finance Party under any Finance Document; or

(b)	a Finance Party is required to pay any Tax (other than Excluded Tax or a FATCA Deduction) in respect of any payment it receives from an Obligor or the Agent under any Finance Document,

the Obligor:

(c)	indemnifies each Finance Party against that Tax; and

(d)	must pay to each Finance Party an additional amount which is necessary to ensure that each Finance Party receives when due a net amount (after payment of any Tax in respect of each additional amount) that is equal to the full amount it would have received if a deduction or withholding or payment of Tax had not been made.

6.5	Taxation deduction procedures

If clause 6.4(a) applies:

(a)	the Obligor must pay the amount deducted or withheld to the appropriate Government Agency as required by law; and

(b)	the Obligor must:

(1)	use reasonable endeavours to obtain a payment receipt from the Government Agency (and any other documentation ordinarily provided by the Government Agency in connection with the payment); and

(2)	within 2 Business Days after receipt of the documents referred to in clause 6.5(b)(1), deliver copies of them to the Agent.

6.6	Tax Credit

If an Obligor makes an additional payment under clause 6.4 for the benefit of a Finance Party, and the Finance Party determines that:

(a)	a credit against, relief or remission for, or repayment of any Tax (Tax Credit) is attributable to that additional payment; and

(b)	the Finance Party has obtained, utilised and retained that Tax Credit,

then the Finance Party must pay an amount to the Obligor which the Finance Party determines will leave it (after that payment) in the same after Tax position as it would have been in had the additional payment not been made by the Obligor.

6.7	Tax affairs

Nothing in clause 6.6:

(a)	interferes with the right of any Finance Party to arrange its tax affairs in any manner it thinks fit;

(b)	obliges any Finance Party to investigate the availability of, or claim, any Tax Credit; or

(c)	obliges any Finance Party to disclose any information relating to its tax affairs or any tax computations.

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21 Definitions and interpretation

6.8	FATCA Deduction

(a)	Each party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party will be required to increase any payment in respect of which it makes a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each party must as soon as reasonably practical after it becomes aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of the FATCA Deduction) notify the party to whom it is making the payment and, in addition, must notify the Borrower, the Agent and the other Finance Parties.

6.9	FATCA Information

(a)	Each party will, within 10 Business Days of a reasonable request by another party:

(1)	confirm to that other party whether or not it is a FATCA Exempt Party; and

(2)	provide to that other party the information relating to its status under FATCA which the other party reasonably considers necessary to comply with or to demonstrate compliance with FATCA;

(b)	If a party confirms to another party under clause 6.9(a) that it is a FATCA Exempt Party that party must notify the other party as soon as reasonably practical after it becomes aware that it is not, or has ceased to be, a FATCA Exempt Party.

(c)	Clause 6.9(a)(2) will not oblige a Finance Party to do anything which may in its reasonable opinion constitute a breach of:

(1)	any law or regulation;

(2)	any fiduciary duty; or

(3)	any duty of confidentiality.

(d)	If a party fails to confirm whether or not it is a FATCA Exempt Party or to supply documentation or other information requested in accordance with clause 6.9(a) (including where clause 6.9(c) applies), then that party will be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party until the party provides the requested confirmation, documentation or other information.

(e)	If the Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender will, within 10 Business Days of:

(1)	where the Borrower is a US Tax Obligor and the relevant Lender is the Original Lender, the date of this agreement;

(2)	where the Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a Substitute Lender, the relevant Transfer Date; or

(3)	where the Borrower is not a US Tax Obligor, the date of a request from the Agent,

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21 Definitions and interpretation

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent will provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender in accordance with clause 6.9(e) to the Borrower.

(g)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender under clause 6.9(e) is or becomes materially inaccurate or incomplete, the Lender will promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender will promptly notify the Agent). The Agent will provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)	The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from the Lender under clauses 6.9(e) or (g) above without further verification. The Agent will not be liable for any action taken by it under or in connection with clauses 6.9(e), (f) or (g) above.

6.10	Amounts payable on demand

If any amount payable by an Obligor under any Finance Document is not expressed to be payable on a specified date, that amount is payable by the Obligor on or before the date which is 2 Business Days of demand by the Agent.

6.11	Appropriation of payments

(a)	Except where clause 6.11(b) applies, all payments made by an Obligor under a Finance Document may be appropriated as between principal, interest and other amounts as the Agent determines or, failing any determination, in the following order:

(1)	first, towards reimbursement of all fees, costs, expenses, charges, damages and indemnity payments due and payable by the Obligors under the Finance Documents;

(2)	second, towards payment of interest due and payable under the Finance Documents; and

(3)	third, towards repayment or prepayment of the Principal Outstanding.

(b)	Any money recovered by a Finance Party as a result of the exercise of a Power under a Security must be appropriated in the manner provided in that Security.

(c)	Any appropriation under clauses 6.11(a) or (b) overrides any appropriation made by an Obligor.

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21 Definitions and interpretation

6.12	Distribution by Agent

(a)	A payment received by the Agent under a Finance Document is received by the Agent on account of the Lenders unless:

(1)	the payment is made to the Agent for its own account; or

(2)	a provision in a Finance Document expressly provides otherwise.

(b)	The Agent must promptly distribute amounts received on account of the Lenders among them in their respective Pro Rata Shares and in the same type of funds as received by the Agent.

6.13	Non-receipt of funds by Agent

(a)	If:

(1)	the Agent elects to make a payment (Agent Payment) to any party (Payee) that is to be made out of a payment (Payer Payment) due to the Agent by another party (Payer) before the Agent has received the Payer’s Payment; and

(2)	the Payer does not in fact make the Payer’s Payment to the Agent on the due date,

the Payee must repay the Agent Payment to the Agent on demand.

(b)	The Payer indemnifies the Agent and the Payee against any Loss suffered or incurred by the Agent or the Payee as a result of any failure by the Payer to make the Payer Payment when due.

6.14	Redistribution of payments

(a)	If a Lender receives or recovers an amount from an Obligor under the Finance Documents other than in accordance with clause 6.12 or, in the case of the Original Lender, under or in respect of the Options:

(1)	the Lender must advise the Agent that it has received or recovered the amount within 3 Business Days after the receipt or recovery;

(2)	the Lender must within 3 Business Days after demand by the Agent pay to the Agent the amount determined by the Agent to be equal to the amount (excess amount) by which the amount received or recovered exceeds the amount the Lender would have received if the amount had been paid to the Agent and distributed in accordance with clause 6.12;

(3)	the Agent must treat the payment of the excess amount as if it were a payment by the Obligor to the Agent on account of all the Lenders and promptly distribute the excess amount to the other Lenders in accordance with clause 6.12; and

(4)	as between each Obligor and the Finance Parties, the excess amount is to be treated as not having been paid to the Lender, but as having been paid to all the Lenders in accordance with their respective entitlements.

(b)	If an amount to which clause 6.14(a) applies is subsequently required to be repaid by the Lender who originally received or recovered it to an Obligor, each Finance Party which has received any part of it must repay that part to the Lender who originally received or recovered it, and the adjustments under clause 6.14(a)(4) will be reversed.

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21 Definitions and interpretation

6.15	Rounding

The Agent may round amounts to the nearest unit of Relevant Currency in making any allocation or appropriation under the Finance Documents.

6.16	Currency exchanges

If the Agent receives an amount under a Finance Document in a currency which is not in the Relevant Currency, the Agent:

(a)	may convert the amount received into the Relevant Currency in accordance with its normal procedures; and

(b)	is only regarded as having received the amount that it has converted into the Relevant Currency.

7	Representations and warranties

7.1	Representations and warranties

Each Obligor represents and warrants to and for the benefit of each Finance Party that:

(a)	registration: it is a corporation or a limited liability company, as applicable, registered (or taken to be registered) and validly existing under the Corporations Act or otherwise under the laws of its jurisdiction of incorporation;

(b)	corporate power: it has the corporate power or a limited liability company power, as applicable, to own its assets and to carry on its business as it is now being conducted;

(c)	authority: it has power and authority to enter into and perform its obligations under the Relevant Documents to which it is expressed to be a party;

(d)	Authorisations and Material Authorisation:

(1)	All:

(A)	Authorisations required for, or in connection with the execution, delivery and performance by it, and the validity and the enforceability against it, (and in the case of a Finance Document which is a Security, its intended priority) of each Finance Document to which it is a party and the transactions contemplated by those documents; and

(B)	Material Authorisations;

have:

(C)	been obtained or effected and are maintained in full force and effect (in accordance with their terms);

(D)	been validly issued under applicable law;

(E)	not been cancelled, revoked or suspended and no process has been commenced in respect of the cancellation, revocation or suspension of that Authorisation or Material Authorisation (as the case may be);

(F)	if required, been renewed on or before their respective expiry (or replaced immediately after expiry); and

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21 Definitions and interpretation

(G)	not been materially and adversely modified or transferred;

(2)	there has been no default or non-compliance by it in the performance of any of the terms or conditions of any of those Authorisation or Material Authorisations which would be likely to result in the cancellation, revocation or suspension of any of those Authorisation or Material Authorisations, and it is not aware of any fact or circumstance which is reasonably likely to cause any Authorisation or Material Authorisation to be suspended, revoked or cancelled before its normal expiry date;

(3)	it is not aware of any Material Authorisation or other Authorisation that will subsequently be required for the construction, development, operation or financing of the Project and the Project Assets as planned and required in accordance with the development and operational schedule as set out in the Project Execution Plan, the Life of Mine Plan and the Base Case Financial Model that:

(A)	will not be obtained as and when required in the ordinary course and in a timely manner in accordance with the development and operational schedule as set out in the Project Execution Plan, the Life of Mine Plan and the Base Case Financial Model;

(B)	will be granted on terms more burdensome than customarily applicable to other mining projects in the relevant jurisdiction; and

(C)	will be granted on terms which necessitate an Obligor expending amounts materially in excess of the amounts set out in the Annual Construction and Operating Budget and the Base Case Financial Model as at Financial Close;

(e)	binding obligations: each Relevant Document to which it is expressed to be a party, when executed and delivered by it, will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to:

(1)	the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally; and

(2)	general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(f)	transaction permitted: the execution, delivery and performance by it of the Relevant Documents to which it is expressed to be a party will not breach, or result in a contravention of:

(1)	any law, regulation or Authorisation;

(2)	its constitution or other constituent documents; or

(3)	any Encumbrance or agreement which is binding on it or its assets,

in any material respect, and will not result in:

(4)	the creation or imposition of any Encumbrance on any of its assets other than as permitted under a Finance Document; or

(5)	the acceleration of the date for payment of any obligation under any agreement which is binding on it;

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(g)	no default: no event has occurred or is continuing that constitutes an Event of Default;

(h)	financial information: its most recent Financial Reports or accounts which it has provided to the Agent under clause 8.1:

(1)	give a true and fair view of the financial condition and state of affairs of it and its Subsidiaries as at the date they were prepared; and

(2)	were prepared in accordance with the Accounting Standards;

(i)	no Material Adverse Effect: except as disclosed to and accepted in writing by the Agent, nothing has occurred which has had or is reasonably likely to have a Material Adverse Effect;

(j)	Laws:

(1)	it has complied in all material respects with all applicable laws (including laws relating to Tax, Environmental Law and Mining Law) applicable to it, its assets and the business carried on by it;

(2)	the Project and its occupation, use and development of the Project and the Project Area complies in all material respects with all Environmental Law and Mining Law; and

(3)	the Cypress Coal Mine and its occupation, use and development of the Cypress Project Area complies in all material respects with all Environmental Law and Mining Law.

(k)	no proceedings pending:

(1)	no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to involve a potential liability in excess of $2,000,000 has or have, been started or to the best of its knowledge and belief are threatened against it unless:

(A)	in the case of threatened proceedings, the Agent has been given notice outlining details relating to the proceedings which are known at that time by the relevant Obligor; and

(B)	in the case of commenced proceedings:

(i)	the Agent has been given notice outlining details relating to the proceedings; and

(ii)	the relevant Obligor is defending or contesting those proceedings;

(2)	no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect, has or have, been started or to the best of its knowledge and belief are threatened against it;

(3)	no judgment or order of a court, arbitral tribunal or other tribunal or any order of any government, Government Agency or other regulatory body which involves a potential liability in excess of $500,000 or is reasonably likely to have a Material Adverse Effect has been made against it;

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21 Definitions and interpretation

(4)	no litigation, arbitration, claim, dispute or administrative proceedings or other investigation or proceeding has been commenced, is pending or threatened and no judgement or award has been given, made or is pending that in any way questions:

(A)	its power or authority to enter into or perform its obligations under any Finance Document; or

(B)	the power or authority of an Obligor to enter into and perform its obligations under any Project Document,

which:

(C)	in the case of a claim or dispute, is not frivolous or vexatious; and

(D)	has or, if adversely determined, is reasonably likely to have a Material Adverse Effect;

(l)	no immunity: it does not, nor do its assets, enjoy immunity from any suit or execution;

(m)	representations true: each of its representations and warranties contained in the Finance Documents is correct and not misleading when made or repeated;

(n)	disclosure: all information provided to any Finance Party by or on its behalf in relation to it, its assets, business or affairs or the Relevant Documents was correct and not misleading (by omission or otherwise) as at the time it was provided;

(o)	no failure to disclose: it has fully disclosed in writing to each Finance Party all facts relating to it, the Relevant Documents and anything in connection with them which are material to the assessment of the nature and amount of the risk undertaken by the Finance Parties in entering into the Finance Documents;

(p)	legal and beneficial owner: it is the legal and beneficial owner of its Secured Property;

(q)	no Encumbrances or other interests:

(1)	there is no Encumbrance or Quasi-Security over any of its assets other than a Permitted Encumbrance;

(2)	except as disclosed to and accepted by the Agent in writing prior to the date of this agreement, no caveats, land claims, sacred site applications or claims of any other nature whatsoever have been lodged or made by a person or persons other than an Obligor in respect of the Project, the Project Area or the Cypress Project Area except for Permitted Encumbrances;

(3)	on or after the date of this agreement, no caveats, land claims, listings on the US national register of historic places, conservation easements, sacred site applications or claims of any other nature whatsoever have been lodged or made by a person or persons other than an Obligor in respect of the Project, the Project Area or the Cypress Project Area except:

(A)	as disclosed to the Agent in writing where such lodgement or application does not have and is not reasonably likely to have a Material Adverse Effect;

(B)	as disclosed to the Agent in writing and accepted by the Agent where such lodgement or application has or is reasonably likely to have a Material Adverse Effect; or

(C)	for Permitted Encumbrances;

(r)	constitutional documents: its constitutional documents do not prohibit or otherwise restrict the granting, or exercise, of the Options or the issue of Shares on the exercise of the Options and the constitutional documents of each entity

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21 Definitions and interpretation

in which Marketable Securities forming part of the Secured Property are held do not restrict the transfer of those Marketable Securities on enforcement of a Security;

(s)	not a trustee: it does not enter into any Relevant Document as trustee of any trust or settlement;

(t)	Insolvency Event: no Insolvency Event has occurred and is continuing in relation to it or will occur as a result of it entering into any Finance Document to which it is a party;

(u)	Project Documents:

(1)	the copies of the Project Documents delivered by or on behalf of it to the Agent are accurate and complete in all respects;

(2)	each Material Project Document to which it is a party is in full force and effect and no event has occurred or condition exists which would permit the cancellation, termination, forfeiture or suspension of any Material Project Document nor, to the best of the knowledge and belief of the relevant Obligor party, is any party to any Material Project Document in default under any material term in a manner that would entitle the counterparty to terminate or suspend that Material Project Document;

(3)	as at the date of this agreement, each Project Tenement and Cypress Project Tenement to which it is a party is in full force and effect and no event has occurred or condition exists which would permit the cancellation, termination, forfeiture or suspension of any Project Tenement or Cypress Project Tenement, nor to the best of the knowledge and belief of the relevant Obligor party is any party to any Project Tenement or Cypress Project Tenement in default under any material term;

(4)	Schedule 10 contains a true, accurate and complete list of all Project Owned Property, Project Tenements, Cypress Project Tenements and Cypress Owned Property as at the date of this agreement; and

(5)	it is not in default under any other Project Document, contract or agreement which has, or is reasonably likely to have, a Material Adverse Effect;

(v)	commercial benefit: the entering into and performance by it of its obligations under the Relevant Documents to which it is expressed to be a party is for its commercial benefit and is in its commercial interests;

(w)	Tax:

(1)	it has promptly filed, or caused to be filed, all tax returns, business activity statements and other tax filings which are required to be filed under applicable Tax law, including the Tax Act and GST Act;

(2)	other than as disclosed to the Agent in writing, no claims are or are likely to be asserted against it with respect to Taxes; and

(3)	it has paid all Taxes payable by it when due (except for Contested Taxes);

(x)	insurances: all of the insurances required for the Project have been effected in accordance with the requirements of clause 8.19 and are valid and binding, and all premiums due have been paid and nothing has been done or omitted to be done which has made or could make any such policy void or voidable or reduce the insurer’s liability under them;

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21 Definitions and interpretation

(y)	business: no Project Obligor carries on any business other than:

(1)	the Project and activities incidental to the Project (including entering into the Relevant Documents and the transactions contemplated by them); and

(2)	the Cypress Coal Mine.

(z)	Group Structure:

(1)	its only Subsidiaries are listed in the Group Structure Diagram; and

(2)	the Group Structure Diagram is true and correct in all respects and does not omit any material information or details; and

(aa)	Environmental Liabilities:

(1)	there are no:

(A)	pending or, to the best of its knowledge and belief, threatened lawsuits, arbitrations or other proceedings relating to material Environmental Liabilities relating to any Obligor, the Project Assets, the Project Area, the Cypress Project Area, the Cypress Coal Mine or the Cypress Project Assets and, to the best of its knowledge and belief, there are no material conditions, occurrences, or Contaminations which could reasonably be expected to form the basis of such a lawsuit, arbitration or other proceeding; or

(B)	failures to comply with applicable Environmental Laws or Mining Laws which have resulted in material Environmental Liabilities;

(2)	there are no material Black Lung liabilities affecting any Obligor;

(3)	all environmental bonding for the Project that is required to be in place at the time is in place and collateralised in the amount represented in the Base Case Financial Model;

(4)	no Obligor nor any of its officers, directors or Subsidiaries, has been barred for a period of 60 or more consecutive days from receiving surface or underground Authorisations pursuant to the permit blockage provisions of the Surface Mining Control and Reclamation Act, 30 U.S.C. §§1201 et seq., and the regulations promulgated thereunder, or any corresponding state laws or regulations; and

(bb)	Listing Rules: the Parent is complying with all applicable ASX Rules and, if applicable, the listing rules of an Approved US Stock Exchange.

7.2	Survival and repetition of representations and warranties

The representations and warranties given under this agreement are made on the date of this agreement:

(a)	survive the execution of each Finance Document; and

(b)	(except for the representation in clause 7.1(o)) are repeated (with each representation and warranty so repeated, a Repeating Representation) on each Funding Date and each Quarterly Date with respect to the facts and circumstances then subsisting.

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21 Definitions and interpretation

7.3	Reliance by Finance Parties

Each Obligor and the Parent acknowledges that each Finance Party has entered into each Finance Document to which it is a party in reliance on the representations and warranties given under this agreement.

8	Undertakings

8.1	Provision of information and reports

Each Obligor must provide in a form acceptable to the Agent the following:

(a)	Annual Financial Reports: no later than 120 days after the end of each financial year, copies of the annual audited consolidated Financial Report of the Parent and its Subsidiaries for that financial year;

(b)	Half-year Financial Reports: no later than 60 days after the end of the first half of each financial year, copies of the unaudited consolidated semi-annual Financial Report of the Parent and its Subsidiaries for that half financial year;

(c)	Monthly management reports: no later than 25 days after the end of each month, copies of the management reports with respect to the construction, development, operating performance and management of the Project;

(d)	Management accounts: no later than 25 days after the end of each month, copies of the financial statements of the Parent and its Subsidiaries on a consolidated basis for that month (including cumulative management accounts for the financial year to date);

(e)	Compliance Certificate: within 30 days after each Calculation Date, a Compliance Certificate;

(f)	Forecast Documents: an updated version of each Forecast Document when required in accordance with clauses 10.4 or 10.5;

(g)	directors’ certificate: at the Agent’s request, a certificate signed by at least 2 directors of the Borrower stating:

(1)	whether a Default or Review Event has occurred; and

(2)	if so, full details of the relevant Default or Review Event and the remedial action being taken or proposed;

(h)	Group Structure Diagram: an updated Group Structure Diagram no later than 10 Business Days after the date on which the then current Group Structure Diagram becomes incorrect or misleading;

(i)	documents issued: promptly after issue, copies of:

(1)	all material documents (including notices, circulars and other written information and documents) issued by it or the Parent to holders of its or the Parent’s Marketable Securities; or

(2)	material correspondence to or from any Government Agency;

(j)	know your client: documentation and other evidence requested by the Agent or a Finance Party which is required to satisfy or comply with the ‘know your customer’, ‘know your client’ or ‘client vetting’ procedures of any Finance Party or any potential assignee or potential subparticipant or any other person who is considering contracting with a Finance Party in connection with a Finance Document;

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21 Definitions and interpretation

(k)	Supply Agreements: within 10 Business Days of execution, copies of any new Supply Agreement or Permitted Sales Agreement;

(l)	Project Documents: any amendment or variation agreement in relation to any Material Project Document or Project Tenement;

(m)	Cost to Complete Schedule: a copy of the then current Cost to Complete Schedule within 5 Business Days after each Bi-monthly Date or otherwise promptly upon request by the Agent, in each case provided to the Lenders’ Technical Expert, in form and substance satisfactory to the Lenders’ Technical Expert, for presentation to the Agent;

(n)	Material Authorisation: promptly after it obtains a Material Authorisation which it is required to obtain, maintain in full force and effect and comply with under the terms of this agreement, a copy of the relevant Material Authorisation (certified as true, complete and up-to-date) and, to the extent the relevant Material Authorisation is available online, a website link to the relevant Material Authorisation on the relevant Government Agency’s website; and

(o)	other information: any other information which the Agent requests (acting reasonably) in relation to it, any of its assets, the Project or the Project Assets.

8.2	Proper accounts

Each Obligor must:

(a)	keep accounting records which give a true and fair view of its financial condition and state of affairs; and

(b)	ensure that the accounts it provides under clause 8.1 are prepared in accordance with the Accounting Standards.

8.3	Notices to the Agent

Each Obligor must notify the Agent promptly after it becomes aware of:

(a)	any representation, action or warranty made or taken to be made by it under or in connection with a Relevant Document no longer being correct in all material respects or is misleading in a material respect;

(b)	any unplanned stoppage or disruption to the Project greater than 3 consecutive days;

(c)	any Default or Review Event or any other event or circumstance that has or is reasonably likely to have a Material Adverse Effect;

(d)	any breach of, or default under, any material term of any Project Document to which it is a party;

(e)	any material downward revised estimate of the Project’s coal resources or reserves or a material change to the mining and metallurgical methods, forecasts or results of the Project;

(f)	any intention by it to exercise any right, power or remedy under any Project Document to which it is a party as a consequence of any default by a counterparty under it;

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21 Definitions and interpretation

(g)	any pending or current litigation, arbitration, administration or other proceeding in respect of it or any of its assets being commenced or threatened which:

(1)	involves a claim in excess of $250,000;

(2)	involves a material dispute or default by a party under or in respect of a Project Document; or

(3)	if adversely determined would have or is reasonably likely to have a Material Adverse Effect;

(h)	any Encumbrance that exists over any of its assets other than a Permitted Encumbrance;

(i)	any claim under a Guarantee given by an Obligor for an amount greater than $250,000;

(j)	any notice or other correspondence from any Government Agency relating to or alleging a violation of or non-compliance with any applicable law, regulation, Authorisation or other approval, that has or is reasonably likely to have a material impact on the Project’s operations or result in or require an Obligor to incur costs or expenditures in excess of $500,000;

(k)	any notice or other correspondence from any Government Agency relating to the withdrawal, cancellation or cessation of any Material Authorisation;

(l)	any proposal of any Government Agency to compulsorily acquire any of its assets;

(m)	any change in statutory requirements that could reasonably be expected to have a material effect on mining or processing methods or coal production or titles with respect to the Project or the Project Area;

(n)	any proposed changes required to environmental bonding and collateral levels;

(o)	any notice from LGE\KU regarding any dispute under or in respect of the LGE\KU Supply Agreement;

(p)	any data contained in a registration under the PPSA with respect to a Security being or becoming incorrect; and

(q)	such other information that the Agent may reasonably request.

8.4	Compliance

Each Obligor must take all steps necessary to protect, maintain, exercise and enforce its rights under each Project Document to which it is a party.

8.5	Maintenance of capital

An Obligor must not:

(a)	pass a resolution under sections 254N or 260B of the Corporations Act;

(b)	reduce or pass a resolution to reduce its capital other than:

(1)	by redeeming preference shares which constitute Permitted Financial Indebtedness; or

(2)	with the Agent’s prior written consent;

(c)	buy-back or pass a resolution to buy-back, any of its shares other than:

(1)	by redeeming preference shares which constitute Permitted Financial Indebtedness; or

(2)	with the Agent’s prior written consent; or

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21 Definitions and interpretation

(d)	attempt or take any steps to do anything which it is not permitted to do under clauses 8.5(a), (b) or (c).

8.6	Compliance with laws and Authorisations

(a)	Each Obligor must comply in all material respects with all laws and legal requirements, including all Environmental Laws and Mining Laws, and each judgement, award, decision, finding or any other determination of a Government Agency, which applies to it or any of its assets.

(b)	Each Project Obligor must ensure at all times that both it and the Project comply in all material respects with any requirements under the Phase 1 Environmental Audit, Environmental Laws and Mining Laws.

(c)	Each Project Obligor must maintain all required environmental bonding and notify the Agent of any proposed changes to environmental bonding required in respect of the Project or collateral levels for that bonding.

(d)	Each Project Obligor must obtain, maintain in full force and effect and comply with:

(1)	Material Authorisations; and

(2)	all other Authorisations required:

(A)	for the enforceability against it of each Relevant Document to which it is a party, or to enable it to perform its material obligations under each Relevant Document to which it is a party; and

(B)	in relation to it or any of its assets where failure to do so will have or be reasonably likely to have a Material Adverse Effect; and

(e)	The Borrower must not do and must ensure than no Obligor does anything which would prevent the renewal or amendment of any Material Authorisation or cause it to be renewed on less favourable terms.

8.7	Payment of Taxes and outgoings

(a)	Each Obligor must:

(1)	pay all Taxes when due, other than Contested Taxes; and

(2)	pay all Contested Taxes when the terms of any final determination or settlement require those Contested Taxes to be paid.

(b)	Each Obligor must promptly pay all rates, taxes and other similar outgoings payable by it in respect of the Secured Property except such outgoings that are being contested in good faith with adequate reserves set aside and to the extent liable, it must pay those outgoings on the final determination or settlement of the contest.

8.8	Project Documents

(a)	An Obligor must not:

(1)	amend or vary, or agree to an amendment or variation of, any Material Project Document to which it is a party other than any amendment or variation of a minor, administrative or technical nature;

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21 Definitions and interpretation

(2)	terminate, rescind, discharge (except by performance), repudiate (otherwise than by breach) or accept any termination, rescission, discharge (except by performance) or repudiation of any Material Project Document to which it is a party;

(3)	grant any waiver, time, indulgence or release in respect of any material obligation under, or in relation to any Material Project Document to which it is a party, other than the grant of a waiver, time, indulgence or release on commercial terms in the ordinary course of operations;

(4)	do or omit to do anything which may materially and adversely affect the validity, enforceability or operation of any Material Project Document to which it is a party; or

(5)	do or omit to do anything which would give any other person legal or equitable grounds to do anything in clause 8.8(a)(1) to (4) in respect of any Material Project Document to which it is a party,

without the consent of the Agent.

(b)	An Obligor must not enter into a material contract, agreement, memorandum of understanding or other arrangement for or in connection with the Project relating to the sale, transfer or other disposal of Product (including a Supply Agreement) other than a Permitted Sales Agreement without the consent of the Agent (such consent not to be unreasonably withheld).

(c)	An Obligor must not enter into a material contract, agreement, memorandum of understanding or other arrangement for or in connection with the Project relating to:

(1)	contract mining, earthmoving and crushing;

(2)	access and use of land in relation to the Project and infrastructure; or

(3)	transportation, barging, handling or ship loading,

other than any such agreement entered into on commercial terms:

(4)	in the ordinary course of operations; or

(5)	where necessary to give effect to an obligation in a Finance Document.

(d)	New Supply Agreements: The Obligors must within 2 Business Days of entering any new Supply Agreement, deliver to the purchaser an Irrevocable Payment Direction and provide confirmation and evidence satisfactory to the Agent that it has done so.

(e)	Construction Contract: Without limiting clause 8.8(a), an Obligor must not, in relation to the Construction Contract:

(1)	settle any material dispute with the Contractor in respect of the Construction Contract;

(2)	consent to any sub-contracting by the Contractor;

(3)	grant any material extension of time to which the Contractor is not entitled under the Construction Contract;

(4)	agree any material variation under the Construction Contract;

(5)	do anything referred to in this clause 8.8(e) that will result in “Final Completion” under and as defined in the Construction Contract being delayed by more than 30 days after the “Substantial Completion Date” as specified and defined in the Construction Contract as at Financial Close; or

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21 Definitions and interpretation

(6)	enter into any document or agreement in relation to the Construction Contract which has the effect of varying or supplementing the Construction Contract in a material respect, except as required:

(A)	to grant an extension of time to which the Contractor is entitled under the Construction Contract; or

(B)	by the requirements of the Construction Contract for the ordinary administration of the Construction Contract,

without the prior written consent of the Agent (such consent not to be unreasonably withheld).

(f)	LGE/KU Supply Agreement: Without limiting clause 8.8(a), the Borrower must:

(1)	ensure compliance with all provisions of the LGE/KU Supply Agreement including completion of the LGE/KU Project Milestones in accordance with the LGE/KU Supply Agreement; and

(2)	notify the Agent promptly, and in any event within 2 Business Days, of completion of each LGE/KU Project Milestone.

(g)	Each Material Project Document entered into after the date of this agreement must be in form and substance, and with a counterparty, satisfactory to the Agent (acting reasonably) prior to its execution by the relevant Obligors.

(h)	The Obligors must provide to the Agent a duly executed copy of each Project Document (other than each document evidencing any Project Tenement or Cypress Project Tenement) entered into after the date of this agreement promptly after it is entered into.

(i)	The Obligors must upload to the Project Tenements Dataroom:

(1)	prior to Financial Close, a copy of each document evidencing each Project Tenement and Cypress Project Tenement listed in Schedule 10; and

(2)	promptly following the acquisition of or entry into any other Project Tenement or Cypress Project Tenement, a copy of each document evidencing each such Project Tenement or Cypress Project Tenement (as the case may be).

(j)	Promptly following the acquisition of or entry into any Project Tenement or Cypress Project Tenement (as the case may be):

(1)	the Obligors must update Schedule 10 to reflect the acquisition of or entry into the relevant Project Tenement or Cypress Project Tenement (as the case may be);

(2)	the Obligors must provide the updated Schedule 10 initialled for identification purposes on behalf of each Obligor (Updated Schedule 10) to each Finance Party; and

(3)	each party acknowledges and agrees that the Updated Schedule 10 will replace the then existing Schedule 10, and that each reference to Schedule 10 in this agreement will be taken to be a reference to the Updated Schedule 10 and will bind all parties to this agreement.

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21 Definitions and interpretation

8.9	Amendments to constitution; maintenance of corporate existence

(a)	An Obligor must not amend its constitution or any other constituent document of it in any material respect without the Agent’s prior written consent.

(b)	Each Obligor must do all things necessary to maintain its corporate existence in good standing and not:

(1)	transfer its jurisdiction of incorporation; or

(2)	enter into any merger, amalgamation or consolidation,

without the prior consent of the Agent (which consent shall not be unreasonably withheld).

8.10	Negative pledge and Disposal of assets

(a)	The Parent must maintain one hundred percent direct or indirect ownership in each other Obligor. The Project Obligors must maintain one hundred percent ownership of the Project, the Cypress Coal Mine and the Cypress Project Tenements.

(b)	An Obligor must not create or allow to exist or agree to any Encumbrance or Quasi-Security over any of its assets other than a Permitted Encumbrance.

(c)	An Obligor must not acquire an asset which is, or upon its acquisition will be, subject to an Encumbrance which is not a Permitted Encumbrance.

(d)	An Obligor must not Dispose of any of its assets except by way of a Permitted Disposal or Permitted Encumbrance.

(e)	An Obligor must not allow any other person to have a right or power to receive or claim any rents, profits, receivables, royalty money or moneys worth (whether capital or income) in respect of its assets other than under a Permitted Encumbrance.

(f)	Without limiting section 8.10(e), an Obligor must not grant or allow to exist a royalty or net profit interest or any similar burden on Product, the Project Tenements or the Cypress Project Tenements or any other similar obligation affecting the Project, the Cypress Coal Mine or the Cypress Project Tenements other than those contemplated in paragraph 2 of the definition of Permitted Encumbrance.

(g)	An Obligor must not enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts in circumstances where the arrangement is in connection with:

(1)	the raising of Financial Indebtedness; or

(2)	the acquisition of an asset,

except under the Finance Documents or for a netting or set-off arrangement in the ordinary course of its ordinary banking arrangements for the purpose of netting debit and credit balances.

(h)	An Obligor must not enter into any arrangement which, if complied with, would prevent any Obligor from complying with its obligations under the Finance Documents.

(i)	If, by mandatory operation of law, this clause 8.10 may not prevent an Obligor creating an Encumbrance (other than a Permitted Encumbrance):

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21 Definitions and interpretation

(1)	this clause 8.10 does not prevent an Obligor creating that Encumbrance;

(2)	before that Encumbrance is created the Obligor must ensure that the Security Trustee receives the benefit of a deed of priority granting first ranking priority to each Security in a form and of substance required by the Security Trustee; and

(3)	until that deed of priority is executed and delivered to the Agent, the Lenders are not required to provide any further Funding Portions.

8.11	Financial Indebtedness

An Obligor must not incur any Financial Indebtedness other than Permitted Financial Indebtedness.

8.12	No change to business

An Obligor must not engage in any business other than, or do anything which would result in substantial changes to, its existing core businesses and operations.

8.13	Financial accommodation

An Obligor must not provide any financial accommodation, or give any Guarantee in respect of any financial accommodation, to or for the benefit of any person, other than Permitted Financial Accommodation.

8.14	Restrictions on dealings

Without limiting any other provision, an Obligor must not:

(a)	enter into an agreement;

(b)	obtain or provide a service;

(c)	obtain a right or incur an obligation; or

(d)	implement any other transaction,

with any person (other than another Obligor) unless:

(e)	it does so on terms which are no less favourable to it than arm’s length terms and in the ordinary course of the Project or mining business of the Obligors; or

(f)	it is contemplated in the Forecast Documents.

8.15	Restrictions on acquisitions, investments and capital expenditures

An Obligor must not acquire an asset, or make an investment or discretionary capital expenditure unless:

(a)	if made prior to Completion, that acquisition, investment or expenditure is contemplated in the Forecast Documents; or

(b)	if made after Completion has occurred:

(1)	that acquisition, investment or expenditure is contemplated in the Forecast Documents; or

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21 Definitions and interpretation

(2)	the aggregate of all acquisitions, investments and expenditures not contemplated in the Forecast Documents by all of the Obligors does not exceed $500,000 in any calendar year.

8.16	Subsidiaries

An Obligor must not incorporate or acquire any Subsidiary.

8.17	Restricted Payments

(a)	Unless and until all Secured Moneys are unconditionally repaid in full, the Parent must not make any Restricted Payments other than:

(1)	to a Project Obligor if permitted under clause 8.17(b), in which case such Restricted Payments may be made via another Obligor or Obligors; or

(2)	to an Obligor if permitted under clause 8.17(c).

(b)	If the conditions in clause 11.3(a) have not been satisfied, the Obligors must not make any Restricted Payments, other than:

(1)	to a Project Obligor; or

(2)	in respect of the Borrower, to make payments as contemplated by and in accordance with clause 11.3(b).

(c)	If the conditions in clause 11.3(a) have been satisfied, the Obligors may make Restricted Payments to another Obligor.

8.18	Secured Property

Each Obligor must:

(a)	maintenance of the Secured Property:

(1)	maintain and protect its Secured Property (and in the case of the Project Obligors, the Project Assets);

(2)	keep its Secured Property (and in the case of the Project Obligors, the Project Assets) in a good state of repair and in good working order allowing for fair wear and tear;

(3)	remedy every material defect (if any) in its title to any part of Secured Property (and in the case of the Project Obligors, the Project Assets);

(4)	take or defend all legal proceedings to protect or recover any of its Secured Property (and in the case of the Project Obligors, the Project Assets) where failure to do so might reasonably be likely to have a Material Adverse Effect; and

(5)	keep its Secured Property (and in the case of the Project Obligors, the Project Assets) valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss;

(6)	take all commercially reasonable steps to identify, protect and perfect with the highest priority reasonably available any PPSA Security Interest in respect of which an Obligor is or is to become the PPSA Secured Party;

(b)	Title Documents: deposit with the Security Trustee or, in the case of Title Documents in respect of Project

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21 Definitions and interpretation

Tenements and the Cypress Project Tenements, upload to the Project Tenements Dataroom in accordance with clause 8.8(i)(2):

(1)	prior to Financial Close, all the Title Documents in respect of any of its Secured Property which is subject to a fixed charge or mortgage created under its Security as at Financial Close; and

(2)	promptly following the acquisition of any asset which forms part of its Secured Property and is subject to a transfer, fixed charge or mortgage created by its Security, all Title Documents in respect of such asset;

(c)	registration and protection of security: ensure that its Security is registered and filed in all registers in all relevant Australian and US jurisdictions in which it must be registered and filed to ensure the enforceability, validity and priority of the Security against all persons and to be effective as a security (other than in respect of any registrations of Security over any real property interests located in the US, which registrations must be carried out within 10 days after Financial Close in accordance with clause 2.1(c) and in any event prior to first drawdown under the Project Loan Facility);

(d)	no partnership or joint venture: not enter into any profit sharing arrangement in relation to its Secured Property (and in the case of the Project Obligor, the Project Assets) or any partnership or joint venture with any other person without the Agent’s written consent;

(e)	no caveats: cause any caveat which is lodged in respect of Secured Property located in Australia (and in the case of the Project Obligor, the Project Assets) other than a caveat lodged by the Finance Parties, to be removed as soon as reasonably practicable but in any event within 10 Business Days after the date that it becomes aware of its existence; and

(f)	after-acquired property interests: subject to any necessity to first obtain the consent of a counterparty in accordance with clause 8.26, when the Security Trustee requests, execute:

(1)	a legal or statutory mortgage in favour of the Security Trustee over any freehold or fee title property, leasehold interest or licence it owns on or after the date of this agreement; or

(2)	any other form of security which the Security Trustee considers appropriate for the property to be subject to that security,

each in form and substance required by the Security Trustee.

8.19	Insurance

(a)	General requirements: Each Obligor must insure and keep insured its Secured Property with a reputable insurer in the manner and to the extent which is in accordance with prudent business practice having regard to the nature of the business and assets of that Obligor and the Group and the financing and security in place under the Finance Documents (including all insurance required by applicable law) including:

(1)	for amounts and against risks for which a person holding assets (while in construction or operational) and carrying on a business similar to that of the Security Provider would prudently take out insurance;

(2)	against property damage, machinery breakdown and any other risk to their full replacement value or on a reinstatement basis; and

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21 Definitions and interpretation

(3)	against workers’ compensation, public liability (including sudden and accidental pollution), flooding and business interruption.

(b)	Payment of premiums: Each Obligor must punctually pay all premiums and other amounts necessary to effect and maintain in force each insurance policy.

(c)	Contents of insurance policy: Each Obligor must ensure that every insurance policy:

(1)	is taken out in the name of the Obligor, names each Finance Party as an additional insured and insures each of their insurable interests;

(2)	names the Security Trustee as the loss payee (other than in respect of any insurance policy relating to worker’s compensation);

(3)	cannot be terminated or varied by the insurer for any reason including the non-payment of the premium or any other amount in respect of the insurance policy, unless the Agent is given 30 days prior written notice;

(4)	provides that notice of any occurrence given by one insured party will be regarded as notice given by all insured parties and that failure by one insured party to observe and fulfil the conditions of the policy will not prejudice the rights of any other insured party;

(5)	will waive or expressly exclude all rights of subrogation that an insurer has or may have as against each Finance Party and its Related Bodies Corporate;

(6)	include customary endorsements and other confirmations and acknowledgements of assignment by way of security; and

(7)	includes any other terms and conditions which the Agent may reasonably require.

(d)	Reputable insurer: Each Obligor must ensure that each insurance policy required to be taken out under this agreement is or will be issued by an insurance carrier rated not less than A- by A.M. Best Company or Standard & Poor’s, or such other reputable and substantial insurance carrier approved by the Agent (whose approval is not to be unreasonably withheld).

(e)	No prejudice: Each Obligor must not do or omit to do, or allow or permit to be done or not done, anything which may materially prejudice any insurance policy.

(f)	Deliver documents: Each Obligor must promptly deliver to the Agent:

(1)	adequate evidence as to the existence and currency of the insurances required under this clause 8.19 and the payment of all premiums whenever the insurance policies are renewed; and

(2)	any other detail which the Agent may reasonably require and notify to the Obligor from time to time.

(g)	No change to policy: An Obligor must not vary, rescind, terminate, cancel or make a material change to any insurance policy without the Agent’s written consent.

(h)	Full disclosure: Before entering into each insurance policy, each Obligor must disclose to the insurer all facts which are material to the insurer’s risk.

(i)	Assistance in recovery of money: Each Obligor must do all things reasonably required by the Agent to enable the Agent to recover any money due in respect of an insurance policy.

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21 Definitions and interpretation

(j)	Notification by Obligor: Each Obligor must notify the Agent as soon as reasonably practicable after it becomes aware of:

(1)	an event which in relation to a Secured Property gives rise to a claim of $100,000 or more under an insurance policy; and

(2)	the cancellation or variation for any reason of any insurance policy in relation to its Secured Property.

(k)	Dealing with insurance policy proceeds:

(1)	Unless clause 8.19(k)(3) applies, if no Event of Default is subsisting, the proceeds of any insurance policy may be used by the Obligor towards meeting the liability the subject of the claim or to reinstate or repair the damaged property (as applicable).

(2)	Unless clause 8.19(k)(3) applies, if an Event of Default is subsisting, the proceeds in respect of any insurance policy must be used by the Obligors to pay the Secured Moneys outstanding at that time or for any other purpose which the Agent approves.

(3)	Clauses 8.19(k)(1) and (2) do not apply to proceeds received from any workers’ compensation, public liability policy or policy for the purposes of the reinstatement, repair or replacement of any Secured Property (Reinstatement Policy) to the extent that the proceeds are paid to a person entitled to be compensated under the workers’ compensation or public liability policy or under a contract for the reinstatement, repair or replacement of that Obligor’s Secured Property.

(l)	Application of reinstatement proceeds: If required under the terms of a Reinstatement Policy, the Obligor must apply all proceeds payable under the Reinstatement Policy to the reinstatement, repair or replacement of its Secured Property.

(m)	Power to take proceedings: If an Event of Default has occurred and a Receiver has not been appointed, the Agent alone has full power to make, enforce, settle, compromise, sue on and discharge all claims and recover and receive all moneys payable in respect of:

(1)	any claim under any insurance policy; and

(2)	any compensation claim in respect of any injury to an employee of the Agent, Receiver or Attorney suffered while exercising or attempting to exercise any Power.

8.20	Key personnel

The Borrower must and must ensure that each Project Obligor does employ and maintain senior management and financial, operational, mining and technical staff with appropriate experience and qualifications for the construction, development and operation of the Project.

8.21	Conduct of Project

(a)	Each Project Obligor must construct, develop, equip, operate and maintain the Project:

(1)	in accordance with Forecast Documents, generally applicable good mining practice and any Material Authorisations; and

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21 Definitions and interpretation

(2)	in a manner which will ensure production and delivery of Product in sufficient quantities to satisfy its obligations under the Relevant Documents.

(b)	Each Project Obligor must ensure that it:

(1)	has good title to its interest in each Project Tenement and Cypress Project Tenement;

(2)	is otherwise entitled to acquire, have issued to it or to enter into any Project Tenement and Cypress Project Tenement not presently held by it, in each case free of Encumbrances other than Permitted Encumbrances;

(3)	is in compliance with all provisions of its obligations, conditions and restrictions under the Project Tenements and Cypress Project Tenements in all material respects;

(4)	has rights of access to, and entry on, all relevant freehold and leasehold land and rights to carry out all activities required for the purposes of that Project on that freehold or leasehold land;

(c)	Each Project Obligor must promptly grant security in favour of the Security Trustee over any Project Owned Property and Cypress Owned Property acquired, and any Project Tenements granted or issued to it or entered into by it in respect of the Project on or after the date of this agreement (subject to it first obtaining any required third party consents in respect of the grant of such security in accordance with clause 8.26).

(d)	Each Obligor must promptly grant security in favour of the Security Trustee over any Cypress Project Tenements granted or issued to it or entered into by it in respect of the Cypress Coal Mine or the Cypress Project Area on or after the date of this agreement (subject to it first obtaining any required third party consents in respect of the grant of such security in accordance with clause 8.26).

(e)	Each Project Obligor must ensure that it complies with all of its undertakings set out in Schedule 13 that it is required to conduct, or in connection with, the Completion Tests.

(f)	The Obligors must ensure that at all times prior to Completion, the Available Funding is greater than the Cost to Complete. If the Agent, in conjunction with the Lenders’ Technical Expert, determines (acting reasonably) that there is or will be a shortfall in Available Funding to satisfy the Cost to Complete, the Agent will request the Borrower to deliver, and the Borrower must deliver within 10 Business Days of such request, an updated Cost to Complete Schedule in form and substance satisfactory to the Lenders’ Technical Expert and the Agent. If any Cost to Complete Schedule demonstrates that the Available Funding is less than the Cost to Complete, the Parent and the Borrower will be obliged to deposit additional funds into the Proceeds Account (in the form of Equity or other Permitted Financial Indebtedness) to meet this shortfall and the Lenders will not be required to provide any further Funding Portions or allow further withdrawals from the Proceeds Account until the shortfall has been satisfied.

(g)	The Obligors must not incur Project Costs, Construction Costs or Financing Costs unless those amounts are set out in the Forecast Documents and the incurrence of the relevant cost does not exceed 120% of the relevant line item amount in the relevant Forecast Document.

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21 Definitions and interpretation

(h)	The Obligors must not enter into or incur any contractual commitments associated with the capital or other expenditure necessary for the development of the Number 11 Seam (excluding the initial construction capital required under the agreed Cost to Complete) without the prior written approval of the Agent.

(i)	Each Project Obligor must, on or before 1 January 2019, provide to the Agent (in form and substance satisfactory to it following consultation with the Lenders’ Technical Expert) evidence of completion of, and copies of (to the extent applicable), each of the elements comprising the Environmental & WHS Plan.

8.22	Hedging

The Obligors must not enter into any Hedge Arrangements other than with a Lender.

8.23	Inspection and assistance

(a)	The Lenders’ Technical Expert will be required under the LTE Appointment Deed to monitor progress towards achieving Completion, to undertake an ongoing review of the Cost to Complete and to perform various other functions for the Finance Parties.

(b)	Each Obligor will permit the Agent, Security Trustee and Lenders’ Technical Expert or any of their representatives, delegates, contractors and professional advisors to access the Project Area, the Cypress Project Area, assets, books, accounts, records and personnel for the purpose of monitoring construction progress and operations and, in the case of the Lenders’ Technical Expert, conducting technical reviews of the Project upon request.

8.24	Financial undertakings

(a)	The Borrower must ensure, and in the case of clause 8.24(a)(4), the Parent must ensure, that as at each Calculation Date:

(1)	on or after 31 December 2019, the Debt Service Cover Ratio is greater than 1.10:1;

(2)	the Loan Life Cover Ratio is greater than 1.15:1;

(3)	the Project Life Cover Ratio is greater than 1.50:1;

(4)	on or after 31 December 2019, the Gross Debt to EBITDA Ratio is less than 2.50:1; and

(5)	the Reserve Tail Ratio is greater than 30%.

(b)	Subject to this clause 8.24, the Borrower may prevent or cure a breach of clause 8.24(a) (other than 8.24(a)(5)) by procuring that additional Equity in an amount equal to or greater than [***]% of the Principal Outstanding in accordance with clause 3.9 on the relevant date is contributed to the Borrower (Equity Cure).

(c)	If additional Equity has been contributed as an Equity Cure, the Debt Service Cover Ratio, Loan Life Cover Ratio, Project Life Cover Ratio or Gross Debt to EBITDA Ratio (as applicable) (Relevant Ratio) will be calculated (or recalculated, as applicable) on the basis that the additional Equity had been contributed and used to prepay the relevant portion of the Principal Outstanding in accordance with clause 3.9 on the first day of the relevant testing period.

(d)	If the calculation under clause 8.24(c) demonstrates that the Borrower is in compliance with clause 8.24(a), there will not be any Event of Default under clause 12.1(c).

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(e)	An Equity Cure may not be made:

(1)	more than two times during the term of the Project Loan Facility;

(2)	more than once in any financial year; and

(3)	in any two consecutive Quarters.

(f)	If the Borrower intends to exercise an Equity Cure, it must provide the Agent with an irrevocable notice of its intention to exercise an Equity Cure (Cure Notice) at the same time as it delivers the Compliance Certificate showing an Event of Default under clause 12.1(c) (the date of the Compliance Certificate being the Certificate Date) and ensure that the additional Equity is contributed within 10 Business Days of the Certificate Date.

(g)	An Event of Default under clause 12.1(c) will not occur until a Compliance Certificate has been delivered showing that on the relevant Calculation Date there was a breach of clause 8.24(a) with respect to the Relevant Ratio and:

(1)	the Agent has not received a Cure Notice with the relevant Compliance Certificate; or

(2)	the Agent has received a Cure Notice with the relevant Compliance Certificate, but the additional Equity has not been contributed within 10 Business Days of the Certificate Date.

(h)	The proceeds of an Equity Cure must be applied in mandatory prepayment in accordance with clause 3.9 of this agreement.

8.25	Additional Equity

If:

(a)	the condition precedent to the availability of Tranche Two set out in clause 2.3(c) is not satisfied on or before 31 October 2018; or

(b)	the Tranche Two Commitment is cancelled in full,

the Parent must contribute (directly or indirectly) an additional amount of $6,700,000 to the Borrower as Equity on or before the earlier of 30 November 2018 or, if the Tranche Two Commitment is cancelled in full prior to 31 October 2018, 5 Business Days after the date of such cancellation in full (as applicable). The Parent and the Borrower must ensure that this additional amount is deposited into the Proceeds Account and is applied to payment of Construction Costs, Financing Costs and Project Costs as set out in the Base Case Financial Model before any further withdrawals are made from the Proceeds Account.

8.26	Consent to security

(a)	In respect of each Project Document which provides that the relevant Obligor must obtain the consent of the relevant counterparty (or any other person) prior to that Obligor granting security over its rights under that Project Document, that Obligor must use reasonable endeavours to procure a Consent Document in respect of that Project Document of that Obligor.

(b)	Subject to clause 8.26(d) below, an Obligor’s obligation to use reasonable endeavours under clause 8.26(a) and clause 8.26(c) will require the Obligor to:

(1)	approach the counterparty to request the Consent Document and consent to that Obligor granting an Encumbrance in respect of the relevant Project Document;

(2)	promptly after a request is made by the Agent, provide information in relation to the progress of the matter.

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21 Definitions and interpretation

(c)	Each Obligor must use reasonable endeavours to ensure that any Material Project Document, Project Tenement and Cypress Project Tenement that an Obligor enters into after the date of Financial Close permits the granting of security over that document or, if such document requires consent to granting security over it, for a period of up to 120 days after it enters into that Material Project Document, Project Tenement or Cypress Project Tenement (as the case may be), use reasonable endeavours to ensure that such consent is obtained and a Consent Document is procured.

(d)	An Obligor’s obligation to use reasonable endeavours under clause 8.26(a) and clause 8.26(c) will not require the Obligor to:

(1)	incur any material fees or third party costs which are disproportionate to the improvement in the value of the Secured Property (taken as a whole);

(2)	incur or suffer (or create a material risk of incurring or suffering) any commercial detriment to it, its business, another Obligor or the business of the Obligors (taken as a whole);

(3)	act to its commercial detriment, or to the commercial detriment of another Obligor (including, without limitation, making any material amendment to the relevant Project Document in order to obtain such consent); or

(4)	continue to attempt to obtain consent if, in that Obligor’s reasonable opinion there is no reasonable prospect that the counterparty will give such consent.

8.27	Term of undertakings

Unless the Agent (acting on instructions of the Majority Lenders) otherwise agrees in writing, until:

(a)	the Total Commitments are cancelled;

(b)	the Secured Moneys are unconditionally repaid in full; and

(c)	each Security is discharged,

each Obligor must, at its own cost, comply with its undertakings in this clause 8.

9	Options

9.1	Issue of Options

(a)	In consideration of, amongst other things, the Original Lender providing the Facility, the Parent must, and the Borrower must procure that the Parent will, grant the Original Lender the Options by issuing to the Original Lender a Holding Statement for the relevant Options on or before the date of Financial Close (Options Issue Date).

(b)	The Options may be exercised, transferred or sold by the Original Lender in their entirety or on a partial basis.

(c)	No premium is payable by the Original Lender in respect of the Options.

(d)	Each Option grants the Option Holder the right but not the obligation to be issued Shares at the Exercise Price.

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21 Definitions and interpretation

(e)	The exercise price of the Options (Second Issuance) will be AU$0.34 (Exercise Price).

(f)	The Parent must comply with the ASX Listing Rules, the Corporations Act and its constitution in relation to each issue of the Options on or before the date those Options are issued. Without limiting the foregoing, the Parent must ensure that it is in a position to issue Options and Shares on the exercise of the Options without contravening ASX Listing Rule 7.1.

(g)	The Parent must ensure that sufficient nominal but unissued and unallotted share capital is available at all times such as to enable the Options (Second Issuance) to be issued in accordance with this agreement and the terms and conditions in Schedule 9.

9.2	Option exercise

(a)	Options may be exercised by:

(1)	delivering to the Parent an application for shares on exercise of options in the form set out in Schedule 9 (Exercise Notice) duly executed by the Option Holder specifying the number of Options being exercised (Relevant Number); and

(2)	subject to clause 3.8, payment to the Borrower in Same Day Funds of an amount equal to the Exercise Price multiplied by the number of Options being exercised (the Settlement Price).

(b)	The Parent must, within the time frame set out in clause 7 of Schedule 9 and subject to receipt of the Settlement Price (including in accordance with clause 3.8):

(1)	issue to the Option Holder the Relevant Number of Shares;

(2)	issue, or cause to be issued, to the Option Holder a Holding Statement for the Relevant Number of Shares; and

(3)	if applicable, issue a Holding Statement to the Option Holder for the balance of any unexercised Options.

(c)	Where there is any conflict between the provisions for the exercise of Options under this agreement and the terms and conditions in Schedule 9:

(1)	the provisions of this agreement will prevail in relation to the exercise of any Options by the Original Lender; and

(2)	in relation to the exercise of any Options held by a person other than the Original Lender, the provisions of Schedule 9 will prevail.

(d)	The Parent shall apply for official quotation on the ASX of the Shares allotted pursuant to the exercise of the Options within 3 Business Days of the date of issue of those shares.

(e)	The Parent shall give the Option Holders at least 15 Business Days written notice prior to the record date for any capital distributions, dividend payments, pro rata issues, bonus issues or rights issues of shares or other securities of the Parent, so as to enable each Option Holder to exercise its Options prior to this date and participate in the issue if the Option Holder so elects.

9.3	Option terms

(a)	Each Option (Second Issuance) is granted on, and subject to, the terms set out in this agreement, including the terms and conditions contained in Schedule 9 (Option (Second Issuance) Terms). The Parent undertakes in favour of the Original Lender that it will comply with those terms.

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21 Definitions and interpretation

(b)	This clause 9 together with the (Option (Second Issuance) Terms) survive the termination or expiry of this agreement.

10	Forecast Documents

10.1	Price Determination Mechanism

(a)	The Borrower must ensure that each calculation in the Base Case Financial Model uses the Price Mechanism Determination.

(b)	For the purposes of preparing the Base Case Financial Model and calculating the Ratios, the price of Product sold must be determined as follows (Price Determination Mechanism):

(1)	in respect of any fixed price Supply Agreement or Permitted Sales Agreement, the fixed price in that contract; and

(2)	in respect of Product not sold under any fixed price Supply Agreement or Permitted Sales Agreement (Uncontracted Coal), the lesser of:

(A)	$[***] per st; and

(B)	[***]

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[***]

10.2	Calculations

(a)	Any amount or figure to be calculated or estimated under or for the purposes of a Ratio is to be calculated by the Agent on the basis of the latest Base Case Financial Model and accounts and other financial information provided under clause 8.1 or, if the Borrower or a Guarantor is at any relevant time in default in delivering accounts and other financial information under clause 8.1, as estimated by the Agent on the basis of the latest Base Case Financial Model and other accounts and information available to the Agent.

(b)	The calculation of a Ratio by the Agent is, in the absence of manifest error, the final and agreed calculation of that Ratio. In calculating a Ratio, the Agent will have regard to the most recent Base Case Financial Model and information provided to it under clause 8.1.

10.3	Calculations in Dollars

All calculations under this agreement will be made in Dollars. Any amount paid or received by a Project Obligor in a currency other than Dollars will:

(a)	to the extent the amount paid or received has been converted from or to Dollars by the Project Obligor, be taken into account as that Dollar amount; and

(b)	to the extent that no conversion has taken place, be taken into account as the amount of Dollars converted from that currency at the spot rate for the purchase of Dollars with that currency quoted by the Agent at or about 11.00 am (Sydney time) as at the last day of the period for value on the second Business Day after that day.

10.4	Maintenance

(a)	The Forecast Documents will be maintained and updated regularly by the Borrower until the Maturity Date.

(b)	The Borrower must not, without the written consent of the Agent or otherwise in accordance with clause 10.5:

(1)	amend or vary the Forecast Documents; or

(2)	materially change the scope, design, construction and development of the Project from that assumed in or contemplated by the most recent Forecast Documents provided to and approved by the Agent.

10.5	Update of Forecast Documents

(a)	The Borrower:

(1)	must, initially on or before 31 December 2018 and thereafter on or before 31 December of each year, and at any other time required by the Agent (acting reasonably and including if the Agent forms the opinion that the assumptions, forecasts or other information contained therein are no longer accurate or reasonable), deliver to the Agent an updated version of each Forecast Document; and

(2)	may at any other time with the consent of the Agent update the Forecast Documents.

(b)	Each updated Forecast Document must be in form and substance satisfactory to the Agent (acting reasonably).

(c)	If the Agent disapproves an updated Forecast Document, the Borrower must promptly revise (taking into account all reasonable matters specified by the Agent) and resubmit the relevant Forecast Document for the Agent’s approval.

(d)	Without limiting clauses 10.5(a), 10.5(b) or 10.5(c), the Borrower must not without the prior written consent of the Agent vary any Forecast Document.

10.6	Factors since commencement of production

Any updating of the Forecast Documents under clause 10.5 will take into account:

(a)	actual Revenue, Construction Costs, Project Costs and Financing Costs in connection with the Project;

(b)	actual financing and operating performance of the Project; and

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21 Definitions and interpretation

(c)	forecast financial and operating performance of the Project, to be determined after reference to the assumptions that are applicable until and including the Project End Date.

10.7	Determination is binding

(a)	The terms of the Forecast Documents under this clause 10 will be determined by the Agent (acting reasonably), and a determination by the Agent (acting reasonably) is final and binding on the Obligors.

(b)	If so requested by the Borrower, the Agent must hold discussions with the Borrower in good faith regarding the terms of the Forecast Documents and any update or proposed update of the Forecast Documents.

(c)	No determination by the Agent under this clause 10 affects the obligations of any Project Obligor to conduct the Project. The Project Obligors will be solely responsible for the conduct of the Project, including the manner in which coal mining operations are conducted on the Project, notwithstanding any determination by the Agent under this clause 10.

11	Accounts and proceeds

11.1	Establishment and maintenance of Accounts

(a)	The Project Obligors must establish the Accounts, as interest bearing accounts, with:

(1)	the Security Trustee in the case of the Proceeds Account; or

(2)	an Account Bank in the case of an Operating Account on or before the first Funding Date.

(b)	The Project Obligors must not withdraw funds from any of the Accounts except in accordance with this clause 11.

(c)	The Project Obligors must not maintain any bank accounts other than the Accounts.

(d)	Each Obligor acknowledges and agrees that, other than with respect to Restricted Accounts:

(1)	at any time while an Event of Default is subsisting and for so long as an Event of Default is subsisting, the Security Trustee may take control of the bank accounts of each Obligor (whether in accordance with the relevant Account Bank Deed or otherwise by enforcement of its Security);

(2)	if the Security Trustee wishes to take control of the bank accounts of an Obligor (other than a Project Obligor), at any time while an Event of Default is subsisting, the Obligor must direct the relevant bank at which each of its bank accounts is held to make transfers and withdrawals from the relevant bank accounts of that Obligor in accordance with the directions of the Security Trustee and not otherwise; and

(3)	the relevant account holder irrevocably authorises the Security Trustee to give such directions as the Security Trustee thinks fit.

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21 Definitions and interpretation

(e)	Subject to clause 11.1(g), the Borrower has sole signatory rights to the Proceeds Account.

(f)	No Project Obligor may withdraw funds from any Account while an Event of Default is continuing except:

(1)	with the prior written consent of the Agent and Security Trustee (as relevant);

(2)	for payment of amounts referred to in clauses 11.2(c)(2) to (6) (inclusive).

(g)	Without limiting clause 11.1(f), at any time while an Event of Default is continuing, the Agent or the Security Trustee or both may take exclusive control of the operation of each Account.

(h)	The Project Obligors must on request by the Agent or Security Trustee provide copies of any account statement so requested.

(i)	No withdrawal may be made from any Account if:

(1)	in respect of the Proceeds Account, it would cause the Proceeds Account to become overdrawn; and

(2)	in respect of an Operating Account, it would cause that Operating Account to become overdrawn such that, when aggregated with all other overdrawn amounts in respect of each Obligor, it is in excess of the limit described in paragraph 7 of the definition of Permitted Financial Indebtedness.

(j)	None of the restrictions in this clause 11 on the withdrawal of funds from an Account affects the obligations of the Borrower to make all payments of indebtedness required to be made to the Finance Parties or any of them on the due date for payment in accordance with the Finance Documents.

(k)	All amounts withdrawn from an Account for application in or towards making a specific payment or meeting a specific liability as provided for in this agreement must be so applied and made, and for no other purpose.

11.2	Proceeds Account

(a)	All Revenues, insurance proceeds and proceeds of Financial Indebtedness and Equity and any other amounts received by the Project Obligors from whatever source must be paid into the Proceeds Account promptly on receipt by or on behalf of the Project Obligors.

(b)	The Borrower is only permitted to make withdrawals from the Proceeds Account provided that, at that time:

(1)	in respect of each withdrawal prior to the Initial Equity Date:

(A)	if that withdrawal is prior to the LGE/KU Relevant Date, the Borrower certifies in form and substance satisfactory to the Agent that it is in compliance with its obligations under the LGE/KU Supply Agreement including compliance and forecast compliance with the LGE/KU Supply Agreement Project Milestones and, if the Agent disputes whether the certification is true and correct in any material respect, the Borrower provides sufficient detail to enable the Lenders’ Technical Expert to confirm whether the certification is true and correct in all material respects, and the Lenders’ Technical Expert confirms that the certification is true and correct in all material respects;

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(B)	no Event of Default is subsisting;

(C)	the Borrower certifies in form and substance satisfactory to the Agent the purpose for which the proposed withdrawal will be applied and that such purpose is in accordance with clause 11.2(c) and, where the Borrower certifies that the proposed withdrawal is for the purpose of paying Project Costs or Construction Costs, provides sufficient detail to enable the Lenders’ Technical Expert to confirm whether the certification is true and correct in all material respects, and the Lenders’ Technical Expert confirms that the certification is true and correct in all material respects;

(D)	the balance of the Proceeds Account after that withdrawal will be equal to or more than the Minimum Proceeds Account Balance; and

(E)	a valid and irrevocable Withdrawal Notice confirming the matters in this clause 11.2(b)(1) (including any relevant attachments) has been provided at least 3 Business Days before the proposed withdrawal, and the Agent provides its written approval with respect to the proposed withdrawal (which must not be withheld if the matters in this clause 11.2(b)(1) have been satisfied); and

(2)	in respect of each withdrawal on or after the Initial Equity Date but prior to the Drawn Debt Date:

(A)	if that withdrawal is prior to the LGE/KU Relevant Date, the Borrower certifies in form and substance satisfactory to the Agent that it is in compliance with its obligations under the LGE/KU Supply Agreement including compliance and forecast compliance with the LGE/KU Supply Agreement Project Milestones and, if the Agent disputes whether the certification is true and correct in any material respect, the Borrower provides sufficient detail to enable the Lenders’ Technical Expert to confirm whether the certification is true and correct in all material respects, and the Lenders’ Technical Expert confirms that the certification is true and correct in all material respects;

(B)	no less than 5 Business Days and not more than 10 Business Days before the proposed withdrawal date, the Borrower certifies in form and substance satisfactory to the Agent that the Available Funding is greater than the Cost to Complete so that the Project is fully funded and, if the Agent disputes whether the certification is true and correct in any material respect, the Borrower provides sufficient detail to enable the Lenders’ Technical Expert to confirm whether the certification is true and correct in all material respects, and the Lenders’ Technical Expert confirms that the certification is true and correct in all material respects;

(C)	the balance of the Proceeds Account after that withdrawal will be equal to or more than the Minimum Proceeds Account Balance; and

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21 Definitions and interpretation

(D)	each Repeating Representation is true, correct and not misleading (whether by omission or otherwise) on and as of the date of the relevant withdrawal as if it had been made on and as of those dates in respect of the facts and circumstances existing at those times;

(E)	no Default or Review Event has occurred which is continuing and no Default or Review Event will result from the proposed withdrawal; and

(F)	a valid and irrevocable Withdrawal Notice confirming the matters in this clause 11.2(b)(2) (including any relevant attachments) has been provided at least 3 Business Days before the proposed withdrawal;

(3)	in respect of each withdrawal on or after the Drawn Debt Date:

(A)	if that withdrawal is prior to the LGE/KU Relevant Date, the Borrower certifies in form and substance satisfactory to the Agent that it is in compliance with its obligations under the LGE/KU Supply Agreement including compliance and forecast compliance with the LGE/KU Supply Agreement Project Milestones and, if the Agent disputes whether the certification is true and correct in any material respect, the Borrower provides sufficient detail to enable the Lenders’ Technical Expert to confirm whether the certification is true and correct in all material respects, and the Lenders’ Technical Expert confirms that the certification is true and correct in all material respects;

(B)	at any time prior to Completion, the Available Funding is greater than the Cost to Complete; and

(C)	no Event of Default is subsisting.

(c)	Only the Borrower may make or request withdrawals from the Proceeds Account, and then only for the following purposes (as and when those amounts are due and payable, and including in each case an amount on account of any applicable GST on it) and in the following order of priority:

(1)	to transfer amounts to the Operating Accounts to pay amounts that are up to 120% of budgeted Construction Costs, Financing Costs (other than Senior Debt Service) and Project Costs for the 4 weeks following that date as set out in the Annual Construction and Operating Budget and the Base Case Financial Model;

(2)	any fees payable or expenses reimbursable to the Agent or the Security Trustee under the Finance Documents;

(3)	any fees payable or expenses reimbursable to the Lenders under the Finance Documents;

(4)	any fees payable or expenses reimbursable to the Lenders’ Technical Expert and any other consultants or experts appointed by the Agent;

(5)	Repayment Instalments under the Finance Documents;

(6)	any other amounts payable under or in connection with a Finance Document (excluding those referred to in the above paragraphs); and

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21 Definitions and interpretation

(7)	subject to maintaining a balance at least equal to the Minimum Proceeds Account Balance, any:

(A)	voluntary prepayments of a Facility under clause 3.6 or clause 4.12; or

(B)	Restricted Payments for application by the Borrower as the Borrower thinks fit, but subject to clause 11.2(e).

(d)	If there is a shortfall under any of clauses 11.2(c)(2) to (6), payment must be made to the Finance Parties pro rata according to the respective amounts due to them under the relevant clause.

(e)	The Borrower must ensure that the balance of the Proceeds Account is at least equal to the Minimum Proceeds Account Balance at all times.

11.3	Lock up, Restricted Payment and management fees

(a)	Except as permitted by clause 11.3(b), the Borrower may not withdraw any money from the Proceeds Account to be applied to make any Restricted Payments at any time (except to a Project Obligor in accordance with clause 8.17(b) or an Obligor in accordance with clause 8.17(c)), unless at that time:

(1)	the Completion Date has occurred;

(2)	no Default or Review Event is continuing or will occur as a result of the withdrawal or Restricted Payment being made;

(3)	a Compliance Certificate has been delivered in respect of the most recent Calculation Date and has been accepted by the Agent;

(4)	the Lock Up Hurdle is satisfied;

(5)	the Proceeds Account contains sufficient reserves to pay any Contested Tax; and

(6)	the balance of the Proceeds Account following that withdrawal will not be less than the Minimum Proceeds Account Balance.

(b)	The Borrower may withdraw money from the Proceeds Account for the purpose of paying, or to pay, corporate costs (including any director fees, management fees, consultancy fees or other like payments) and taxes of an Obligor provided that those fees or other payments are:

(1)	reasonable and are no more or less favourable than it is reasonable to expect would be the case if the relevant persons were dealing with each other at arm’s length and are contemplated in the Forecast Documents; or

(2)	in the case of taxes of an Obligor, set out in the Forecast Documents; or

(3)	paid with the Agent’s prior consent.

11.4	Operating Accounts

(a)	All amounts withdrawn from the Proceeds Account under clause 11.2(c)(1) must be paid into an Operating Account.

(b)	Subject to clause 11.1, the Borrower, Hartshorne Land or Hartshorne Mining (as the case may be) may withdraw money from the Operating Account in its name for the payment of Construction Costs, Financing Costs and Project Costs in amounts in aggregate as between the Operating Accounts of up to 120% of the relevant line item in the Base Case Financial Model and the Annual Construction and Operational Budget.

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21 Definitions and interpretation

11.5	Restricted Accounts

Notwithstanding clause 11.1(c) or any other provisions of this agreement prohibiting the opening or maintenance of accounts or the granting or existence of Encumbrances, but otherwise subject to this agreement, the Obligors may:

(a)	open and maintain accounts for the purposes of obtaining surety bonds, performance bonds, letters of credit, bank guarantees and other similar instruments (each a Performance Bond) and for cash collateralising those instruments (each such account being a Restricted Account); and

(b)	grant Encumbrances over those Restricted Accounts in favour of the provider of any such Performance Bond and each such Restricted Account shall be excluded from the Secured Property; provided that the Obligors shall not grant any other Encumbrances over those Restricted Accounts, other than Permitted Encumbrances, provided that:

(c)	the aggregate liability of the Obligors in respect of all such Performance Bonds must constitute Permitted Financial Indebtedness under paragraph 8 of the definition of Permitted Financial Indebtedness; and

(d)	each Encumbrance in respect of cash collateral provided in respect of all such Performance Bonds must constitute a Permitted Encumbrance under paragraph 5(g) of the definition of Permitted Encumbrance.

12	Events of Default

12.1	Events of Default

It is an Event of Default, whether or not it is within the control of an Obligor, if:

(a)	failure to pay: an Obligor fails to pay or repay any part of the Secured Moneys when due and payable by it and the Obligor does not remedy the failure within 2 Business Days;

(b)	Review Event: the Borrower fails to:

(1)	remedy a Review Event following the Remedy Period; or

(2)	deliver or perform (as applicable) the Additional Requirements in any time period specified by the Agent;

(c)	financial undertakings: an Obligor breaches clause 8.24 (subject to the equity cure rights);

(d)	non-remediable failure: an Obligor fails to perform any other undertaking or obligation of it under any Finance Document and that failure is not remediable;

(e)	remediable failure: the failure described in clause 12.1(d) is remediable, and the Obligor does not actively and diligently in good faith seek to remedy the failure and the failure is otherwise not remedied within 15 Business Days after the earlier of the Obligor becoming aware of the failure and receipt by the Obligor of a notice from the Agent specifying the failure;

(f)	misrepresentation:

(1)	any warranty, representation or statement in or under a Finance Document is or becomes untrue, misleading or incorrect in any material respect when made, repeated or regarded as made or repeated under any Finance Document; and

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21 Definitions and interpretation

(2)	the circumstances causing that misrepresentation or breach of warranty are capable of remedy and the relevant Obligor is not actively and diligently in good faith seeking to remedy the circumstances causing such misrepresentation and such circumstances are otherwise not remedied within 15 Business Days of the earlier of an Obligor becoming aware of the misrepresentation or breach of warranty and the issue of notice by the Agent requiring the remedy of that misrepresentation or breach of warranty;

(g)	cross default: any Financial Indebtedness of an Obligor in an amount in excess of $2,000,000:

(1)	becomes due and payable, or becomes capable of being declared due and payable, before the scheduled date for payment, where the circumstances giving rise to the Financial Indebtedness being due and payable or capable of being declared due and payable are not remedied within 5 Business Days of arising; or

(2)	is not paid within 5 Business Days after it is due (after taking into account any applicable grace period);

(h)	Encumbrance: any Encumbrance is enforced, or becomes capable of being enforced, against any asset or assets of an Obligor in an amount exceeding $500,000 or the amount of that Encumbrance, when aggregated with any other Encumbrances enforced against any assets of any Obligor, exceeds $500,000;

(i)	Insolvency Event: any of the following events occur:

(1)	judgment: a final and conclusive judgment in an amount exceeding $500,000 is obtained against an Obligor or the amount of that judgment, when aggregated with any other judgments obtained against any Obligor, exceeds $500,000 and is not paid within 10 Business Days or on or before the final due date for payment (whichever is lesser);

(2)	execution: a distress, attachment, execution or other process of a Government Agency is issued against, levied or entered upon an asset of an Obligor in an amount exceeding $500,000 or the amount of that distress, attachment, execution or other process, when aggregated with any other such distress, attachment, execution or other process, exceeds $500,000 and such action is not stayed, discharged or set aside within 10 Business Days or on or before the final due date for payment (whichever is lesser);

(3)	Controller: any of the following occur:

(A)	a Controller is appointed, or any steps are taken to appoint a Controller; or

(B)	a resolution to appoint a Controller is passed, or any steps (other than steps that the Agent is satisfied are frivolous or vexatious) are taken to pass a resolution to appoint a Controller,

to an Obligor or over an asset of an Obligor unless, in the case of an appointment, the appointment of the Controller is capable of being set aside, and it is set aside, within 5 Business Days of the appointment being made;

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21 Definitions and interpretation

(4)	winding up: any of the following occur:

(A)	an application is made;

(B)	an order is made; or

(C)	a resolution is passed or any steps (other than steps that the Agent is satisfied are frivolous or vexatious) are taken to pass a resolution,

for the winding up of any Obligor unless, in the case of an application, the application is capable of being set aside, and it is set aside, within 10 Business Days of the application being made;

(5)	administration: any of the following occur:

(A)	an administrator is appointed, or any steps (other than steps that the Agent is satisfied are frivolous or vexatious) are taken to appoint an administrator; or

(B)	a resolution to appoint an administrator is passed, or any steps (other than steps that the Agent is satisfied are frivolous or vexatious) are taken to pass a resolution to appoint an administrator, to an Obligor unless, in the case of an appointment, the Agent is satisfied that the appointment is capable of being set aside, and it is set aside, within 5 Business Days of the appointment being made;

(6)	deregistration: an Obligor is deregistered, or any steps are taken to deregister an Obligor under the Corporations Act or any applicable companies legislation in its jurisdiction of incorporation (other than steps that the Agent is satisfied are frivolous or vexatious and which are revoked or set aside within 5 Business Days);

(7)	suspends payment: an Obligor suspends payment of its debts generally;

(8)	insolvency: an Obligor is:

(A)	unable to pay its debts when they are due; or

(B)	presumed to be insolvent under the Corporations Act or any applicable companies legislation in its jurisdiction of incorporation;

(9)	arrangements: an Obligor enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, any of its creditors;

(j)	reorganisation: an Obligor implements a merger, demerger or scheme of arrangement with any person without the prior written consent of the Agent (which consent must not be unreasonably withheld);

(k)	ceasing business: an Obligor ceases to carry on business;

(l)	changing business: an Obligor commences any other business activity not related to coal exploration, development or mining;

(m)	listing:

(1)	the Parent ceases to be listed on the ASX or, if applicable, an Approved US Stock Exchange without the prior approval of the Agent; or

(2)	the shares in the Parent are suspended on the ASX or, if applicable, an Approved US Stock Exchange, for 5 consecutive Business Days;

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21 Definitions and interpretation

(n)	unenforceability:

(1)	all or a material provision of a Finance Document is illegal, void, voidable or unenforceable;

(2)	any person becomes entitled to terminate, rescind or avoid any material provision of any Finance Document; or

(3)	the execution, delivery or performance of a Relevant Document by an Obligor breaches or results in a contravention of any law in any material respect;

(o)	compulsory acquisition: any Government Agency expropriates, compulsorily acquires or resumes (or passes any law or regulation in respect of any of the above) all or a material portion of the business or the assets of an Obligor which has, or is reasonably likely to have, a Material Adverse Effect and that Obligor is not adequately compensated;

(p)	abandonment:

(1)	all or any material part of the Project is abandoned or is placed on a care and maintenance basis; or

(2)	the budgeted processing of Product at the CHPP ceases for more than 15 consecutive days other than:

(A)	in accordance with routine maintenance requirements set out in the Forecast Documents; or

(B)	to the extent that:

(i)	the Force Majeure Event causing such cessation is temporary in nature (and, in any event, does not subsist for a period exceeding 90 days);

(ii)	business interruption insurance proceeds are payable to the Obligors in relation to the cessation and the claim in respect of those business interruption insurance proceeds has been accepted by the insurer in writing and the Agent is satisfied (acting reasonably) that the claim will be paid in time to meet scheduled Project Costs, Construction Costs and Financing Costs payable during the cessation; and

(iii)	the Project Obligors are taking all available steps to end, remedy or address the circumstances giving rise to the Force Majeure Event to the extent reasonable practicable to do so;

(q)	destruction of Secured Property: all or any material part of the Secured Property is destroyed, lost or damaged beyond repair or proves to be materially defective in circumstances not fully covered by insurance;

(r)	Material Adverse Effect: any event, circumstance or change occurs which in the opinion of the Agent (acting reasonably) has or is reasonably likely to have a Material Adverse Effect;

(s)	Material Project Documents:

(1)	an Obligor or another party to a Material Project Document fails to observe or perform any material obligation under a Material Project Document which failure would entitle the counterparty to terminate or suspend that Material Project Document; or

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21 Definitions and interpretation

(2)	any:

(A)	Material Project Document is revoked, rescinded, suspended, terminated or becomes wholly, or partly in any material respect, unenforceable (other than due to lapse of time); or

(B)	party (other than an Obligor) becomes entitled to terminate any Material Project Document;

(t)	Secondary Project Document: any Secondary Project Document is revoked, rescinded, suspended, terminated or becomes wholly, or partly in any material respect, unenforceable (other than due to lapse of time) and the relevant Secondary Project Document is not replaced within 60 days with another document entered into:

(1)	on the same or substantially the same terms, or otherwise in a form and substance satisfactory to the Agent (acting reasonably); and

(2)	with a counterparty who has the technical competence and financial standing, or the technical and financial resources available to it, to perform the obligations under the relevant Secondary Project Document;

(u)	Project shareholdings: the Parent disposes of any part of its direct or indirect shareholding in the Borrower or any other Obligor or a Project Obligor disposes of all or part of its direct or indirect interest in the Project without the prior written consent of the Agent; and

(v)	Options (Second Issuance): the Holding Statement in respect of the Options (Second Issuance) is not delivered to the Agent on or before the date which is 2 days after Financial Close.

12.2	Effect of Event of Default

(a)	If an Event of Default occurs the Agent may, and if so directed by the Majority Lenders must, at any time while it is continuing by notice to the Borrower declare that:

(1)	the Secured Moneys are immediately due and payable; or

(2)	the Commitment of each Lender is cancelled,

or make each of the declarations under clauses 12.2(a)(1) and (2).

(b)	The Borrower must immediately repay the Secured Moneys on receipt of a notice under clause 12.2(a)(1).

12.3	Obligors to continue to perform

(a)	If the Agent makes a declaration under clause 12.2:

(1)	the declaration does not affect the obligations of an Obligor under the Finance Documents; and

(2)	each Obligor must continue to perform its obligations under the Finance Documents as if the declaration had not been made, subject to any directions given by a Finance Party under any Finance Document.

(b)	Clause 12.3(a) does not affect the Borrower’s obligations under clause 12.2.

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21 Definitions and interpretation

12.4	Enforcement

(a)	The Finance Documents may be enforced without notice to an Obligor or any other person even if:

(1)	a Finance Party accepts any part of the Secured Moneys after an Event of Default; or

(2)	there has been any other Event of Default.

(b)	No Finance Party is liable to any Obligor for any Loss an Obligor may suffer, incur or be liable for arising out of or in connection with a Finance Party exercising any Power, except to the extent specifically set out in a Finance Document.

12.5	Review Event

(a)	It will be a Review Event if:

(1)	during any consecutive period of 3 months:

(A)	saleable Product from the Project is less than 80% of forecast saleable Product for that period under the Base Case Financial Model; or

(B)	all in unit costs for saleable Product are greater than 20% above forecast all in unit costs for saleable Product under the Base Case Financial Model;

(2)	the Agent does not approve the Price Determination Mechanism, or the Price Determination Mechanism is otherwise not agreed, under clause 10.1(b);

(3)	the Completion Date has not occurred on or before the Longstop Date;

(4)	at any time on or after 1 January 2019, the Base Case Financial Model or the Annual Construction and Operating Budget does not demonstrate that at least 80% of Product for the following 12 month period is contracted for sale under Supply Agreements or Permitted Sales Agreements; and

(5)	a Change of Control occurs with respect to the Parent.

(b)	While a Review Event is subsisting the Agent may give notice to the Borrower that the Review Event is unacceptable (Review Notice).

(c)	On receipt of a Review Notice:

(1)	if the Review Event is capable of remedy, the Borrower must on or before the date which is 60 days after the date of the Review Notice (or such longer period as the Agent may agree) (Remedy Period) remedy the Review Event to the satisfaction of the Agent; and

(2)	if:

(A)	the Review Event is not capable of remedy; or

(B)	has not been remedied on or before the expiry of the Remedy Period,

the Agent may, in its absolute discretion, require the Borrower to take any other action to remedy the Review Event within a specified timeframe (Additional Requirements).

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13	Increased costs and illegality

13.1	Increased costs

(a)	If a Lender determines that any Change in Law affecting it or any of its holding companies (each a Holding Company) directly or indirectly:

(1)	increases the effective cost to that Lender of performing its obligations under the Finance Documents or funding or maintaining its Commitment or its Pro Rata Share of the Principal Outstanding;

(2)	reduces any amount received or receivable by that Lender under the Finance Documents; or

(3)	in any other way reduces the effective return to that Lender or any Holding Company under the Finance Documents or the overall return on capital of the Lender or any Holding Company,

(each an Increased Cost), the Borrower must pay to that Lender within 10 Business Days of demand compensation for the Increased Cost to the extent attributed by that Lender or Holding Company (using the methods it considers appropriate) to the Lender’s obligations under the Finance Documents or the funding or maintenance of its Commitment or its Pro Rata Share of the Principal Outstanding.

(b)	In the absence of manifest error, a claim under clause 13.1(a) is sufficient evidence of the amount to which the Finance Party is entitled under clause 13.1(a) unless the contrary is proved.

(c)	If the Borrower receives a demand from a Lender under clause 13.1(a), the Borrower may, by written notice to the Agent on or before the date which is 20 Business Days after the date of that demand, cancel the Commitment of that Lender and prepay the Secured Moneys of that Lender in full.

(d)	A notice under clause 13.1(c) is irrevocable and the Borrower must, on the date which is 40 Business Days after the date that the notice is given, pay to the Agent on account of that Lender the Secured Moneys in respect of that Lender in full.

(e)	A demand from a Lender under clause 13.1(a) may not claim compensation for an increase or reduction suffered more than 180 days before that Lender notified the Borrower of the relevant Change in Law except to the extent the Change in Law is retrospective.

(f)	This clause 13.1 does not apply to the extent the Increased Cost is:

(1)	attributable to a tax deduction required by law to be made by an Obligor;

(2)	attributable to a FATCA Deduction required to be made by a party

(3)	is, or will be, compensated for by payments from an Obligor to the relevant Finance Party under clauses 6.4 or 16.5; or

(4)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (Basel II), any Basel III Requirement or any other law or regulation which implements Basel II or any Basel III Requirement (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Related Bodies Corporate).

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21 Definitions and interpretation

13.2	Illegality

(a)	If any Change in Law or other event makes it illegal for a Lender to perform its obligations under the Finance Documents or fund or maintain its Commitment, the Lender may by notice to the Borrower:

(1)	suspend its obligations under the Finance Documents for the duration of the illegality; or

(2)	by notice to the Borrower, cancel its Commitment and require the Borrower to repay the Secured Moneys in respect of that Lender in full on the date which is 40 Business Days after the date on which the Lender gives the notice or any earlier date required by, or to comply with, the applicable law.

(b)	A notice under clause 13.2(a)(2) is irrevocable and the Borrower must, on the repayment date determined under clause 13.2(a)(2), pay to the Agent on account of the Lender the Secured Moneys in respect of the Lender in full.

13.3	Minimisation

(a)	The relevant Lender shall use reasonable endeavours (at the Borrower’s expense) to mitigate the consequences of a Change in Law mentioned in this clause 13.

(b)	If requested by the Borrower, the Lender shall negotiate in good faith with the Borrower with a view to finding a means to mitigate the consequences of a Change in Law mentioned in this clause 13.

(c)	The Borrower may not refuse a demand on the ground that the relevant consequences could have been avoided, unless the Lender or its Holding Company has failed to comply with clause 13.3(a).

14	Guarantee and indemnity

14.1	Guarantee

The Guarantors jointly and severally and unconditionally and irrevocably guarantee to each Finance Party the payment of the Secured Moneys due to each Finance Party.

14.2	Payment

(a)	If the Secured Moneys are not paid when due, each Guarantor must immediately on demand from the Agent pay to the Agent for the account of the Finance Parties the Secured Moneys in the same manner and currency as the Secured Moneys are required to be paid.

(b)	A demand under clause 14.2(a) may be made at any time and from time to time.

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14.3	Securities for other money

Each Finance Party may apply any amounts received by it or recovered under any:

(a)	Collateral Security; or

(b)	other document or agreement,

which is a security for any of the Secured Moneys and any other money in the manner it determines in its absolute discretion.

14.4	Amount of Secured Moneys

(a)	This clause 14 applies to any amount which forms part of the Secured Moneys from time to time.

(b)	The obligations of each Guarantor under this clause 14 extend to any increase in the Secured Moneys as a result of:

(1)	any amendment, supplement, renewal or replacement of any Finance Document to which an Obligor and any Finance Party is a party; or

(2)	the occurrence of any other thing.

(c)	Clause 14.4(b):

(1)	applies regardless of whether any Guarantor is aware of or consented to or is given notice of any amendment, supplement, renewal or replacement of any agreement to which an Obligor and any Finance Party is a party or the occurrence of any other thing; and

(2)	does not limit the obligations of any Guarantor under this clause 14.

14.5	Proof by Agent

In the event of the liquidation of an Obligor, each Guarantor authorises each Finance Party to prove for all money which any Guarantor has paid or is or may be obliged to pay under any Finance Document, any other document or agreement or otherwise in respect of the Secured Moneys.

14.6	Avoidance of payments

(a)	If any payment, conveyance, transfer or other transaction relating to or affecting the Secured Moneys is:

(1)	void, voidable or unenforceable in whole or in part; or

(2)	claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

the liability of each Guarantor under this clause 14 and any Power is the same as if:

(3)	that payment, conveyance, transfer or transaction (or the void, voidable or unenforceable part of it); and

(4)	any release, settlement or discharge made in reliance on any thing referred to in clause 14.6(a)(3),

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21 Definitions and interpretation

had not been made and each Guarantor must immediately take all action and sign all documents necessary or required by the Agent to restore to each Finance Party the benefit of this clause 14 and any Encumbrance held by the Finance Parties immediately before the payment, conveyance, transfer or transaction.

(b)	Clause 14.6(a) applies whether or not any Finance Party knew, or ought to have known, of anything referred to in clause 14.6(a).

14.7	Indemnity for avoidance of Secured Moneys

(a)	If any of the Secured Moneys (or money which would have been Secured Moneys if it had not been irrecoverable) are irrecoverable by any Finance Party from:

(1)	any Obligor; or

(2)	a Guarantor on the footing of a guarantee,

the Guarantors jointly and severally, unconditionally and irrevocably, and as a separate and principal obligation:

(3)	indemnify each Finance Party against any Loss suffered, paid or incurred by that Finance Party in relation to the non payment of that money; and

(4)	must pay the Agent for the account of that Finance Party an amount equal to that money.

(b)	Clause 14.7(a) applies to the Secured Moneys (or money which would have been Secured Moneys if it had not been irrecoverable) which are or may be irrecoverable irrespective of whether:

(1)	they are or may be irrecoverable because of any event described in clause 14.12;

(2)	they are or may be irrecoverable because of any other fact or circumstance;

(3)	the transactions or any of them relating to that money are void or illegal or avoided or otherwise unenforceable; and

(4)	any matters relating to the Secured Moneys are or should have been within the knowledge of any Finance Party.

14.8	No obligation to marshal

A Finance Party is not required to marshal or to enforce or apply under or appropriate, recover or exercise:

(a)	any Encumbrance, Guarantee or Collateral Security or other document or agreement held, at any time, by or on behalf of that or any other Finance Party; or

(b)	any money or asset which that Finance Party, at any time, holds or is entitled to receive.

14.9	Non-exercise of Guarantors’ rights

A Guarantor must not exercise any rights it may have (whether arising under this agreement, any other Finance Document or otherwise) inconsistent with this clause 14.

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14.10	Principal and independent obligation

(a)	This clause 14 is:

(1)	a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

(2)	independent of and not in substitution for or affected by any other Collateral Security which any Finance Party may hold in respect of the Secured Moneys or any obligations of any Obligor or any other person.

(b)	This clause 14 is enforceable against a Guarantor:

(1)	without first having recourse to any Collateral Security;

(2)	whether or not any Finance Party has made demand on any Obligor (other than any demand specifically required to be given, or notice required to be issued, to a Guarantor under clause 14.2 or any other provision of a Finance Document);

(3)	whether or not any Finance Party has given notice to any Obligor or any other person in respect of any thing; or

(4)	whether or not any Finance Party has taken any steps against any Obligor or any other person;

(5)	whether or not any Secured Moneys are then due and payable; and

(6)	despite the occurrence of any event described in clause 14.12.

14.11	Suspense account

(a)	Each Finance Party may apply to the credit of a suspense account any:

(1)	amounts received under this clause 14;

(2)	dividends, distributions or other amounts received in respect of the Secured Moneys in any liquidation; and

(3)	other amounts received from a Guarantor, an Obligor or any other person in respect of the Secured Moneys.

(b)	Each Finance Party may retain the amounts in the suspense account for as long as it determines and is not obliged to apply them in or towards satisfaction of the Secured Moneys.

14.12	Unconditional nature of obligations

(a)	This clause 14 and the obligations of each Guarantor under the Finance Documents are absolute, binding and unconditional in all circumstances, and are not released or discharged or otherwise affected by anything which but for this provision might have that effect, including:

(1)	the grant to any Obligor or any other person of any time, waiver, covenant not to sue or other indulgence;

(2)	the release (including a release as part of any novation) or discharge of any Obligor or any other person;

(3)	the cessation of the obligations, in whole or in part, of any Obligor or any other person under any Finance Document or any other document or agreement;

(4)	the liquidation of any Obligor or any other person;

(5)	any arrangement, composition or compromise entered into by any Finance Party, any Obligor or any other person;

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(6)	any Finance Document or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;

(7)	any extinguishment, failure, loss, release, discharge, abandonment, impairment, compounding, composition or compromise, in whole or in part of any Finance Document or any other document or agreement;

(8)	any Collateral Security being given to any Finance Party by any Obligor or any other person;

(9)	any alteration, amendment, variation, supplement, renewal or replacement of any Finance Document or any other document or agreement;

(10)	any moratorium or other suspension of any Power;

(11)	any Finance Party, a Receiver or Attorney exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce any Power;

(12)	any Finance Party obtaining a judgment against any Obligor or any other person for the payment of any of the Secured Moneys;

(13)	any transaction, agreement or arrangement that may take place with any Finance Party, any Obligor or any other person;

(14)	any payment to any Finance Party, a Receiver or Attorney, including any payment which at the payment date or at any time after the payment date is in whole or in part illegal, void, voidable, avoided or unenforceable;

(15)	any failure to give effective notice to any Obligor or any other person of any default under any Finance Document or any other document or agreement;

(16)	any legal limitation, disability or incapacity of any Obligor or of any other person;

(17)	any breach of any Finance Document or any other document or agreement;

(18)	the acceptance of the repudiation of, or termination of, any Finance Document or any other document or agreement;

(19)	any Secured Moneys being irrecoverable for any reason;

(20)	any disclaimer by any Obligor or any other person of any Finance Document or any other document or agreement;

(21)	any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under any Finance Document or any other document or agreement;

(22)	the opening of a new account of any Obligor with any Finance Party or any transaction on or relating to the new account;

(23)	any prejudice (including material prejudice) to any person as a result of any thing done or omitted by any Finance Party, any Obligor or any other person;

(24)	any prejudice (including material prejudice) to any person as a result of any Finance Party, a Receiver, Attorney or any other person selling or realising any property the subject of a Collateral Security at less than the best price;

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21 Definitions and interpretation

(25)	any prejudice (including material prejudice) to any person as a result of any failure or neglect by any Finance Party, a Receiver, Attorney or any other person to recover the Secured Moneys from any Obligor or by the realisation of any property the subject of a Collateral Security;

(26)	any prejudice (including material prejudice) to any person as a result of any other thing;

(27)	the receipt by any Finance Party of any dividend, distribution or other payment in respect of any liquidation;

(28)	the failure of any other Guarantor or any other person who is intended to become a co-surety or co-indemnifier of that Guarantor to execute this agreement or any other document; or

(29)	any other act, omission, matter or thing whether negligent or not.

(b)	Clause 14.12(a) applies irrespective of:

(1)	the consent or knowledge or lack of consent or knowledge, of any Finance Party, any Obligor or any other person of any event described in clause 14.12(a); or

(2)	any rule of law or equity to the contrary.

14.13	No competition

(a)	Until the Secured Moneys have been fully paid and this clause 14 has been finally discharged, a Guarantor is not entitled to:

(1)	be subrogated to any Finance Party;

(2)	claim or receive the benefit of any Encumbrance, Guarantee or other document or agreement of which any Finance Party has the benefit;

(3)	claim or receive the benefit of any moneys held by any Finance Party; or

(4)	claim or receive the benefit of any Power;

(5)	either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of any Obligor liable to pay the Secured Moneys, except in accordance with clause 14.13(b);

(6)	make a claim or exercise or enforce any right, power or remedy (including under an Encumbrance or Guarantee or by way of contribution) against any Obligor liable to pay the Secured Moneys or against any asset of any such Obligor, whether such right, power or remedy arises under or in connection with this agreement, any other Finance Document or otherwise;

(7)	accept, procure the grant of or allow to exist any Encumbrance in favour of a Guarantor from any Obligor liable to pay the Secured Moneys;

(8)	exercise or attempt to exercise any right of set-off against, or realise any Encumbrance taken from, any Obligor liable to pay the Secured Moneys; or

(9)	raise any defence or counterclaim in reduction or discharge of its obligations under this clause 14.

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21 Definitions and interpretation

(b)	If required by any Finance Party, a Guarantor must prove in any liquidation of any Obligor liable to pay the Secured Moneys for all money owed to the Guarantor.

(c)	All money recovered by a Guarantor from any Obligor liable to pay the Secured Moneys from any liquidation or under any Encumbrance or Guarantee (whether the Encumbrance or Guarantee is a Finance Document or otherwise) must be received and held in trust by the Guarantor for the Finance Parties to the extent of the unsatisfied liability of the Guarantor under this clause 14.

(d)	A Guarantor must not do or seek, attempt or purport to do anything referred to in clause 14.13(a).

14.14	Continuing guarantee

This clause 14 is a continuing obligation of each Guarantor, despite:

(a)	any settlement of account; or

(b)	the occurrence of any other thing,

and remains in full force and effect until:

(c)	all the Secured Moneys have been paid in full; and

(d)	this clause 14 has been finally discharged by all the Finance Parties.

14.15	Variation

This clause 14 extends to cover the Finance Documents as amended, varied or replaced, whether with or without the consent of any one or more of the Guarantors, including any increase in the limit or maximum principal amount available under a Finance Document.

14.16	Judgments

A final judgment obtained against a relevant Obligor is conclusive as against each Guarantor.

15	Indemnities and Break Costs

15.1	General indemnity

(a)	Each Obligor indemnifies each Finance Party against any Loss which that Finance Party, a Receiver (whether acting as agent of the Borrower or of a Finance Party) or an Attorney pays, suffers, incurs or is liable for, in respect of any of the following:

(1)	a Funding Portion required by a Funding Notice not being made for any reason including any failure by an Obligor to fulfil any condition precedent contained in clause 2, but excluding any default by that Finance Party;

(2)	the occurrence of any Event of Default;

(3)	a Finance Party exercising its Powers consequent upon or arising out of the occurrence of any Default;

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21 Definitions and interpretation

(4)	the non-exercise, attempted exercise, exercise or delay in the exercise of any Power while an Event of Default subsists;

(5)	any act or omission of a Security Provider or any of its employees or agents;

(6)	the occupation, use or ownership of any Secured Property by a Security Provider or any of its employees or agents;

(7)	any workers’ compensation claim by any employee of a Security Provider;

(8)	any insurance policy in respect of any Secured Property;

(9)	any compulsory acquisition or statutory or judicial divestiture of any Secured Property; and

(10)	any payment made by a Lender to the Agent under clause 18.11.

(b)	The indemnity in clause 15.1(a), includes the amount determined by a Finance Party as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Finance Party to fund or maintain its Commitment.

15.2	Break Costs

The Borrower must, within 3 Business Days of demand by the Agent, pay to the Agent for the account of each Finance Party its Break Costs attributable to all or any part of a Funding Portion being prepaid or repaid by the Borrower on a day other than the last day of the Funding Period for that Funding Portion.

15.3	Foreign currency indemnity

If, at any time:

(a)	a Finance Party, a Receiver or an Attorney receives or recovers any amount payable by an Obligor including:

(1)	under any judgment or order of any Government Agency;

(2)	for any breach of any Finance Document;

(3)	on the liquidation or bankruptcy of the Obligor or any proof or claim in that liquidation or bankruptcy; or

(4)	any other thing into which the obligations of the Obligor may have become merged; and

(b)	the Payment Currency is not the Relevant Currency,

the Borrower indemnifies each Finance Party, Receiver or Attorney against any shortfall between the amount payable in the Relevant Currency and the amount actually or notionally received or recovered by each Finance Party, Receiver or Attorney after the Payment Currency is converted or translated into the Relevant Currency under clause 15.4.

15.4	Conversion of currencies

In making any currency conversion under clause 15.3, a Finance Party, Receiver or Attorney may itself or through its bankers purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in the manner and amounts and at the times it thinks fit in accordance with its normal procedures.

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15.5	Continuing indemnities and evidence of loss

(a)	Each indemnity of an Obligor in a Finance Document is a continuing obligation of the Obligor, despite:

(1)	any settlement of account; or

(2)	the occurrence of any other thing,

and remains in full force and effect until:

(3)	the Secured Moneys are fully and finally repaid; and

(4)	each Security has been finally discharged.

(b)	Each indemnity of an Obligor in a Finance Document is an additional, separate and independent obligation of an Obligor and no one indemnity limits the general nature of any other indemnity.

(c)	Each indemnity of an Obligor in a Finance Document survives the termination of any Finance Document.

(d)	A certificate given by an Officer of a Finance Party detailing the amount of any Loss covered by any indemnity in a Finance Document is sufficient evidence unless the contrary is proved.

16	Fees, Tax, costs and expenses

16.1	Agent’s fees

The Borrower must pay to the Agent for its own account the fees and other amounts agreed between the Borrower and the Agent in a Fee Letter.

16.2	Security Trustee’s fees

The Borrower must pay the Security Trustee for its own account the fees and other amounts agreed between the Borrower and the Security Trustee in a Fee Letter.

16.3	Lenders’ fees

The Borrower must pay to each Lender for its own account the fees and other amounts agreed between the Borrower and that Lender in a Fee Letter.

16.4	Project Loan Facility Line Fee

(a)	The Borrower must pay the Agent for distribution to the Lenders in their respective Pro Rata Shares the following fees a non-refundable line fee equal to:

(1)	[***]% per annum calculated on a daily basis on the aggregate daily balance of the undrawn and uncancelled portion of the Total Undrawn Tranche One Commitments; and

(2)	[***]% per annum calculated on a daily basis on the aggregate daily balance of the undrawn and uncancelled portion of the Total Undrawn Tranche Two Commitments,

on the basis of a 360 day year and for the actual number of days elapsed, to be paid in arrears on each Quarter Date and on the last day of the Availability Period for the Project Loan Facility.

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21 Definitions and interpretation

(b)	If the Borrower has cancelled its Tranche Two Commitment in accordance with clause 3.4 there shall be no line fee payable on the total Undrawn Tranche Two Commitments from the date of cancellation of the Tranche Two Commitment.

16.5	Tax

(a)	The Borrower must pay any Tax, other than an Excluded Tax or FATCA Deduction, which is payable in respect of a Finance Document (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of a Finance Document).

(b)	The Borrower must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 16.5(a) except to the extent that the fine, penalty or other cost is caused by the Agent’s failure to lodge money received from the Borrower within 5 Business Days before the due date for lodgement.

(c)	The Borrower indemnifies each Finance Party against any amount payable under clause 16.5(a) or (b).

16.6	Costs and expenses

The Borrower must pay all costs and expenses of each Finance Party in relation to:

(a)	the negotiation, preparation, execution, delivery, stamping, registration, completion, variation and discharge of any Finance Document;

(b)	the enforcement, protection or waiver of any rights under any Finance Document;

(c)	the consent or approval of a Finance Party given under any Finance Document; and

(d)	any enquiry by a Government Agency involving the Borrower,

including:

(e)	any reasonable administration costs of each Finance Party in relation to the matters described in clause 16.6(c) or (d); and

(f)	any legal costs and expenses and any professional consultant’s fees, on a full indemnity basis.

16.7	GST

(a)	If GST is or will be imposed on a supply made under or in connection with a Finance Document by a Finance Party, the Finance Party may, to the extent that the consideration otherwise provided for that supply is not stated to include an amount in respect of GST on the supply:

(1)	increase the consideration otherwise provided for that supply under the Finance Document by the amount of that GST; or

(2)	otherwise recover from the recipient of the supply the amount of that GST.

(b)	Each Finance Party must issue a Tax Invoice to the recipient of the supply no later than 5 Business Days after payment to the Finance Party of the GST inclusive consideration for that supply.

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17	Interest on overdue amounts

17.1	Payment of interest

Each Obligor must pay interest on:

(a)	any of the Secured Moneys due and payable by it, but unpaid and not capitalised (if permitted) under clause 5.4(d); and

(b)	any interest payable but unpaid under this clause 17.

No other interest shall accrue on the above amounts (including under clause 5.4) except for the interest referred to in this clause 17.

17.2	Accrual of interest

The interest payable under this clause 17:

(a)	accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the Secured Moneys becomes merged; and

(b)	may be capitalised at monthly intervals.

17.3	Rate of interest

The rate of interest payable under this clause 17 on any part of the Secured Moneys is the higher of:

(a)	the Overdue Rate determined by the Agent:

(1)	on the date that part of the Secured Moneys becomes due and payable but is unpaid; and

(2)	on each date which is 1 month after the immediately preceding date on which the Overdue Rate was determined under this clause 17.3(a); and

(b)	the rate fixed or payable under a judgment or other thing referred to in clause 17.2(a).

18	Relations between Agent and Lender

18.1	Appointment of Agent

Each Lender appoints the Agent to act as its agent under the Finance Documents and authorises the Agent to do the following on its behalf:

(a)	amend or waive compliance with any provision of the Finance Documents in accordance with the Finance Documents (including clause 18.5);

(b)	all things which the Finance Documents expressly require the Agent to do, or contemplate are to be done by the Agent, on behalf of the Lenders; and

(c)	all things which are incidental or ancillary to the Powers of the Agent described in clauses 18.1(a) or (b).

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21 Definitions and interpretation

18.2	Agent’s capacity

The Agent:

(a)	in its capacity as a Lender, has the same obligations and Powers under each Finance Document as any other Lender as though it were not acting as the Agent; and

(b)	may engage in any kind of banking or other business with any Obligor without having to notify or account to the Lenders.

18.3	Agent’s obligations

(a)	The Agent has only those duties and obligations which are expressly specified in the Finance Documents.

(b)	The Agent is not required to:

(1)	keep itself informed as to the affairs of any Obligor or its compliance with any Finance Document; or

(2)	review or check the accuracy or completeness of any document or information it forwards to any Lender or other person, or whether any such document is or contains a security interest for the purposes of the PPSA.

18.4	Agent’s powers

(a)	Except as specifically set out in the Finance Documents (including clause 18.5), the Agent may exercise its Powers under the Finance Documents:

(1)	as it thinks fit in the best interests of the Lenders; and

(2)	without consulting with or seeking the instructions of the Lenders.

(b)	The exercise by the Agent of any Power in accordance with this clause 18 binds all the Lenders.

18.5	Instructions to Agent

The Agent:

(a)	must exercise its Powers in accordance with any instructions given to it by the Majority Lenders or, if specifically required to do so under a Finance Document, all Lenders;

(b)	must not amend or waive any provision of a Finance Document which has the effect of:

(1)	increasing the obligations of any Lender; or

(2)	changing the terms of payment of any amounts payable under the Finance Documents; or

(3)	changing the manner in which those payments are to be applied,

without the consent of all the Lenders;

(c)	must not amend or waive any other provision of any Finance Document without the consent of the Majority Lenders unless the Agent is satisfied that the amendment is made to correct a manifest error or an error of a formal or technical nature only; or

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21 Definitions and interpretation

(d)	must not otherwise exercise any Power which the Finance Documents specify are to be exercised with the consent or in accordance with the instructions of the Majority Lenders or some other number of Lenders, or amend any such requirement, except with that consent or in accordance with those instructions; and

(e)	may refrain from acting, whether in accordance with the instructions of the Lenders or otherwise, until it has received security for any amount it reasonably believes may become payable to it by the Lenders under clause 18.11.

18.6	Assumptions as to authority

Each Obligor may assume, without inquiry, that any action of the Agent under the Finance Documents is in accordance with any required authorisations, consents or instructions from the Lenders.

18.7	Agent’s liability

(a)	Neither the Agent nor any Related Body Corporate of the Agent nor any of their respective directors, officers, employees, agents or successors is responsible to the Lenders or an Obligor for:

(1)	any recitals, statements, representations or warranties contained in any Finance Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Finance Document;

(2)	the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Finance Document (other than as against the Agent) or any other certificate or document referred to or provided for in, or received by any of them under, any Finance Document;

(3)	any failure by an Obligor or any Lender to perform its obligations under any Finance Document;

(4)	any action taken or omitted to be taken by it or them under any Finance Document or in connection with any Finance Document except in the case of its or their own fraud or wilful misconduct or gross negligence; or

(5)	taking, or failing to take, any action for the purposes of the PPSA, whether for the benefit of all the Finance Parties or any particular Finance Party, unless it is expressly instructed to do so by the Majority Lenders.

(b)	The Agent is not responsible for identifying or perfecting under the PPSA any security interest which may be constituted by or contained in any Finance Document or any other agreement, arrangement or document. Without limiting the foregoing, the Agent is not responsible for identifying or perfecting under the PPSA any security interest which may be created by an assignment or transfer under clause 19.2.

(c)	The Agent is not negligent solely because it has not identified, or has failed to perfect under the PPSA, any security interest which may be constituted by or be contained in any Finance Document or any other agreement, arrangement or document relating to the Finance Documents, unless it has been expressly instructed by the Majority Lenders.

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21 Definitions and interpretation

18.8	Delegation

The Agent may employ agents and attorneys.

18.9	Agent entitled to rely

The Agent may rely on:

(a)	any certificate, communication, notice or other document (including any facsimile transmission or telegram) it believes to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons; and

(b)	advice and statements of solicitors, independent accountants and other experts selected by the Agent with reasonable care.

18.10	Provision of information

(a)	The Agent must forward to each Lender:

(1)	notice of the occurrence of any Default promptly after the Agent becomes actually aware of it; and

(2)	a copy of each report, notice or other document promptly after the Agent receives it from an Obligor under any Finance Document.

(b)	The Agent is not to be regarded as being actually aware of the occurrence of a Default unless the Agent:

(1)	is actually aware that any payment due by an Obligor under the Finance Documents has not been made; or

(2)	has received notice from a Lender or an Obligor stating that a Default has occurred describing the same and stating that the notice is a ‘Default Notice’.

(c)	If the Agent receives a Default Notice the Agent may treat any such Default as continuing until it has received a further Default Notice from the party giving the original notice stating that the Default is no longer continuing and the Agent is entitled to rely on such second notice for all purposes under the Finance Documents.

(d)	The Agent is not to be regarded as having received any report, notice or other document or information unless it has been given to it in accordance with clause 21.3.

(e)	The Agent may assume that no Finance Document and no other document received by it in any capacity is or contains a security interest for the purposes of the PPSA.

(f)	Except as specified in clause 18.10(a) and as otherwise expressly required by the Finance Documents, the Agent has no duty or responsibility to provide any Lender with any information concerning the affairs of any Obligor or other person which may come into the Agent’s possession.

(g)	Nothing in any Finance Document obliges the Agent to disclose any information relating to any Obligor or other person if the disclosure would constitute a breach of any law, duty of secrecy or duty of confidentiality.

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18.11	Indemnity by Lenders

The Lenders severally indemnify the Agent (to the extent not reimbursed by any Obligor) in their Pro Rata Shares against any Loss which the Agent pays, suffers, incurs or is liable for in acting as Agent, except to the extent attributable to the Agent’s fraud or wilful misconduct.

18.12	Independent appraisal by Lenders

Each Lender acknowledges that it has made and must continue to make, independently and without reliance on the Agent or any other Lender, and based on the documents and information it considers appropriate, its own investigation into and appraisal of:

(a)	the affairs of each Obligor;

(b)	the accuracy and sufficiency of any information on which it has relied in connection with its entry into the Finance Documents;

(c)	the legality, validity, effectiveness, enforceability and sufficiency of each Finance Document; and

(d)	whether any Finance Document or any other agreement, arrangement or document relating to them is or contains a security interest for the purposes of the PPSA which is for the benefit of a Finance Party (either alone or together with any other Finance Party) and whether any such security interest has been or should be perfected under the PPSA.

18.13	Resignation and removal of Agent

(a)	The Agent may, by notice to the Borrower and the Lenders, resign at any time and the Majority Lenders may, by giving 30 days prior notice to the Borrower and the Agent, remove the Agent from office. The resignation or removal of the Agent takes effect on appointment of a successor Agent in accordance with this clause 18.13.

(b)	Without limiting clause 18.3(a) a Finance Party may by notice to the Agent remove the Agent from office if, on or after the date which is 3 months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents:

(1)	the Agent fails to respond to a request under clause 6.9 and a Finance Party reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(2)	the information supplied by the Agent under clause 6.9 indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(3)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Finance Party reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party.

(c)	The resignation or removal of the Agent takes effect on appointment of a successor Agent in accordance with this clause 18.13.

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(d)	When a notice of resignation or removal is given, the Majority Lenders may appoint a successor Agent. If no successor Agent is appointed within 10 Business Days, the Agent may appoint a successor Agent.

(e)	When a successor Agent is appointed, and executes an undertaking to be bound as successor Agent under the Finance Documents, the successor Agent succeeds to and becomes vested with all the Powers and duties of the retiring Agent, and the retiring Agent is discharged from its duties and obligations under the Finance Documents.

(f)	After any retiring Agent’s resignation or removal, this agreement continues in effect in respect of any actions which the Agent took or omitted to take while acting as the Agent.

18.14	Institution of actions by Lenders

(a)	A Lender must not institute any legal proceedings against an Obligor to recover amounts owing to it under the Finance Documents, without giving the Agent and each other Lender a reasonable opportunity to join in the proceedings or agree to share the costs of the proceedings.

(b)	If a Lender does not join in an action against an Obligor or does not agree to share in the costs of the action (having been given a reasonable opportunity to do so by the Finance Party bringing the action), it is not entitled to share in any amount recovered by the action until all the Finance Parties who did join in the action or agree to share the costs of the action have received in full all money payable to them under the Finance Documents.

18.15	Identity of Lenders

(a)	A Lender must notify the Agent of any assignment or novation of that Lenders’ rights or obligations under any Finance Document in accordance with clause 19.

(b)	The Agent may treat each Lender as the absolute legal and beneficial holder of its rights under the Finance Documents for all purposes, despite any notice to the contrary, unless otherwise required by law.

18.16	Electronic transmission of notices

Commencing on a date to be determined by the Agent and notified to the other parties to this agreement, notices, requests, demands, consents, approvals, agreements or other communications to or by the Agent under the Finance Documents:

(a)	may be given by means of a secure website established by the Agent, access to which is restricted to the parties to the Finance Documents (and, where applicable, their financial and legal advisers); and

(b)	will be taken to be given or made on:

(1)	a notice being posted on the secure website; and

(2)	receipt by the Agent of a delivery receipt in respect of an e-mail the Agent has sent to the relevant party’s nominated email address (as notified to the Agent at least 5 days before any e-mail is sent by the Agent or notice posted on the secure website) advising that the notice has become available on the secure website.

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18.17	Security Trustee’s capacity

The relationship of the Security Trustee to the Lenders is one of trustee and beneficiary. Except as specifically provided in the Finance Documents the Security Trustee is not an agent of the Lenders under or in connection with the Finance Documents.

18.18	Disclosure of Information by Lenders

(a)	Each Lender must provide all information to the Agent or the Security Trustee (as applicable) that the Agent or the Security Trustee reasonably requires in order to manage its money-laundering, terrorism financing or economic and trade sanctions risk or to comply with any laws or regulations in Australia or any other country or where required by FATCA.

(b)	Each Lender agrees that the Agent and the Security Trustee may disclose any information concerning any Finance Party to any law enforcement, regulatory agency or court where in its reasonable opinion it is required by any such law or regulation in Australia or elsewhere or by FATCA.

19	Assignment and substitution

19.1	Assignment by Obligor

An Obligor must not assign or novate any of its rights or obligations under a Finance Document without the Agent’s prior written consent.

19.2	Assignment by Lenders

Any Lender may assign or novate any of its rights and obligations under a Finance Document to any person if:

(a)	any necessary prior Authorisation is obtained;

(b)	where the Lender is novating any of its rights and obligations under a Finance Document, the novation is effected in accordance with clause 19.3; and

(c)	it notifies the Agent; and

(d)	the assignee or novatee is one of the following:

(1)	in respect of any transfer of rights in respect of Principal Outstanding while no Event of Default is subsisting, an entity that is not a competitor of any Obligor;

(2)	in respect of any transfer of obligations in respect of undrawn Commitments while no Event of Default is subsisting, a bank or financial institution with a minimum credit rating of BB (Standard & Poor’s) or an equivalent rating from another major rating agency; or

(3)	otherwise, any person.

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19.3	Substitution certificate

(a)	If a Lender wishes to novate any of its rights and obligations under a Finance Document to a Substitute Lender, it must notify the Agent at least 5 Business Days before the substitution (or such shorter period as the Agent approves), of the following:

(1)	the name of the Substitute Lender;

(2)	the proportion of its Commitment and its Principal Outstanding to be assumed by the Substitute Lender; and

(3)	the proposed date of the substitution.

(b)	The Retiring Lender and the Substitute Lender must execute a substitution certificate in the form of Attachment 1 and deliver it to the Agent at least 2 Business Days before the substitution (or such shorter period as the Agent approves).

(c)	When the Agent receives a substitution certificate under clause 19.3(b) it is authorised to, and must:

(1)	execute it on behalf of all the parties to this agreement other than the Retiring Lender;

(2)	notify each of the parties to this agreement of the substitution; and

(3)	deliver copies of it to the Borrower, the Retiring Lender and the Substitute Lender.

19.4	Assist

Each party must do any thing which the Agent reasonably requests including, executing any documents or amending any Finance Document, to effect any transfer, assignment, novation or substitution under this clause 19.

19.5	Securitisation Permitted

(a)	A Lender may, without having to obtain the consent of or notify an Obligor, assign, transfer, sub-participate or otherwise deal with any of its rights under this agreement to a trustee of a trust, a company or any other entity which in each case is established for the purposes of securitisation (Securitisation Dealing) provided that such Lender remains the lender of record.

(b)	Despite any Securitisation Dealing by a Lender, the Lender must continue to perform all its obligations under this agreement, and any amount paid by the Obligor to the Agent for the account of the Lender will satisfy the Obligor’s obligation to make that payment until the Obligor is:

(1)	given notice by the Lender of the Securitisation Dealing; and

(2)	directed by the Lender to pay any amount payable by the Obligor under this agreement to the relevant assignee, transferee or sub-participant.

19.6	Participation permitted

A Lender may grant a participation interest (being a right to share in the financial benefits of this agreement, without any rights against an Obligor) in any of the Lender’s rights and benefits under this agreement to any other person without having to obtain the consent of or to notify an Obligor.

19.7	Lending Office

(a)	A Lender may change its Lending Office at any time.

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21 Definitions and interpretation

(b)	A Lender must promptly notify the Agent and the Borrower of the change.

19.8	No increase in costs

If a Lender assigns or novates any of its rights or obligations under any Finance Document or changes its Lending Office, no Obligor is required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges which is a direct consequence of the transfer or assignment or change of Lending Office.

20	Saving provisions

20.1	No merger of security

(a)	Nothing in this agreement merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

(1)	any Encumbrance or indemnity in favour of any Finance Party; or

(2)	any Power.

(b)	No other Encumbrance or Finance Document which a Finance Party has the benefit of in any way prejudicially affects any Power.

20.2	Exclusion of moratorium

Without limiting clause 20.3, to the extent not excluded by law, a provision of any legislation (other than a provision of the PPSA mentioned in section 115(1) of the PPSA) which directly or indirectly:

(a)	lessens, varies or affects in favour of an Obligor any obligations under a Finance Document;

(b)	stays, postpones or otherwise prevents or prejudicially affects the exercise by any Finance Party of any Power; or

(c)	confers any right on an Obligor or imposes any obligation on a Finance Party or a Receiver or Attorney in connection with the exercise of any Power,

is negatived and excluded from each Finance Document and all relief and protection conferred on an Obligor by or under that legislation is also negatived and excluded.

20.3	Exclusion of PPSA provisions

To the extent the law permits:

(a)	for the purposes of section 115(1) and 115(7) of the PPSA:

(1)	a Finance Party need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and

(2)	sections 142 and 143 are excluded;

(b)	for the purposes of section 115(7) of the PPSA, a Finance Party need not comply with sections 132 and 137(3);

(c)	if the PPSA is amended after the date of this document to permit each Obligor and each Finance Party to agree to not comply with or to exclude other provisions of the PPSA, each Finance Party may notify each Obligor that any of these provisions are excluded or that the Finance Party need not comply with any of those provisions as notified to each Obligor by the Finance Party; and

Project facility agreement	page 131

21 Definitions and interpretation

(d)	each Obligor agrees not to exercise its rights to make any request of a Finance Party under section 275 of the PPSA, to authorise the disclosure of any information under that section or to waive any duty of confidence that would otherwise permit non-disclosure under that section.

20.4	Conflict

Where any right, power, authority, discretion or remedy conferred on a Finance Party, a Receiver or an Attorney by any Finance Document is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, those conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

20.5	Consents

(a)	Whenever the doing of any thing by an Obligor is dependent on the consent of a Finance Party, the Finance Party may withhold its consent or give it conditionally or unconditionally in its absolute discretion, unless expressly stated otherwise in a Finance Document.

(b)	Any conditions imposed on an Obligor by a Finance Party under clause 20.5(a) must be complied with by the Obligor.

20.6	Principal obligations

This agreement and each Collateral Security is:

(a)	a principal obligation and is not ancillary or collateral to any other Encumbrance (other than another Collateral Security) or other obligation; and

(b)	independent of, and unaffected by, any other Encumbrance or other obligation which any Finance Party may hold at any time in respect of the Secured Moneys.

20.7	Non-avoidance

If any payment by an Obligor to a Finance Party is avoided for any reason including any legal limitation, disability or incapacity of or affecting the Obligor or any other thing, and whether or not:

(a)	any transaction relating to the Secured Moneys was illegal, void or substantially avoided; or

(b)	any thing was or ought to have been within the knowledge of any Finance Party,

the Obligor:

(c)	as an additional, separate and independent obligation, indemnifies each Finance Party against that avoided payment; and

(d)	acknowledges that any liability of the Obligor under the Finance Documents and any right or remedy of the Finance Parties under the Finance Documents is the same as if that payment had not been made.

Project facility agreement	page 132

21 Definitions and interpretation

20.8	Set-off authorised

If an Obligor does not pay any amount when due and payable by it to any Finance Party under a Finance Document, the Finance Party may:

(a)	apply any credit balance in any currency in any account of the Obligor with the Finance Party in or towards satisfaction of that amount; and

(b)	effect any currency conversion which may be required to make an application under clause 20.8(a).

20.9	Agent’s certificates and approvals

(a)	A certificate issued by an Officer of the Agent or signed by an Officer of the Agent in relation to any amount, calculation or payment under any Finance Document is prima facie evidence of the matters stated in the certificate at the date of the certificate unless the contrary is proved.

(b)	Where any provision of a Finance Document requires the Agent’s approval, that approval will not be effective unless and until it is provided in writing.

20.10	No reliance or other obligations and risk assumption

Each Obligor acknowledges and confirms that:

(a)	it has not entered into any Finance Document in reliance on any representation, warranty, promise or statement made by or on behalf of any Finance Party;

(b)	in respect of the transactions evidenced by the Finance Documents, no Finance Party has any obligations other than those expressly set out in the Finance Documents; and

(c)	in respect of interest rates or exchange rates, no Finance Party is liable for any movement in interest rates or exchange rates or any information, advice or opinion provided by any Finance Party or any person on behalf of any Finance Party, even if:

(1)	provided at the request of an Obligor (it being acknowledged by each Obligor that such matters are inherently speculative);

(2)	relied on by an Obligor; or

(3)	provided incorrectly or negligently.

20.11	Power of attorney

(a)	For consideration received, each Obligor irrevocably appoints the Agent and each Officer of the Agent as the attorney of the Obligor to:

(1)	execute and deliver all documents; and

(2)	do all things,

which the Obligor is obliged to do and are necessary or desirable to give effect to each Finance Document, but which the Obligor has failed to do.

(b)	An Attorney must not exercise any Power under clause 20.11(a) unless an Event of Default is continuing, but a breach of this clause 20.11(b) does not affect the validity of the Attorney’s act.

(c)	An Attorney appointed under clause 20.11(a) may appoint a substitute attorney to perform any of its powers.

Project facility agreement	page 133

21 Definitions and interpretation

21	General

21.1	Confidential information and publicity

(a)	A Finance Party must not disclose to any person:

(1)	any Finance Document; or

(2)	any information about any Obligor,

except:

(3)	in connection with a permitted assignment, novation, participation or securitisation under clause 19, where the disclosure is made on the basis that the recipient of the information will comply with this clause 21.1 in the same way that the Finance Party is required to do;

(4)	to any professional or other adviser consulted by it in relation to any of its rights or obligations under the Finance Documents;

(5)	to the Reserve Bank of Australia, the Australian Tax Office or any Government Agency requiring disclosure of the information (except that this paragraph does not permit a Finance Party to disclose any information of the kind referred to in section 275(1) of the PPSA);

(6)	in connection with the enforcement of its rights under the Finance Documents;

(7)	where the information is already in the public domain, or where the disclosure would not otherwise breach any duty of confidentiality;

(8)	if required by law in Australia or elsewhere (other than under section 275 of the PPSA to the extent that disclosure would not be required under that section if the disclosure would breach a duty of confidence);

(9)	if required by FATCA; or

(10)	otherwise with the prior written consent of the relevant Obligor (such consent not to be unreasonably withheld or delayed).

(b)	No Obligor may publicly disclose information relating to any Finance Document unless:

(1)	it obtains the prior written consent of the Agent (not to be unreasonably withheld or delayed); or

(2)	it is required by an ASX Rule or, if applicable, the listing rules of an Approved US Stock Exchange, to make that disclosure and has given prior written notice of that disclosure to the Agent.

(c)	No Obligor may make any public announcement referring to any Finance Party unless:

(1)	it obtains the prior written consent of that Finance Party (not to be unreasonably withheld or delayed); or

(2)	it is required by an ASX Rule or, if applicable, the listing rules of an Approved US Stock Exchange, to make that announcement and has given prior written notice of that announcement to the Agent.

Project facility agreement	page 134

21 Definitions and interpretation

21.2	Obligor to bear cost

Any thing which must be done by an Obligor under any Finance Document, whether or not at the request of any Finance Party, must be done at the cost of the Obligor.

21.3	Notices

(a)	Any notice or other communication including, any request, demand, consent or approval, to or by a party to any Finance Document must be in legible writing and in English addressed to the party in accordance with its details set out in Schedule 3 or as specified to the sender by the party by notice.

(b)	If the sender is a company, any such notice or other communication must be signed by an Officer of the sender.

(c)	Any such notice or other communication is regarded as being given by the sender and received by the addressee:

(1)	if by delivery in person, when delivered to the addressee;

(2)	if by post, on delivery to the addressee; or

(3)	if by facsimile, when received by the addressee in legible form,

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00pm (addressee’s time) it is regarded as received at 9.00am on the following Business Day.

(d)	Any such notice or other communication can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(e)	A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 21.3(c) and informs the sender that it is not legible.

21.4	Governing law and jurisdiction

(a)	This agreement is governed by the laws of New South Wales.

(b)	Each Obligor irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

(c)	Each Obligor irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(d)	Each Obligor irrevocably waives any immunity in respect of its obligations under this agreement that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment before judgment, attachment in aid of execution or execution.

21.5	Prohibition and enforceability

(a)	Any provision of, or the application of any provision of, any Finance Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

Project facility agreement	page 135

21 Definitions and interpretation

(b)	Any provision of, or the application of any provision of, any Finance Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

21.6	Waivers

(a)	Waiver of any right arising from a breach of this agreement or of any Power arising on default under this agreement or on the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:

(1)	a right arising from a breach of this agreement or the occurrence of an Event of Default; or

(2)	a Power created or arising on default under this agreement or on the occurrence of an Event of Default,

does not result in a waiver of that right or Power.

(c)	A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this agreement or on a default under this agreement or on the occurrence of an Event of Default as constituting a waiver of that right or Power.

(d)	A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

(e)	This clause 21.6 may not itself be waived except in writing.

21.7	Variation

(a)	A variation of any term of this agreement must be in writing and signed by the parties.

(b)	The Agent may sign a variation of any term of this agreement under clause 21.7(a) on behalf of the Lenders where it is permitted to do so in accordance with clause 18.5 or any other provision of a Finance Document.

21.8	Cumulative rights

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of any Finance Party, Receiver or Attorney.

21.9	Attorneys

Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

21.10	Counterparts

(a)	This agreement may be executed in any number of counterparts.

(b)	All counterparts, taken together, constitute one instrument.

(c)	A party may execute this agreement by signing any counterpart.

Project facility agreement	page 136

21 Definitions and interpretation

21.11	Process agent

(a)	Without prejudice to any mode of service allowed under any relevant law, each US Obligor:

(1)	irrevocably appoints Paringa Resources Limited of Level 9, BGC Centre, 28 The Esplanade, Perth, Western Australia 6000, Australia in relation to proceedings in New South Wales as their process agent to receive any document in an action in connection with this agreement;

(2)	agrees that service of documents on its process agent at the address set out above (or any new address notified to the Agent in writing) is sufficient service on it; and

(3)	agrees that failure by a process agent to notify it of any document in an action in connection with this agreement, will not invalidate the action concerned.

(b)	If for any reason the person named above ceases to be able to act as process agent, the US Obligors must appoint another person as its process agent in Australia and ensure that the replacement process agent accepts its appointment.

Project facility agreement	page 137

Schedules

Table of contents

Guarantors	139

Lenders and Commitments	141

Notice details	142

Officer’s certificate for entities incorporated in Australia	144

Officer’s certificate for entities incorporated in the United States of America	146

Funding Notice	150

Group Structure Diagram	152

Compliance Certificate	153

Repayments	155

Part 1 - Project Tenements and Project Owned Property	164

Material Authorisations	187

Project Documents	189

Completion Tests	190

Map of Project Area, Cypress Project Area and Dock Area	195

Withdrawal Notice	197

Project facility agreement	page 138

Schedule 1

Guarantors

Project facility agreement	page 139

21 Definitions and interpretation

Name	Company number	Notice Details

Paringa Resources Limited	ABN 44 155 933 010	Address:	373 Whobry Road
Rumsey KY 42371 USA
		Attention:	David Gay
		Email:	dgay@paringaresources.com

Hartshorne Coal Mining Pty Ltd	ABN 95 155 302 211	Address:	373 Whobry Road
Rumsey KY 42371 USA
		Attention:	David Gay
		Email:	dgay@paringaresources.com

HCM Resources Pty Ltd	ABN 35 155 327 521	Address:	373 Whobry Road
Rumsey KY 42371 USA
		Attention:	David Gay
		Email:	dgay@paringaresources.com

Hartshorne Holdings, LLC	5307802	Address:	373 Whobry Road
Rumsey KY 42371 USA
		Attention:	David Gay
		Email:	dgay@paringaresources.com

Hartshorne Land, LLC	5307805	Address:	373 Whobry Road
Rumsey KY 42371 USA
		Attention:	David Gay
		Email:	dgay@paringaresources.com

Hartshorne Mining, LLC	5303098	Address:	373 Whobry Road
Rumsey KY 42371 USA
		Attention:	David Gay
		Email:	dgay@paringaresources.com

HCM Operations, LLC	5110174	Address:	373 Whobry Road
Rumsey KY 42371 USA
		Attention:	David Gay
		Email:	dgay@paringaresources.com

Project facility agreement	page 140

Schedule 2

Lenders and Commitments

Name	Company number	Lending Office and Notice Details	Tranche One Commitment	Tranche Two Commitment

Macquarie Bank Limited	ABN 46 008 583 542	Address: Macquarie Bank Limited, 50 Martin Place, Sydney NSW 2000 Attention: Executive Director, Mining Finance Division Email: MiningFinanceSydney@macquarie.com / cgm.notices@macquarie.com With a copy to: Address: Macquarie Bank Limited – New York Representative Office, 125 West 55th Street, Level 20, New York NY 10019 Attention: Division Director, Legal, Commodities and Global Markets Email: julia.hilbert@macquarie.com	$15,000,000	$6,700,000

Project facility agreement	page 141

Schedule 3

Notice details

Clause 21.3

Borrower:	Hartshorne Mining Group, LLC

Address:	373 Whobry Road, Rumsey KY 42371 USA

Attention:	David Gay

Email:	dgay@paringaresources.com

Parent:	Paringa Resources Limited

Address:	373 Whobry Road, Rumsey KY 42371 USA

Attention:	David Gay

Email:	dgay@paringaresources.com

Project facility agreement	page 142

Schedule 4 Notice details

Original Lender:	Macquarie Bank Limited

Address:	Macquarie Bank Limited, 50 Martin Place, Sydney NSW 2000, Australia

Attention:	Executive Director, Mining Finance Division

Email:	MiningFinanceSydney@macquarie.com / cgm.notices@macquarie.com

With a copy to

Address:	Macquarie Bank Limited – New York Representative Office, 125 West 55th Street, Level 20, New York NY 10019

Attention:	Division Director, Legal, Commodities and Global Markets

Email:	julia.hilbert@macquarie.com

Agent and Security Trustee:	Macquarie Bank Limited

Address:	Macquarie Bank Limited, 50 Martin Place, Sydney NSW 2000, Australia

Attention:	Executive Director, Mining Finance Division

Email:	MiningFinanceSydney@macquarie.com / cgm.notices@macquarie.com

With a copy to

Address:	Macquarie Bank Limited – New York Representative Office, 125 West 55th Street, Level 20, New York NY 10019

Attention:	Division Director, Legal, Commodities and Global Markets

Email:	julia.hilbert@macquarie.com

Guarantors:

As set out in Schedule 1

Project facility agreement	page 143

Schedule 4

Officer’s certificate for entities incorporated in Australia

Clause 2.1(a)

To:	[ ] (Agent)

I [insert name] am a [insert capacity - director/secretary] of each of [insert names of Transaction Parties] (each an Obligor).

I refer to the loan facility agreement dated [insert date] 2018 between Hartshorne Mining Group, LLC (as Borrower), Paringa Resources Limited (as Parent), each party listed in Schedule 1 of that agreement (as Guarantors), Macquarie Bank Limited (as Original Lender), Macquarie Bank Limited (as Agent) and Macquarie Bank Limited (as Security Trustee) (Facility Agreement).

A term defined in the Facility Agreement has the same meaning when used in this Certificate.

I have been authorised by each Obligor to give this certificate.

I certify as follows:

1	Relevant documents

Attached to this certificate are true, complete and up-to-date copies of each of the following:

(a)	Constitution: the constitution of each Obligor.

(b)	Power of attorney: a duly executed power of attorney granted by each Obligor authorising execution of the Finance Documents to which it is a party.

(c)	board minutes: extracts of minutes of a meeting of the directors of each relevant Obligor approving the execution and performance of its obligations under the Finance Documents to which it is expressed to be a party and the granting of the power of attorney referred to in clause 1(b) above.

(c)	Group Structure Diagram: a copy of the group structure diagram.

2	No revocation

Each document, power of attorney[ and resolution] referred to in clause 1 is in full force and effect and has not been amended, modified or revoked.

Project facility agreement	page 144

Schedule 4	Officer’s certificate for entities incorporated in Australia

3	Officers

The following signatures are the true signatures of each of the Officers of each Obligor as at the date of this certificate:

Name	Position	Signature
1 [insert name]	[insert details of position]
2 [insert name]	[insert details of position]
3 [insert name]	[insert details of position]

4	Certification

I certify that:

(a)	each Obligor, before entering into any Finance Document to which it is a party, has, in connection with the execution, delivery and performance of each such Finance Document, complied with chapter 2E of the Corporations Act or any equivalent provisions in applicable companies legislation in its jurisdiction of incorporation; and

(b)	as at the date of execution of each Finance Document, each Obligor is solvent and will not become insolvent by entering into and performing its obligations under each Finance Document to which is a party.

sign here ►
[insert name and capacity – director/secretary]
date

Project facility agreement	page 145

Officer’s certificate for entities incorporated in the United States of America

OFFICER’S CERTIFICATE

__________________, 2018

David Gay (the “Officer”) certifies that:

The Officer is the duly appointed and acting President of each company listed on Exhibit A hereto (the “Companies”, and each, a “Company”) and as such, the Officer is authorized to execute this Certificate on behalf of each Company, and does hereby further certify that:

1.	This Certificate is delivered in connection with that certain Project Facility Agreement (the “Agreement”) dated as of _________, 2018, by and among Hartshorne Mining Group, LLC, Paringa Resources Limited, Macquarie Bank Limited and the guarantors party thereto.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the certificate of formation of each Company as in effect on the date hereof, and at all times since the resolutions referred to in paragraph (4) below were adopted by such Company, and such certificate of formation has not been modified, revoked or rescinded in any respect and remains in full force and effect on and as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the limited liability company agreement of each Company, including all amendments thereto, as in effect on the date hereof and such limited liability company agreement has not been modified, revoked or rescinded in any respect and remains in full force and effect on and as of the date hereof.

4.	Attached hereto as Exhibit D is a true, correct and complete copy of the resolutions adopted by the Board of Managers of each Company by unanimous written consent dated as of the date hereof, which have been placed in the minute book of such Company with the minutes of proceedings of the Board of Managers. Such resolutions have not been modified, revoked or rescinded in any respect and remain in full force and effect on and as of the date hereof and are the only resolutions of the Board of Managers of each Company in force and effect authorizing, relating to or affecting the transactions or agreements described therein.

5.	Attached hereto as Exhibit E is a true and complete copy of the certificate of good standing issued to each Company by the Secretary of State of the State of Delaware, as in effect on the date set forth thereon.

6.	Each of the following persons is a duly elected or appointed, qualified and acting officer of each Company, holding the office or offices set forth opposite his name, and set forth opposite each such officer’s name is a genuine specimen of his signature, and each such officer is duly authorized to execute and deliver on behalf of each Company each of the agreements, documents and/or certificates to which it is a party relating to the transactions or agreements described in the resolutions annexed hereto as Exhibit D.

Name	Title	Signature

Grant Quasha	Chief Executive Officer of each Company

David Gay	President of each Company

Richard C. Kim	Chief Operating Officer of each Company

[Remainder of page intentionally left blank.]

147

IN WITNESS WHEREOF, I have executed and delivered this Certificate as of the date first set forth above.

By:
David Gay, President of each Company

I, Grant Quasha, the duly appointed, qualified and acting Chief Executive Officer of each Company listed on Exhibit A hereto, do hereby certify and affirm that David Gay is the duly appointed, qualified and acting President of each Company listed on Exhibit A hereto, and that the signature set forth above in this Certificate is his true signature.

By:
Grant Quasha, Chief Executive Officer of each Company

[Insert page break]

Exhibit A – Companies

Name of Company	State of Formation
Hartshorne Holdings, LLC	Delaware
Hartshorne Mining Group, LLC	Delaware
Hartshorne Mining, LLC	Delaware
Hartshorne Land, LLC	Delaware
HCM Operations, LLC	Delaware

[Insert page break]

Exhibit B – Certificates of Formation

See attached.

[Insert page break]

Exhibit C – Operating Agreements

See attached.

[Insert page break]

Exhibit D – Resolutions

See attached.

[Insert page break]

Project facility agreement	page 148

Schedule 7	Officer’s certificate for entities incorporated in the United States of America

Exhibit E – Good Standing Certificates

See attached.

149

Schedule 5

Funding Notice

Clause 4.2 (Requirements for a Funding Notice)

To:	[insert name of Agent] (Agent)

Attention:	[insert relevant name]

We refer to the loan facility agreement dated [                 ] 2018 between Hartshorne Mining Group, LLC (as Borrower), Paringa Resources Limited (as Parent), each party listed in Schedule 1 of that agreement (as Guarantors), Macquarie Bank Limited (as Original Lender), Macquarie Bank Limited (as Agent) and Macquarie Bank Limited (as Security Trustee) (Facility Agreement).

Under clause 4 of the Facility Agreement:

(a)	we give you notice that we wish to draw on [ ] (Funding Date);

(c)	the aggregate amount to be drawn is $[ ];

(d)	particulars of each Funding Portion are:

Facility/Tranche	Face Value Amount/ Funding Period	Principal Amount

(e)	The proceeds of each Funding Portion are to be used in accordance with clause 3.3 of the Facility Agreement.

(f)	We request that the proceeds be remitted to account number [ ] at [ ];

(g)	We represent and warrant that no Default is subsisting or will result from the provision of any Funding Portion[, except as follows: [ ], and we propose the following remedial action [ ]].

(h)	A true, complete and up-to-date copy of the Cost to Complete Schedule that has been provided to the Lenders’ Technical Expert in accordance with clause 2.4(b) of the Facility Agreement is attached*.

Expressions defined in the Facility Agreement have the same meaning when used in this Funding Notice.

date	[insert date]

* Note: Only required prior to Completion.

Project facility agreement	page 150

Schedule 7 Funding Notice

Signed for and on behalf of the Borrower by

sign here ►
Officer

print name

151

Schedule 6

Group Structure Diagram

Clause 8.1(h) (Group Structure Diagram)

Project facility agreement	page 152

Schedule 7

Compliance Certificate

Clause 8.1(e)

To:	[ ] (Agent)

Compliance Certificate as at [Date]

I refer to the loan facility agreement (Facility Agreement) dated [                 ] 2018 between Hartshorne Mining Group, LLC (as Borrower), Paringa Resources Limited (as Parent), each party listed in Schedule 1 of that agreement (as Guarantors), Macquarie Bank Limited (as Original Lender), Macquarie Bank Limited (as Agent) and Macquarie Bank Limited (as Security Trustee).

A term defined in the Facility Agreement has the same meaning when used in this Compliance Certificate.

We certify on behalf of the Borrower as follows in relation to the period commencing [                 ]:

(a)	the Loan Life Cover Ratio was [ ];

(b)	the Project Life Cover Ratio was [ ];

(c)	the Gross Debt to EBITDA Ratio was [ ]. [Note: only applicable from 31 December 2019];

(d)	the Reserve Tail Ratio was [ ];

(e)	the Debt Service Cover Ratio was [ ]. [Note: only applicable from 31 December 2019]

We [certify/are unable to certify] on behalf of the Borrower as follows in relation to the quarter commencing on [                 ] [Note: Being the first day of the quarter after the quarter the subject of the last Compliance Certificate.] that:

(a)	saleable Product from the Project for the period is not less than 80% of forecast saleable Product for the period under the Base Case Financial Model as follows:

(1)	saleable Product from the Project for the period was [ ]; and

(2)	forecast saleable Product for that period under the Base Case Financial Model was [ ]; and

(b)	all in unit costs for saleable Product for the period were less than 20% above forecast all in unit costs for saleable Product for the period under the Base Case Financial Model as follows:

(1)	all in unit costs for saleable Product for the period was [ ]; and

Project facility agreement	page 153

Schedule 7 Compliance Certificate

(2)	forecast all in unit costs for saleable Product for the period under the Base Case Financial Model was [ ].

We [certify/are unable to certify] on behalf of the Borrower that the Base Case Financial Model and the Annual Construction and Operating Budget demonstrates that at least 80% of Product for the following 12 month period is contracted for sale under Supply Agreements or Permitted Sales Agreements. [Note: only applicable after 1 January 2019.]

We [certify/are unable to certify] on behalf of the Borrower that the balance of the Proceeds Account was at least equal to the Minimum Proceeds Account Balance at all times since the date of the last Compliance Certificate as follows: [Insert details of Proceeds Account balance and the calculation of the Minimum Proceeds Account Balance.]

We certify on behalf of the Borrower as follows in relation to the period since the date of the last Compliance Certificate (the Relevant Period):

(a)	[no new Project Documents have been entered into during the Relevant Period;] [Note: Include only if applicable. If inapplicable, include paragraph (b) or (c) below as relevant.]

(b)	[a copy of each Project Document (other than Project Tenements and Cypress Project Tenements) entered into during the Relevant Period has been provided to the Agent in accordance with clause 8.8(h) of the Facility Agreement;][Note: Include only if applicable.]

(c)	[the following Project Tenements and Cypress Project Tenements have been entered into during the Relevant Period and a true, complete and up-to-date copy of each document evidencing each such Project Tenement and Cypress Project Tenement (as applicable) has been uploaded into the Project Tenements Dataroom in accordance with clause 8.8(i)(2) of the Facility Agreement:

(1)	[ ];

(2)	[ ]; and

(3)	[ ].] [Note: Include only if applicable.]

We represent and warrant that no Default or Review Event is subsisting except as follows: [                        ], and we have taken/propose the following remedial action [insert action].

date

sign here ►
	Director	Director

print name

154

Schedule 8

Repayments

Part A – Repayment Instalments (Tranche One and Tranche Two)

Quarter Date	Repayment Instalment ($000)	Maximum Project Loan Facility Balance ($000)
30 June 2018	$[***]	$[***]
30 September 2018	$[***]	$[***]
31 December 2018	$[***]	$[***]
31 March 2019	$[***]	$[***]
30 June 2019	$[***]	$[***]
30 September 2019	$[***]	$[***]
31 December 2019	$[***]	$[***]
31 March 2020	$[***]	$[***]
30 June 2020	$[***]	$[***]
30 September 2020	$[***]	$[***]
31 December 2020	$[***]	$[***]
31 March 2021	$[***]	$[***]
30 June 2021	$[***]	$[***]
30 September 2021	$[***]	$[***]
31 December 2021	$[***]	$[***]
31 March 2022	$[***]	$[***]
30 June 2022	$[***]	$[***]
30 September 2022	$[***]	$[***]
30 December 2022	$[***]	$[***]
Total	$[***]

Schedule 8 Repayments

Part B – Repayment Instalments (Tranche One only)

Quarter Date	Repayment Instalment ($000)	Maximum Project Loan Facility Balance ($000)
31 December 2017	$[***]	$[***]
31 March 2018	$[***]	$[***]
30 June 2018	$[***]	$[***]
30 September 2018	$[***]	$[***]
31 December 2018	$[***]	$[***]
31 March 2019	$[***]	$[***]
30 June 2019	$[***]	$[***]
30 September 2019	$[***]	$[***]
31 December 2019	$[***]	$[***]
31 March 2020	$[***]	$[***]
30 June 2020	$[***]	$[***]
30 September 2020	$[***]	$[***]
31 December 2020	$[***]	$[***]
31 March 2021	$[***]	$[***]
30 June 2021	$[***]	$[***]
30 September 2021	$[***]	$[***]
31 December 2021	$[***]	$[***]
Total	$[***]

Schedule 9

TERMS AND CONDITIONS OF UNLISTED OPTIONS – OPTIONS (SECOND ISSUANCE)

1.	Entitlement

Each Option (together the Options) entitles the holder (Holder) to subscribe for one ordinary share (Share) in Paringa Resources Limited (Company) upon exercise.

2.	Exercise Price and Expiry Date

Each Option shall have an exercise price of A$0.34 and expire 4 years from the date on which they are issued (Expiry Date).

3.	Exercise Period

Each Option is exercisable at any time after the date of grant of the Option and before the Expiry Date (Exercise Period).

4.	Notice of Exercise

The Options may be exercised by notice in writing to the Company (Notice of Exercise) and payment of the Exercise Price for each Option being exercised. Any Notice of Exercise of an Option received by the Company will be deemed to be a notice of the exercise of that Option as at the date of receipt.

5.	Shares issued on exercise

Shares issued on exercise of the Options rank equally with the then Shares of the Company.

6.	Quotation of Shares on exercise

Application will be made by the Company to ASX for official quotation of the Shares issued upon the exercise of the Options within 3 Business Days of the date of issue of those Shares.

7.	Timing of issue of Shares and quotation of Shares on exercise

Within 15 Business Days after the later of the following:

a)	receipt of a Notice of Exercise given in accordance with these terms and conditions and payment of the Exercise Price for each Option being exercised; and

b)	the earlier to occur of:

(i)	when excluded information in respect to the Company (as defined in section 708A(7) of the Corporations Act) (if any) ceases to be excluded information. If there is no such information the relevant date will be the date of receipt of a Notice of Exercise as set out in clause 7a) above; or

(ii)	the Holder elects that the Shares to be issued pursuant to the exercise of the Options will be subject to a holding lock for a period of 12 months (as set out in clause 8 below),

the Company will:

c)	allot and issue the Shares pursuant to the exercise of the Options;

d)	in the circumstances where clause 7(b)(i) applies, give ASX a notice that complies with section 708A(5)(e) of the Corporations Act or lodge a prospectus with ASIC that qualifies the Shares issued upon exercise of the Options for resale under section 708A(11) of the Corporations Act;

e)	in the circumstances where clause 7(b)(ii) applies, apply a holding lock in accordance with clause 8 in respect of the Shares issued upon exercise of the Options; and

f)	apply for official quotation on ASX of Shares issued pursuant to the exercise of the Options.

8.	Holding lock

a)	The Holder may make an election as set out in clause 7(b)(ii) at any time following delivery of a Notice of Exercise and payment of the Exercise Price for each Option being exercised.

b)	If the Holder makes an election pursuant to clause 7(b)(ii), then:

(i)	the Company will apply a holding lock on the Shares to be issued;

(ii)	the Company shall release the holding lock on the Shares on the earlier to occur of:

A.	the date that is 12 months from the date of issue of the Shares; or

B.	the date the Company issues a disclosure document that qualifies the Shares for trading in accordance with section 708A(11); or

C.	the date a transfer of the Shares occurs pursuant to clause 8(b)(iii); and

(iii)	the Shares shall be transferable by the Holder and the holding lock will be lifted provided that the transfer of the Shares complies with section 707(3) of the Corporations Act and the transferee of the Shares agrees to the holding lock applying to the Shares following their transfer for the balance of the period in clause 8(b)(ii).

9.	Participation in new issues

There are no participation rights or entitlements inherent in the Options and holders will not be entitled to participate in new issues of capital offered to Shareholders during the currency of the Options.

However, the Company will ensure that for the purposes of determining entitlements to any such issue, the record date will be at least ten business days after the issue is announced. This will give the Holders of Options the opportunity to exercise their Options prior to the date for determining entitlements to participate in any such issue.

10.	Adjustment for bonus issues of Shares

If the Company makes a bonus issue of Shares or other securities to existing Shareholders (other than an issue in lieu or in satisfaction, of dividends or by way of dividend reinvestment):

(a)	the number of Shares which must be issued on the exercise of an Option will be increased by the number of Shares which the Optionholder would have received if the Holder of Options had exercised the Option before the record date for the bonus issue; and

(b)	no change will be made to the Exercise Price.

11.	Adjustment for rights issue

If the Company makes an issue of Shares pro rata to existing Shareholders there will be no adjustment of the Exercise Price of an Option.

12.	Adjustments for reorganisation

If there is any reconstruction of the issued share capital of the Company, the rights of the Holders of Options may be varied to comply the ASX Listing Rules which apply to the reconstruction at the time of the reconstruction.

13.	Quotation of Options

No application for quotation of the Options will be made by the Company.

14.	Options Transferable

The Options are only transferable provided that the transfer of Options complies with section 707(3) of the Corporations Act.

15.	Lodgement Instructions

Cheques shall be in Australian currency made payable to the Company and crossed “Not Negotiable”. The application for shares on exercise of the Options with the appropriate remittance should be lodged at the Company’s Registry.

APPLICATION FOR SHARES ON EXERCISE OF OPTIONS

To The Directors,
Paringa Resources Limited (Company)

I/We

Full Address

hereby exercise
(number in words)

options (together the Options and each an Option) to apply for an equal number of ordinary shares in the capital of Paringa Resources Limited (Company) (Shares) and

*tick as appropriate

☐	*I/we enclose my/our cheque for/confirm we have paid to your account by electronic funds transfer $ ________ in payment of such Shares at the cost of A$[insert] for each Option exercised.

☐	*I/we request that you allot me/us the number of Shares to which I am/we are entitled and I/we agree to accept such Shares subject to the Company’s constitution.

Individual or Attorney	Sole Director and
or Joint Holder 1:	Sole Company Secretary:

in the presence of:	OR

Witness signature	Executed in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Witness name	Director: ________________________

Date:________________________________________	AND

Individual or Attorney	Director/Secretary: _________________________________
or Joint Holder 2:
Date: ___________________________________________

in the presence of:

Witness signature

Witness name

Date:________________________________________

Signing and Sealing Requirements

Individuals, Joint Holders and Attorneys	Companies

●    Individual shareholders and Attorneys must sign where indicated above and insert date.

●    Any person acting as an Attorney must, unless previously noted, provide Paringa Resources Limited with the original or a certified copy of the relevant authority.

●    If there are joint holders, each joint holder must sign.

● A company must affix its common seal in accordance with its constitution or in cases where the common seal of the Company is not required to be affixed (or one does not exist), certain of its directors and officers must sign and state their office as provided above.

Notes: Cheques are to be crossed “Not Negotiable”, and be made payable to “Paringa Resources Limited” and forward with this form to:

Paringa Resources Limited
ABN 44 155 933 010
[address]

This application must be lodged not later than 5.00pm (Sydney time) on the Option Expiry Date.

Signing page

Executed as an agreement

Company

Signed for Paringa Resources Limited by

sign here ►
Director

print name

sign here ►
Director / Company Secretary

print name

Lender

Signed by

sign here ►
[insert]

in the presence of

sign here ►
Witness

print name

Schedule 10

Part 1 - Project Tenements and Project Owned Property

Part A Project Tenements

No.	Instrument Number	Property Owner	Gross Acres	Document Date
Mineral Leases
1	BCR-L-110C	Logsdon Family Farms, LLC	75.49	16/01/2009
2	BCR-L-193	Logsdon Family Farms, LLC	553.62	2/09/2010
3	BCR-L-195	Douglas P. Miller, Marquetta Miller	138.20	3/09/2010
4	BCR-L-198	Wendell H. Miller	138.20	10/09/2010
5	BCR-L-199	Allan J. Miller, Sr. and Wilma D. Miller	138.20	21/09/2010
6	BCR-L-201	John R. Vickers IV, Evelyn M. Vickers	184.46	3/11/2010
7	BCR-L-202	Juanita Ray	31.61	4/11/2010
8	BCR-L-204	William Thomas Brazzel	40.00	18/11/2010
9	BCR-L-205	William Thomas Brazzel	40.00	18/11/2010
10	BCR-L-206	William Thomas Brazzel, Joyce Ann Brazzel	163.10	18/11/2010
11	BCR-L-207	William Thomas Brazzel, Joyce Ann Brazzel	50.00	18/11/2010
12	BCR-L-212	Miles Farms, LLC	553.00	7/12/2010
13	BCR-L-220	Barbara Y. Rickard	284.83	24/03/2011
14	BCR-L-239	Lomer T. Ellis, Jr., Nancy Jo Ellis	105.00	5/11/2011
15	BCR-L-251	Christopher F. and Jennifer N. Igleheart	50.00	26/08/2013

Project facility agreement	page 163

No.	Instrument Number	Property Owner	Gross Acres	Document Date
16	BCR-L-257	Jerry D. and Shirley J. Crowe	229.76	20/12/2013
17	BCR-L-258	Richard S. and Rebecca Smith	50.00	28/01/2014
18	BCR-L-259	Jerry L. and Jannett Baggett	86.50	24/02/2014
19	BCR-L-287	James and Margaret Bickett	3,781.56	16/01/2015
20	BCR-L-304	David and Stacy Green	180.18	7/01/2015
21	BCR-L-311	Geneva Son	64.55	2/02/2015
22	BCR-L-312	Edmund & Lula Margaret Bickett	1,887.13	26/01/2015
23	BCR-L-313	James W. and Helen R. Rickard	348.67	27/02/2015
24	BCR-L-314	James and Youlanda S. Campbell	1.07	30/01/2015
25	BCR-L-318	William Morgan and Sondra D. Rickard	208.97	14/03/2015
26	BCR-L-322A	Patrick Allen and Beverly J. Rickard	107.90	10/03/2015
27	BCR-L-322B	Tony Ray and Carol Rickard	107.90	25/02/2015
28	BCR-L-323	Eric L. and Tara Williams	1.38	14/03/2015
29	BCR-L-324	ICU Chickens, LLC	25.87	14/03/2015
30	BCR-L-325	Rickard Farms, LLC	66.43	14/03/2015
31	BCR-L-326	Eric L. and Tara Williams	78.31	14/03/2015
32	BCR-L-329	Jarrod W. and Brittney O. Galloway	1.82	3/04/2015
33	BCR-L-330	Terry Allen Arnold	39.00	13/04/2015
34	BCR-L-339	Paul Logsdon, III and Machera Logsdon	47.32	18/05/2015
35	BCR-L-341	Poplar Grove Poultry, Inc.	46.50	18/05/2015

No.	Instrument Number	Property Owner	Gross Acres	Document Date
36	BCR-L-342	Logsdon Farm Service, Inc	27.97	18/05/2015
37	BCR-L-347	Glenda Sue Willis	28.50	5/02/2016
38	BCR-L-348	Barbara Ann Daugherty	2.00	5/02/2016
39	BCR-L-349	Jerrol W. Howard, Jr. Revocable Trust	147.92	25/02/2016
40	BCR-L-350	Samuel Gaw and Teresa West Hudson	75.29	21/04/2016
41	BCR-L-351	Bobby Wayne Thomas	215.70	19/04/2016
42	BCR-L-351A	Barbara Lee Thomas Estate	215.70	19/04/2016
43	BCR-L-352	Gregory Wayne Thomas	63.00	21/04/2016
44	BCR-L-353	Joe E. and Betty C. Riley	71.59	6/05/2016
45	BCR-L-354	Harold T. and Starlene West	202.19	19/05/2016
46	BCR-L-355	Sharon Anderson	62.00	20/05/2016
47	BCR-L-356A	Jennie Lee Batsel	80.00	26/09/2016
48	BCR-L-356B	Joyce Deane and Loverne Nicholas Marlatt	80.00	3/03/2017
49	BCR-L-356C	Thomas Ashby and Barbara Batsel	80.00	10/10/2016
50	BCR-L-356D	Elizabeth Ann Niswonger	80.00	25/01/2017
51	BCR-L-357	John Russell Vickers, IV and Evelyn Marie Vickers	336.01	10/06/2016
52	BCR-L-358	Susie Dee Dossett	68.30	1/07/2016
53	BCR-L-359A	Rogers H. and Tammy W. Smith	220.00	5/07/2016
54	BCR-L-359B	Sidney Terrell and Linda Dayhoff Smith	220.00	6/07/2016
55	BCR-L-360	Lomer Ellis, Jr. and Nancy Jo Ellis	67.10	15/07/2016

No.	Instrument Number	Property Owner	Gross Acres	Document Date
56	BCR-L-361	Barbara Y. Rickard	33.22	9/08/2016
57	BCR-L-361A	Walter Wayne and Anna Faye Gray Rickard	33.22	20/12/2016
58	BCR-L-362	J.R. Ellis, Sr. c/o Kelia West	225.73	29/07/2016
59	BCR-L-362A	Charles Steven and Kelia West	142.44	29/07/2016
60	BCR-L-362B	John and Donna Ellis	122.59	1/08/2016
61	BCR-L-362C	Christopher Jacob and Roxann Ellis	39.30	3/08/2016
62	BCR-L-363A	Daniel L. Baggett	126.09	5/08/2016
63	BCR-L-363B	Derek M. Baggett	126.09	5/08/2016
64	BCR-L-364	Michael and Margaret Ann Dant	10.14	19/08/2016
65	BCR-L-365	Philip and Mary L. Logsdon	100.90	8/07/2016
66	BCR-L-366A	Charles Morton and Paula F. Frailley	176.33	2/08/2016
67	BCR-L-366B	Lucas J. and Susan Frailley	35.14	7/05/2018
68	BCR-L-366C	Heath and Niki Frailley	33.38	8/05/2018
69	BCR-L-367	Chad N. Frailley	55.40	2/08/2016
70	BCR-L-369	Ellis W. and Nina G. Rickard	106.24	25/07/2016
71	BCR-L-370A	Guy W. Sandra K. Patterson	368.51	14/07/2016
72	BCR-L-370B	Clint and Michelle Patterson	49.74	15/07/2016
73	BCR-L-371	Charles R. Gish	90.00	1/08/2016
74	BCR-L-372	Charles R. Gish (pay to Tracy Barnett)	23.47	1/08/2016
75	BCR-L-373	Cory and Candace Walker	4.47	12/09/2016

No.	Instrument Number	Property Owner	Gross Acres	Document Date
76	BCR-L-374	John Russell and Evely Marie Vickers IV	86.28	6/12/2016
77	BCR-L-375	James D. and Joyce L. Rickard	38.25	1/09/2016
78	BCR-L-376	Jerry and Sandra M. Mize	145.56	1/09/2016
79	BCR-L-377	David and Dana Pyles	205.74	29/09/2016
80	BCR-L-379	Fletcher Eric and Grace Miller	225.67	8/09/2016
81	BCR-L-380	Douglas and Barbara Rickard	98.03	21/09/2016
82	BCR-L-381	Brenda and Elbert Dwight Tooley	73.06	22/09/2016
83	BCR-L-382	Samuel Gaw and Teresa West Hudson	20.68	23/09/2016
84	BCR-L-383	Davis TE Minerals, LLC	281.96	6/10/2016
85	BCR-L-385A	Judy and Joseph Christian	100.50	7/11/2016
86	BCR-L-385B	June Young	100.50	9/11/2016
87	BCR-L-385C	Kathy Lawrence	100.50	22/11/2016
88	BCR-L-386	Gregory A. and Angela K. Miller	41.10	20/01/2017
89	BCR-L-387A	Allen J. and Wilma D. Miller	16.36	6/02/2017
90	BCR-L-387B	Douglas P. and Marquetta Miller	14.00	23/01/2017
91	BCR-L-387C	Wendell H. Miller	14.00	23/01/2017
92	BCR-L-388A	Charles F. and Edna Bates	206.55	3/03/2017
93	BCR-L-388B	William S. Bates	206.55	3/03/2017
94	BCR-L-388C	Lavinia C. and William Filiatreau	206.55	21/02/2017
95	BCR-L-389A	Bernie and Lois Crumbaker	95.67	2/03/2017

No.	Instrument Number	Property Owner	Gross Acres	Document Date
96	BCR-L-389B	Ronald E. and Jane B. Crumbaker	95.67	2/03/2017
97	BCR-L-390A	Terry L. and Rebecca D. Riley	35.67	8/03/2017
98	BCR-L-390B	Leslie W. and Lisa A. Riley	35.67	8/03/2017
99	BCR-L-391A	Dennis W. Dement	98.99	8/03/2017
100	BCR-L-391B	Elva Lee McKenny	98.99	8/03/2017
101	BCR-L-393	Terry L. and Rebecca D. Riley	9.00	21/04/2017
102	BCR-L-394	Douglas and Marquetta Miller	7.29	11/04/2017
103	BCR-L-395	David H. Jernigan, Trustee	151.00	20/06/2017
104	BCR-L-396	Richard B. Miller Revocable Living Trust	43.01	3/07/2017
105	BCR-L-397	Rice Contracting, LLC	13.49	27/09/2017
106	BCR-L-400A	Randall L. Shanks	64.00	3/11/2017
107	BCR-L-400B	Edward & Crystal West	64.00	3/11/2017
108	BCR-L-401	Latricia G. Fisher	31.00	1/12/2017
109	BCR-L-402	Audra J. Fetcher	51.54	9/01/2018
110	BCR-L-403A	Joseph C. & Tracy L. Logsdon	37.68	5/02/2018
111	BCR-L-403B	Scott & Sherry Logsdon	37.68	28/02/2018
112	BCR-L-404	Judy C. Logsdon	42.84	16/02/2018
113	BCR-L-405	William C. Logsdon Irrecocable Trust	68.61	15/03/2018
114	BCR-L-406	Philip and Mary L. Logsdon	77.40	1/02/2018
115	BCR-L-407	Jeff & Judy Gunterman	37.68	9/02/2018
116	BCR-L-408	Charles H. Gossett	10.50	15/03/2018

No.	Instrument Number	Property Owner	Gross Acres	Document Date
117	BCR-L-409	Lyndel Arnold	16.57	15/03/2018
118	BCR-L-410	David Conrad	18.89	27/04/2018
119	BCR-L-411	Pamela & Robert Jennings	139.25	26/03/2018
120	BCR-L-412	Karen & Gary Bickett Farms, LLC	684.98	30/03/2018
121	BCR-L-413	Allen Leonard and Susan I. Baggett	26.26	19/04/2018
122	BCR-L-415	Norville & Peggy Arnold	43.36	30/04/2018
Dock Agreement
123	BCR-0-106	E.T. Woosley Farms, LLC	22.2	15/08/2017
Surface Easements
124	BCR-E-105	Guy and Sandra Patterson	10.20	8/03/2017
125	BCR-E-106	Melvin R. and Katherine Cabbage	2.00	3/03/2017
126	BCR-E-107	Carolyn Jackson	83.01	24/04/2017
127	BCR-E-108	Gregory W. Thomas	2.20	9/03/2017
128	BCR-E-109	Bobby and Barbara Thomas	5.20	9/03/2017
129	BCR-E-109A	Barbara Thomas Estate	5.20	9/03/2017
130	BCR-E-110A	Terry L. and Rebecca D. Riley	3.30	8/03/2017
131	BCR-E-110B	Leslie W. and Lisa A. Riley	3.30	8/03/2017
132	BCR-E-111	Lorna Sue and Donald Pierce	1.26	24/03/2017
133	BCR-E-113	Charles M. and Paula F. Frailley	0.12	21/04/2017
134	BCR-E-115	Jonathan & Traci Ayer	4.00	12/10/2017
135	BCR-E-116A	Randall Shanks	1.00	19/01/2018

No.	Instrument Number	Property Owner	Gross Acres	Document Date
136	BCR-E-116B	Edward & Crystal West	1.00	19/01/2018

Part B Project Owned Property

No.	Instrument Number	Property Owner	Gross Acres	Document Date
1	PVA 36-40 & 36-37	Hartshorne Land LLC	185.35	26/05/2017
2	PVA 36-21B-1	Hartshorne Land LLC	1.00	19/05/2017
3	PVA 36-23A	Hartshorne Land LLC	1.00	11/09/2017
4	PVA 36-38	Hartshorne Land LLC	63.00	28/02/2018
5	PVA 36-25, 36-25A	Hartshorne Land LLC	70.55	19/05/2017
6	PVA 36-25A-1	Hartshorne Land LLC	4.47	19/05/2017

Part 2 – Cypress Project Tenements and Cypress Owned Property

Part A Cypress Project Tenements

No.	Instrument Number	Property Owner	Gross Acres	Document Date
Mineral leases
1	BCR-L-100	Glover Cary, Jr.	224.00	24/10/2008
2	BCR-L-101	Oswald D., Ina Austin	306.23	19/11/2008
3	BCR-L-101A	C. Bruce Vanderver	306.23	19/11/2008
4	BCR-L-101B	Kimberly McGehee	306.23	19/11/2008
5	BCR-L-101C	Cheryl Bushong	306.23	19/11/2008

No.	Instrument Number	Property Owner	Gross Acres	Document Date
6	BCR-L-101D	Shelia Fulkerson	306.23	19/11/2008
7	BCR-L-102	Dorothy S. Carter	124.25	2/12/2008
8	BCR-L-103	Larry Sutton	124.25	2/12/2008
9	BCR-L-104	John L. Sutton	124.25	9/12/2008
10	BCR-L-105	James L. VanCleve, Leigh Ann VanCleve, B.T. VanCleve, Doris VanCleve	113.83	8/12/2008
11	BCR-L-106	William S. Miles Estate	182.00	9/12/2008
12	BCR-L-106A	Debra Miles Seymour	182.00	9/12/2008
13	BCR-L-106B	Sterett Miles	182.00	9/12/2008
14	BCR-L-106C	Paul Miles	182.00	9/12/2008
15	BCR-L-106D	Suzanne Miles	182.00	9/12/2008
16	BCR-L-106E	Miles Stratton	182.00	9/12/2008
17	BCR-L-106F	Michael Stratton	182.00	9/12/2008
18	BCR-L-106G	Jennifer McCrystal	182.00	9/12/2008
19	BCR-L-106H	Andy Seymour	182.00	9/12/2008
20	BCR-L-106I	Alison Miles	182.00	9/12/2008
21	BCR-L-106J	Bobby Miles	182.00	9/12/2008
22	BCR-L-106K	Abby Miles	182.00	9/12/2008
23	BCR-L-106L	Westyn Miles	182.00	9/12/2008
24	BCR-L-107	Charles L. Dame, Thelma J. Dame	724.70	12/01/2009
25	BCR-L-108	E.T. Woosley Farms, LLC	490.25	14/01/2009
26	BCR-L-109	David Carol Miller, Sharon Faye Miller	268.95	16/01/2009
27	BCR-L-110A	David Carol Miller, Sharon Faye Miller	341.44	16/01/2009

No.	Instrument Number	Property Owner	Gross Acres	Document Date
28	BCR-L-110B	Gregory A. and Angela K. Miller	341.44	16/01/2009
29	BCR-L-111	Gregory A. and Angela K. Miller	157.57	16/01/2009
30	BCR-L-112	Earl Eugene Stambush	58.00	24/01/2009
31	BCR-L-113	Richard H. and Donna Hunt	58.00	24/01/2009
32	BCR-L-114	Jonathan Ayer, Traci Ayer	186.23	24/02/2009
33	BCR-L-115	John H. and Betsy J. Woosley Trust, John H. Woosley or Betsy J. Woosley Co-Trustees	982.49	24/02/2009
34	BCR-L-116	Marnitta A. Woosley	96.00	26/02/2009
35	BCR-L-117	Craig L. and Janet Sue Morehead	509.37	6/03/2009
36	BCR-L-118	Glenna Belle Bozarth	45.17	14/03/2009
37	BCR-L-119	Larry A. Dame, Vickey L. Dame	180.60	14/03/2009
38	BCR-L-120	Earlene Austin	103.65	18/03/2009
39	BCR-L-121	Charles L. Dame, Thelma J. Dame	167.60	19/03/2009
40	BCR-L-122	Charles Green Farms, LLC	395.09	25/03/2009
41	BCR-L-123	David Abrams, Betty Abrams	220.10	26/03/2009
42	BCR-L-124	Larry A. Dame, Vickey L. Dame	287.00	2/04/2009
43	BCR-L-125A	Glenna B. Bozarth	100.00	6/04/2009
44	BCR-L-125B	Glenna B. Bozarth	89.25	6/04/2009
45	BCR-L-126	Glenna B. Bozarth	94.04	6/04/2009

No.	Instrument Number	Property Owner	Gross Acres	Document Date
46	BCR-L-127	Ben A. Johnson	110.54	14/04/2009
47	BCR-L-128	Janet R. Austin, Roger W. Austin, Susan R. Young, David T. Rickard, Patty D. Rickard	64.85	21/04/2009
48	BCR-L-129	Bobby J. Ayer, Judith J. Ayer	106.51	22/04/2009
49	BCR-L-130A	Janet R. Austin, Roger Austin	167.26	23/04/2009
50	BCR-L-130B	Susan R. Young	167.26	23/04/2009
51	BCR-L-130C	David T. Rickard, Patty D. Rickard	167.26	23/04/2009
52	BCR-L-131	Janet R. Austin, , Susan R. Young, David T. Rickard,	125.86	23/04/2009
53	BCR-L-132	Larry E. Kirkland, Linda C. Kirkland	483.69	24/04/2009
54	BCR-L-132A	Louise H. Kirkland	197.67	24/04/2009
55	BCR-L-133	Paul Eugene Graham, Wanda Lee Graham	16.00	30/04/2009
56	BCR-L-134	Joyce M. Alexander	167.50	5/05/2009
57	BCR-L-135A	The Raymond J. Walker Revocable Trust	79.36	12/05/2009
58	BCR-L-135B	The Patty J. Walker Revocable Trust	79.36	12/05/2009
59	BCR-L-136	William G. West	83.52	13/05/2009
60	BCR-L-137	David T. Rickard, Patty D. Rickard	10.86	15/05/2009
61	BCR-L-138	St. Mary’s Episcopal Church	83.52	12/05/2009
62	BCR-L-139	Linda Ray Johnson, Darrel L. Johnson	101.50	28/05/2009
63	BCR-L-140	Rodney Earl Bozarth, Rebecca Bozarth	56.40	29/05/2009

No.	Instrument Number	Property Owner	Gross Acres	Document Date
64	BCR-L-141	Walter J. Austin, Josephine L. Austin	626.76	10/06/2009
65	BCR-L-142	Walter J. Austin, Josephine L. Austin	0.00	10/06/2009
66	BCR-L-143	Jaclyn Belle Austin	65.75	10/06/2009
67	BCR-L-144	Danny B. Miller, Kathy Miller	50.00	22/06/2009
68	BCR-L-144A	Buna Miller	53.10	22/06/2009
69	BCR-L-144B	Geraldine Miller Agent	105.85	26/05/2015
70	BCR-L-144C	Renee Miller Hollis	105.85	26/05/2015
71	BCR-L-145	Linda Miller	53.10	22/06/2009
72	BCR-L-146	Connie Cissna	53.10	22/06/2009
73	BCR-L-147	Ricky Miller	8.91	22/06/2009
74	BCR-L-148	Darrell R. Woosley, Shirley Woosley	197.63	24/06/2009
75	BCR-L-149	Kenneth Woosley	197.63	24/06/2009
76	BCR-L-150	Juanita Ray	82.50	16/07/2009
77	BCR-L-151	James M. Farris, James E. Farris, Shanon Farris	95.00	3/08/2009
78	BCR-L-152	John Doyle Wilson, Margaret K. Wilson, JoAnn Mathis, John Doyle Wilson-Trustee for Sean C. Wilson, Jean Littlefield, Wendell M. Littlefield	236.50	11/08/2009
79	BCR-L-153	Carey T. Mackie	183.60	17/08/2009
80	BCR-L-154	Carlus Mercer, Stacy Mercer	383.65	21/08/2009
81	BCR-L-155	Marilyn J. Quinn	99.98	26/08/2009
82	BCR-L-155A	David Quinn	99.98	26/08/2009

No.	Instrument Number	Property Owner	Gross Acres	Document Date
83	BCR-L-155B	Tony Ann Gipe	99.98	26/08/2009
84	BCR-L-155C	Elizabeth Dru West	99.98	26/08/2009
85	BCR-L-155D	Donah Lee McDonald	99.98	26/08/2009
86	BCR-L-156A	Corum Farms, Inc.	1,104.13	9/09/2009
87	BCR-L-156B	F & S Farms, LLC	1,104.13	9/09/2009
88	BCR-L-157	The Capps Family Trust	190.95	24/09/2009
89	BCR-L-158	John D. and Donna J. Thomas Living Trust, trustees Donna J. Thomas and Keith Douglas Thomas	197.63	2/10/2009
90	BCR-L-159	Darrell R. Woosley, Shirley Woosley	60.20	7/10/2009
91	BCR-L-160	Kenneth D. Woosley	60.20	7/10/2009
92	BCR-L-161	Loretta Kittinger	5.08	12/10/2009
93	BCR-L-162	Kittinger Mclean Farm, Marjorie Ann Kittinger, Loretta Kittinger, James Hugh Kittinger, Diana Kittinger	111.83	12/10/2009
94	BCR-L-164A	Janet Adams Vaughn, Timothy C. Vaughn	112.00	25/10/2009
95	BCR-L-164B	Martha Sue McCrady, Herbert Edwin McCrady	112.00	25/10/2009
96	BCR-L-164C	William Thomas Adams, Julia Sandefur Adams	112.00	25/10/2009
97	BCR-L-164D	Herschel E. Adams, Jr.	112.00	25/10/2009
98	BCR-L-165	Debra McElwain	86.00	7/11/2009
99	BCR-L-166	McElwain Family Living Trust, Alden McElwain, Betty McElwain	86.00	16/11/2009
100	BCR-L-167	Chong Soo Kim, Jin Sook Kim	186.00	16/11/2009

No.	Instrument Number	Property Owner	Gross Acres	Document Date
101	BCR-L-168	Gilda E. Mitchell, Dan E. Mitchell, Julie Mitchell	104.00	19/11/2009
102	BCR-L-169A	Clyde Charles Combes III, Linda J. Combes	390.69	20/11/2009
103	BCR-L-169B	James L. Beck, Bettye J. Beck	390.69	20/11/2009
104	BCR-L-169C	Tooth Acres, LLC	390.69	20/11/2009
105	BCR-L-169D	Carlus A. Mercer, Stacy C. Mercer	390.69	20/11/2009
106	BCR-L-170	Lomer T. Ellis, Jr., Nancy Jo Ellis	46.50	7/12/2009
107	BCR-L-171	Freeman Graham, Linda K. Graham	13.00	9/12/2009
108	BCR-L-172	Edwin A. Abrams	9.22	14/12/2009
109	BCR-L-173	Benjamin S. Abrams, Barbara Ann Abrams	4.12	14/12/2009
110	BCR-L-174	Lawrence Hust, Ann Hust	113.50	15/12/2009
111	BCR-L-175	Judith Keckley Faulkner	1,139.25	14/01/2010
112	BCR-L-176	Logsdon Family Farms, LLC	158.18	15/01/2010
113	BCR-L-177	Phillip Logsdon, Mary L. Logsdon	75.34	21/01/2010
114	BCR-L-178	Carlus A. Mercer, Stacy C. Mercer	50.52	1/02/2010
115	BCR-L-179	Carl L. Mercer, Bette Jo Mercer	343.73	1/02/2010
116	BCR-L-180	Jason Mercer	146.00	1/02/2010
117	BCR-L-182	Larry LaRue Woodruff, Marian Jane Woodruff	200.00	14/04/2010
118	BCR-L-183A	Barbara Grant	200.00	15/04/2010
119	BCR-L-183B	Roy Joe Head	200.00	15/04/2010

No.	Instrument Number	Property Owner	Gross Acres	Document Date
120	BCR-L-183C	Elizabeth Galloway	200.00	15/04/2010
121	BCR-L-183D	Christopher Armstrong	200.00	15/04/2010
122	BCR-L-184	Cheryl D. Armstrong	200.00	15/04/2010
123	BCR-L-185	Jimmie L. Woodruff, Joy Woodruff	200.00	15/04/2010
124	BCR-L-186A	Barbara Grant	200.00	15/04/2010
125	BCR-L-186B	Roy Joe Head	200.00	15/04/2010
126	BCR-L-186C	Elizabeth Galloway	200.00	15/04/2010
127	BCR-L-186D	Christopher Armstrong	200.00	15/04/2010
128	BCR-L-186E	Cheryl D. Armstrong	200.00	15/04/2010
129	BCR-L-187	James G. Hines, Janice Hines	63.31	16/04/2010
130	BCR-L-188	Jane B. Hines	63.31	17/04/2010
131	BCR-L-189	Lomer T. Ellis, Jr., Nancy Jo Ellis	19.00	13/05/2010
132	BCR-L-190	William G. Hines, Renita Hines	63.31	26/05/2010
133	BCR-L-191	Charles Kevin Dame, JoAnn Dame	317.70	4/06/2010
134	BCR-L-192	Shawn C. Dame	199.70	8/06/2010
135	BCR-L-194	Christopher Igleheart, Jennifer Igleheart	34.94	2/09/2010
136	BCR-L-195	Douglas P. Miller, Marquetta Miller	138.20	3/09/2010
137	BCR-L-196	Tooth Acres, LLC	75.76	9/09/2010
138	BCR-L-197	Tooth Acres, LLC	680.54	9/09/2010
139	BCR-L-198	Wendell H. Miller	138.20	10/09/2010
140	BCR-L-199	Allan J. Miller, Sr. and Wilma D. Miller	138.20	21/09/2010

No.	Instrument Number	Property Owner	Gross Acres	Document Date
141	BCR-L-200	Bryan Miles Stratton	133.00	26/10/2010
142	BCR-L-203	Anita Stanley	626.75	17/11/2010
143	BCR-L-208	Tooth Acres, LLC	72.50	14/12/2010
144	BCR-L-209	Lonnie D. McElwain, Danielle McElwain	86.00	6/01/2011
145	BCR-L-210A	John C. West, Bonnie West	373.00	13/01/2011
146	BCR-L-210B	William G. West	373.00	13/01/2011
147	BCR-L-211	C & T Farms, LLC	916.00	26/01/2011
148	BCR-L-213	Miles Farms, LLC	83.92	7/12/2010
149	BCR-L-214	J.F. Wilbur, Jr., Inc.	751.80	24/01/2011
150	BCR-L-214A	CBoone LLC	751.80	24/01/2011
151	BCR-L-214B	Woodruff Energy LLC	751.80	24/01/2011
152	BCR-L-214C	Nell Ann Arnold	751.80	24/01/2011
153	BCR-L-216	Lisa Stanley	50.57	2/02/2011
154	BCR-L-217	Benita Darlene Bowman	102.00	9/02/2011
155	BCR-L-218A	David C. Miller, Sharon F. Miller	60.20	16/01/2011
156	BCR-L-218B	Gregory A. and Angela K. Miller	60.20	16/01/2011
157	BCR-L-219	Corum Family Trust	90.00	23/02/2011
158	BCR-L-221	John E. McElwain, Stacy McElwain	86.00	16/04/2011
159	BCR-L-222	Judith Anne Moore Romans	230.25	27/04/2011
160	BCR-L-223	Omar Parish, Jr., Barbara Parish	438.73	5/05/2011

No.	Instrument Number	Property Owner	Gross Acres	Document Date
161	BCR-L-224	Patricia Fox	438.73	6/05/2011
162	BCR-L-225	Omar & Barbara Parish	438.73	13/06/2011
163	BCR-L-226	Patricia Fox	70.52	20/06/2011
164	BCR-L-227	Paul Douglas Ashby, Ginger Sue Ashby	29.61	20/06/2011
165	BCR-L-228A	Jessica Phyllis Tucker, Robert Tucker	89.20	5/07/2011
166	BCR-L-228B	Tooth Acres, LLC	44.44	5/07/2011
167	BCR-L-229A	Thomas Tucker	89.20	11/07/2011
168	BCR-L-229B	Tooth Acres, LLC	44.44	11/07/2011
169	BCR-L-230	Tapp and Melton Farm, LLC	568.69	19/07/2011
170	BCR-L-231	Robert D. Bragg, Geraldine Bragg	40.00	9/08/2011
171	BCR-L-233	William L. Renfro, Karen Renfro	119.80	24/09/2011
172	BCR-L-234	The Mary Beth W. Burns, Revocable Trust	212.24	23/09/2011
173	BCR-L-235	Jean Ligon Wells	212.24	27/09/2011
174	BCR-L-235A	Debbie W. Knight Trust	212.24	27/09/2011
175	BCR-L-235B	Charles B. Wells, Jr. Trust	212.24	27/09/2011
176	BCR-L-236	Harold L. Fox, Judy Fox	201.75	14/10/2011
177	BCR-L-237	Barry C. Nance	192.58	27/10/2011
178	BCR-L-238	Jane Story	201.75	1/11/2011
179	BCR-L-240	Kay Sandra Vaught	95.00	11/11/2011
180	BCR-L-241A	Jeremy T. Graham	100.00	13/02/2012
181	BCR-L-241B	Jessica N. Graham	100.00	13/02/2012

No.	Instrument Number	Property Owner	Gross Acres	Document Date
182	BCR-L-242	The Edna I. Willis Irrevocable Trust-1998	115.89	17/02/2012
183	BCR-L-243	Ronnie Fulkerson, Keila Willis Fulkerson	46.10	21/02/2012
184	BCR-L-244	Gerald Wayne Ashby, Barbara Ashby	72.96	2/04/2012
185	BCR-L-245	Charles Ranes, Lola Bell Ranes	72.96	3/04/2012
186	BCR-L-246	Revocable Trust Agreement - Bradley Carroll Ashby	180.96	4/04/2012
187	BCR-L-247	Sharon Mae Smith, Wayne Smith	78.74	8/04/2012
188	BCR-L-248	Paulette Welte, Virgil J. Welte	78.74	3/05/2012
189	BCR-L-250	Alfred J. and Roberta Couch	70.52	20/09/2012
190	BCR-L-252	David W. and Judith A. Roberts	16.36	3/09/2013
191	BCR-L-253	Douglas P. and Marquetta Miller	98.00	27/12/2013
192	BCR-L-254	Allen J. and Wilma A. Miller	98.00	27/12/2013
193	BCR-L-255	Wendell Hugh Miller	98.00	27/12/2013
194	BCR-L-256	Jason B. and Michelle E. Carter	26.00	20/12/2013
195	BCR-L-257	Jerry D. and Shirley J. Crowe	229.76	20/12/2013
196	BCR-L-259	Jerry L. and Jannett Baggett	86.50	24/02/2014
197	BCR-L-260	Patricia Parish Fox	173.74	26/02/2014
198	BCR-L-261	Omar J. Parish, Jr. and Barbara Ann Parish	173.74	4/03/2014
199	BCR-L-262	Eva Heilman	458.39	7/03/2014

No.	Instrument Number	Property Owner	Gross Acres	Document Date
200	BCR-L-263	Lovinea Sue Cox	458.39	12/03/2014
201	BCR-L-264	Joseph C. and Charlotte A. Peyton	181.19	20/03/2014
202	BCR-L-265	Leora Bell (Life Estate)	118.50	16/06/2014
203	BCR-L-266	Ricky Bell (Subject to BCR-L-265)	0.00	12/06/2014
204	BCR-L-267	Deanna McCoy (Subject to BCR-L-265)	0.00	30/06/2014
205	BCR-L-268	Wayne and Martha Bell ( Subject to BCR-L-265)	0.00	9/06/2014
206	BCR-L-269	Jack and Trudy Bell ( Subject to BCR-L-265)	0.00	16/06/2014
207	BCR-L-270	David and Brenda Bell ( Subject to BCR-L-265)	0.00	16/06/2014
208	BCR-L-271	Kaleb and Ashley Bell (Subject to BCR-L-265)	0.00	19/06/2014
209	BCR-L-272	Glenn C and Ann C Ellis Revocable Living Trust	31.74	22/05/2014
210	BCR-L-273	Keanan and Caroline Bell (Subject to BCR-L-265)	0.00	27/06/2014
211	BCR-L-274	Stephen and Debra Riggs	128.00	30/06/2014
212	BCR-L-275	Stanley S. and Janet Rose Howell	28.38	30/07/2014
213	BCR-L-276	Revlett Grain Farms	450.48	9/09/2014
214	BCR-L-277	Herschel and Martha Burton Carter	33.54	20/09/2014
215	BCR-L-278	Julia S. and William Thomas Adams	171.69	7/08/2014
216	BCR-L-279	William Thomas and Julia S. Adams	95.00	7/08/2014
217	BCR-L-280	Shirley and Charles Coombs	166.07	14/08/2014

No.	Instrument Number	Property Owner	Gross Acres	Document Date
218	BCR-L-281	Danielle and David Heriges	166.07	25/08/2014
219	BCR-L-282	Nichole and David Pottgiesser	166.07	18/08/2014
220	BCR-L-283	Robert and Marela Sandefur	166.07	13/08/2014
221	BCR-L-284	Wayne L & Martha W. Austin	40.00	23/12/2014
222	BCR-L-285A	Patrick J. Courtney & Glenda A. Courtney Revocable Trust June 15, 2011	89.02	14/10/2014
223	BCR-L-285B	Linda Major	89.02	16/10/2014
224	BCR-L-285C	Helen Major	89.02	6/10/2014
225	BCR-L-286A	Patrick J. Courtney & Glenda A. Courtney Revocable Trust June 15, 2011	140.00	14/10/2014
226	BCR-L-286B	Linda Major	140.00	16/10/2014
227	BCR-L-286C	Helen Major	140.00	6/10/2014
228	BCR-L-287	James and Margaret Bickett	3,781.56	16/01/2015
229	BCR-L-288	Joseph Alvin and Betty J. Bickett Family, LLC	2,087.33	22/01/2015
230	BCR-L-289	Bobby and Anelia Jean Bourland	6.35	16/10/2014
231	BCR-L-292A	Allen and Pam Rudd	126.06	22/11/2014
232	BCR-L-292B	Douglas Weltner	126.06	11/12/2014
233	BCR-L-293	Tina L. and Nathan S. Everly	0.69	24/11/2014
234	BCR-L-294	Terry Bobo, Sr. and Claudia June Bobo	0.69	1/12/2014
235	BCR-L-295	Keith Mincy	3.00	26/11/2014

No.	Instrument Number	Property Owner	Gross Acres	Document Date
236	BCR-L-296	Rita and Donald Harberson	0.46	28/11/2014
237	BCR-L-297	Jeremy and Rebecca Harberson	0.63	2/12/2014
238	BCR-L-298A	Kerry and Janice Zachary	0.86	10/12/2014
239	BCR-L-298B	Tommy and Debbie Wilson	0.52	17/12/2014
240	BCR-L-299	Gayle and Brenda Baggett	2.52	31/01/2015
241	BCR-L-300	Walter J. and Josephine Austin	19.00	9/01/2015
242	BCR-L-301A	Roger and Sherry Daugherty	0.69	18/12/2014
243	BCR-L-301B	Robert Gail Gardner	0.69	18/12/2014
244	BCR-L-302	Luther and Kimberly Mincy	1.00	18/12/2014
245	BCR-L-303	Green Family Limited Partnership	495.75	7/01/2015
246	BCR-L-304	David and Stacy Green	180.18	7/01/2015
247	BCR-L-305	Timothy Green	54.37	7/01/2015
248	BCR-L-306	C.E. Martin Heirs LLC	1,575.51	2/01/2015
249	BCR-L-307	Frank and Janet Corum	3.12	15/01/2015
250	BCR-L-308	Ann Corum Cummins	3.12	15/01/2015
251	BCR-L-309	Jeff and Judith Gunterman	2.39	19/01/2015
252	BCR-L-310	Darren and Larlee Linville	1.084	26/01/2015
253	BCR-L-315	Joseph C. and Charlotte Peyton	0.22	3/02/2015
254	BCR-L-316	Morning Star Properties, Inc.	5.24	3/02/2015
255	BCR-L-317	Alva Anne Bunch	17.00	29/01/2015
256	BCR-L-319	Henry and Yvonne Cissna	3.00	9/02/2015

No.	Instrument Number	Property Owner	Gross Acres	Document Date
257	BCR-L-320A	Henry and Yvonne Cissna	110.75	19/02/2015
258	BCR-L-320B	Doris Bowling	110.75	20/02/2015
259	BCR-L-321	Albert and Ruby Holzhauser	0.79	12/02/2015
260	BCR-L-327A	Ruth Elaine Ashby	82.37	13/03/2015
261	BCR-L-327B	David Jeffrey and Connie Ashby	82.37	15/05/2015
262	BCR-L-328	Jimmy E. and Gladys Mae Cobb	0.50	12/03/2015
263	BCR-L-335	George A. and Shirley A. Schadler	40.00	17/04/2015
264	BCR-L-336	Larry R. and Nina L. Miller	1.60	20/04/2015
265	BCR-L-338	Steven and Debra Seymour	183.60	29/04/2015
266	BCR-L-344	Ponderosa Realty, Inc.	119.22	11/11/2015
267	BCR-L-345A	David and Patty Rickard	5.00	21/10/2015
268	BCR-L-345B	Janet R. and Roger Austin	5.00	21/10/2015
269	BCR-L-345C	Susan Young	5.00	21/10/2015
270	BCR-L-384A	Eric Timrud and Dorothy Leszko	285.00	1/12/2015
271	BCR-L-384C	Robert L. and Patricia Rogers	285.00	29/11/2017
272	BCR-L-384D	Thomas A. and Emily W. Rogers	285.00	16/11/2017
273	BCR-L-412	Karen & Gary Bickett Farms, LLC	684.98	30/03/2018
Dock Agreement
274	BCR-0-106	E.T. Woosley Farms, LLC	22.20	15/08/2017
Surface Property Options
275	BCR-O-100	Miles Farms, LLC	145.00	11/12/2017

No.	Instrument Number	Property Owner	Gross Acres	Document Date
276	BCR-O-101	Bryan Miles Stratton	133.00	20/12/2017
277	BCR-O-102	Larry E. Kirkland, Linda C. Kirkland	92.67	20/12/2017
278	BCR-O-103	Janet R. Austin, Roger W. Austin, Susan R. Young, David T. Rickard, Patty D. Rickard	64.85	19/12/2017
279	BCR-O-105	Jaclyn Belle Austin	65.75	15/11/2017
Surface Easements
280	BCR-E-100	Larry E. Kirkland, Linda C. Kirkland	15.46	1/12/2009
281	BCR-E-101	Glenna B. Bozarth	10.41	5/01/2010
Riparian Rights Agreements
282	BCR-R-100	Boots Pennyrile, LLC	147.25	2/16/2011

Part B Cypress Owned Property

No.	Instrument number	Owner	Gross acres	Date of instrument / document
1	PVA 19-21	Hartshorne Land LLC	2.21	16/10/2014

Schedule 11

Material Authorisations

Each of the following Authorisations, obtained in connection with the Project or a Project Area:

Area	Permit or License	Permit or License holder	Number	Last Issued	Bond Posted	Comments
Poplar Grove	SMCRA - Surface	Hartshorne Mining LLC	875-8002	06/05/17	$1,203,500
Poplar Grove	SMCRA - Underground	Hartshorne Mining LLC	875-5010	03/03/17	$10,000
Poplar Grove	USACE 404	Hartshorne Mining LLC	Not Required	N.A.	N.A.
Poplar Grove	KPDES Water Discharge	Hartshorne Mining LLC	KYGW40071	09/30/16	N.A.
Poplar Grove	Ky Air Quality	Hartshorne Mining LLC	S-17-017	03/20/17	N.A.
Poplar Grove	Highway Entrance - Plant	Hartshorne Mining LLC	02-2017-00295	08/31/17	$10,000	State highway permit
Poplar Grove	Highway Entrance - Transfer Conv	Hartshorne Mining LLC	02-2017-00361	11/02/17	$5,000	State highway permit
Poplar Grove	Highway Entrance - Mine	Hartshorne Mining LLC	TBD	TBD	TBD	County highway permit
Poplar Grove	MSHA Mine ID	Hartshorne Mining LLC	15-19806	05/01/17	N.A.
Poplar Grove	State Mine License	Hartshorne Mining LLC	TBD	TBD	N.A.	Not required until production begins
Buck Creek Dock	SMCRA	Hartshorne Mining LLC	875-6001	05/23/17	$75,000
Buck Creek Dock	US ACOE 404	Hartshorne Mining LLC	LRL-2011-707-b-MOD	06/24/16	N.A.	Dock & Cypress have same permit

Project facility agreement	page 186

Area	Permit or License	Permit or License holder	Number	Last Issued	Bond Posted	Comments
Buck Creek Dock	KPDES Water Discharge	Hartshorne Mining LLC	KYGW40003	02/23/15	N.A.	Dock & Cypress have same permit.
Buck Creek Dock	KY Air Quality	Hartshorne Mining LLC	S-15-040	08/23/17	N.A.	Dock & Cypress have same permit.
Buck Creek Dock	Flood plain construction	Hartshorne Mining LLC	21593	08/07/15	N.A.	State permit
Buck Creek Dock	Highway Entrance	Hartshorne Mining LLC	02-2017-00327	10/02/17	$10,000
Buck Creek Property	Coal Exploration Permit	Hartshorne Mining LLC	#075-E072		N.A.

Schedule 12

Project Documents

(a)	Each Supply Agreement and Permitted Sales Agreement.

(b)	Each Project Tenement.

(c)	Each deed evidencing Project Owned Property.

(d)	Any surface rights leases including the Dock Agreement.

(e)	The Construction Contract or other relevant agreement for the construction of the CHPP.

(f)	The Slope Contract.

(g)	Agreements in relation to the Equipment Finance Facility.

(h)	Any document amending, supplementing, substituting for or otherwise replacing a document listed above.

Project facility agreement	page 188

Schedule 13

Completion Tests

All terms and expressions defined in the Facility Agreement to which this Completion Test is scheduled shall have the same meaning when used in the Completion Tests, unless otherwise defined herein or the context otherwise requires.

The Completion Tests shall comprise the following:

To achieve Completion, the Borrower shall satisfy the requirements and conditions of each of the following:

1	Notification and Information Requirements;

2	Performance Tests comprising:

(A)	a Physical Performance Test;

(B)	an Operating Cost Performance Test; and

3	Financial Tests,

(collectively, the “Completion Tests”).

The Completion Tests shall comprise the following:

1	Notification and information Requirements

(a)	Physical Completion of Construction

The Borrower shall certify in writing to the Lenders’ Technical Expert and the Agent that physical construction of all Project facilities has been completed (Physical Completion) in accordance with the Construction Contract and the other contracts and agreements relating to the construction of the Project to enable performance consistent with the Base Case Financial Model.

It is accepted that there may be minor outstanding items still to be completed (which shall be detailed in a punch list including remedial actions to be taken and dates to complete) and that these will not prevent Physical Completion from occurring but only to the extent that the Lenders’ Technical Expert has confirmed that such outstanding items do not relate to any environmental or health and safety items that would impact upon the performance of the Project.

The Lenders’ Technical Expert shall verify the Borrower’s statement that Physical Completion has been achieved and deliver such verification to the Agent before the Performance Tests, described below, commence.

(b)	Payment for Construction of Facilities

The Borrower shall certify, in writing, to the Lenders’ Technical Expert and the Agent that all Construction Costs have been paid when due, except for any punch-list items excluded under section (a) above and any Contractor claims that are being disputed in good faith and are either immaterial in nature or, if material, are fully funded if adversely settled.

Project facility agreement	page 189

A copy of all material payment documentation shall be provided to the Lenders’ Technical Expert and the Agent, together with a certificate from the Borrower summarizing all items paid, all items outstanding, and stating the timing and circumstances governing the payment of all outstanding items (including agreed variations). This documentation and the certificate will be provided to the Lenders’ Technical Expert and the Agent before the first visit of the Lenders’ Technical Expert to site for observation of the commencement of the Performance Test (“Initial Performance Test Site Visit”).

(c)	Certification of Authorizations and Required Approvals

The Borrower shall certify, in writing, to the Lenders’ Technical Expert and the Agent that all Material Authorisations, Project Tenements and Material Project Documents necessary for operation of the Project are in full force and effect. The Borrower shall prepare a list of the Material Authorisations, Project Tenements and Material Project Documents to be provided to the Lenders’ Technical Expert and the Agent in advance of the Initial Performance Test Site Visit (or otherwise confirm that there have been no amendments. This shall include all information relating to environmental requirements and related permits and information.

(d)	Continuous Production

The Borrower will notify the Lenders’ Technical Expert and the Agent when Continuous Production has been achieved. “Continuous Production” shall be achieved when:

(1)	the underground mine’s first mining unit (consisting of two continuous miners and associated support equipment) has achieved an average advance rate in excess of [***]; and

(2)	the underground mine’s second mining unit (consisting of two continuous miners and associated support equipment) has been operating at an advance rate per shift [***]; and

(3)	the CHPP throughput operates at an average of no less than [***].

The Performance Tests outlined below shall commence as soon as practical after the Lenders’ Technical Expert and the Agent receive notice that Continuous Production has been achieved, on a date mutually agreed between the Borrower, the Lenders’ Technical Expert and the Lenders.

2	Performance Tests

(a)	Performance Test Period

The Performance Tests will be run over a period of [***] (the Test Period). The Performance Tests can be cancelled by the Borrower or the Lenders’ Technical Expert, acting reasonably. If cancelled, the Performance Tests procedure will recommence from the beginning on a date mutually agreed between the Borrower, the Lenders’ Technical Expert and the Agent.

Project facility agreement	page 190

(b)	Performance Test Results

The Lenders’ Technical Expert shall certify to the Agent whether the Performance Tests have been satisfied.

2.1	Physical Performance Test

At any time after Physical Completion and Continuous Production has been achieved, the Borrower may give notice to the Lenders’ Technical Expert that the Borrower is ready to commence the Physical Performance Test.

Before the Physical Performance Test may start, a measurement, analytical and sampling procedure, and a supervision procedure must be agreed between the Lenders’ Technical Expert and the Borrower and the Lenders. In the case of agreement not being reached, the decision of the Lenders’ Technical Expert will prevail. The measurement and sampling procedure will detail the measurements and methodology that will be used in carrying out the tests and calculations.

(a)	Mine Production

A list of all mining equipment and a description of all operational practices must be supplied to the Lenders’ Technical Expert prior to the Initial Performance Test Site Visit.

The distance of mining advance achieved underground (measured in feet) over the Test Period shall in aggregate be no less than [***].

[***]

Mine production will be determined by using underground surveys. Production equipment shall not be materially different than described in the Base Case Financial Model.

(b)	Raw Coal Delivered to the CHPP

During the Test Period, ROM coal will be delivered to the CHPP at an average daily rate of not less than [***].

(c)	Availability

The CHPP shall operate for the Test Period at an “Availability” of not less than [***].

(d)	Clean Coal Product and Quality

Clean coal product will meet the following requirements during the Test Period:

(1)	Product coal tons produced will be no less than [***]; and

(2)	Product coal yield will average at least [***]; and

(3)	[***]; and

(4)	All product coal sales will meet or exceed [***].

(e)	Barge Loadout Facility Test

During the Test Period, the Barge Loadout Facility shall load at a rate no less than [***].

In addition, a bias test is to be performed on the mechanical sampler at the Barge Loadout Facility prior to [***]. That sampler shall conform to ASTM standards for the collection of a representative sample of washed coal. For the avoidance of doubt, the results of the bias test will not form part of the Performance Tests, but its results will be shared with the Lenders’ Technical Expert.

(f)	Environmental Standards and Safety Management

The Lenders’ Technical Expert shall identify all environmental and safety standards and permitting requirements applicable to the operations of the Project, including the design, construction and operation of the refuse disposal, and the Lenders’ Technical Expert shall confirm that these are being adhered to during the Test Period.

To the extent reasonably practicable, the Lenders’ Technical Expert shall confirm that no significant environmental or health and safety concerns occurred during the Test Period.

(g)	Miscellaneous

The Borrower agrees to allow the inspection of (where applicable), and to discuss and provide information when requested by the Lenders’ Technical Expert with respect to:

(1)	[***];

(2)	[***];

(3)	[***]; and

(4)	[***].

The Lenders’ Technical Expert must be satisfied that the results and management programs meet good industry practice, will not result in breaches of permits or impede the achievement of the Life of Mine Plan.

2.2	Operating Cost Performance Test

[***]

[***]

3	Financial Tests

On or after the date on which the report of the Lenders’ Technical Expert in respect of the Completion Tests is issued, the Lenders are satisfied that each of the requirements set out below are met at the same time.

Financial Ratios

In respect of the Base Case Financial Model at that time and as specified in clause 8.24 of the Facility Agreement:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	[***] and

(e)	[***].

Schedule 14

Map of Project Area, Cypress Project Area and Dock Area

Part A: Project Area and Cypress Project Area

Project facility agreement	page 194

Part B: Dock Area

Schedule 15

Withdrawal Notice

To:	[insert name of Agent] (Agent)

Attention:	[insert relevant name]

We refer to the ‘Project facility agreement’ dated 17 May 2018 between Hartshorne Mining Group, LLC (as Borrower), Paringa Resources Limited (as Parent), each party listed in Schedule 1 of that agreement (as Guarantors), Macquarie Bank Limited (as Original Lender), Macquarie Bank Limited (as Agent) and Macquarie Bank Limited (as Security Trustee), as amended from time to time, including by:

1	the ‘Amending Deed – Facility Agreement’ dated 31 August 2018 between the Borrower, the Parent, each Guarantor, the Agent and the Security Trustee; and

2	the ‘Amending Deed – Facility Agreement’ dated [ ] September 2018 between the Borrower, the Parent, each Guarantor, the Agent and the Security Trustee,

(the Facility Agreement).

Expressions defined in the Facility Agreement have the same meaning when used in this Withdrawal Notice.

This is a Withdrawal Notice under clause [11.2(b)(1)(E)] / [11.2(b)(2)(F)] of the Facility Agreement.

(a)	We give you notice that we wish to make a withdrawal from the Proceeds Account on [ ] (Withdrawal Date) and for an aggregate amount of $[ ].

(b)	We certify that:

(1)	[the Borrower is in compliance with its obligations under the LGE/KU Supply Agreement including compliance and forecast compliance with the LGE/KU Supply Agreement Project Milestones[, and the Lenders’ Technical Expert has confirmed that this certification is true and correct in all material respects (see attachment [ ]);]

(2)	no [Event of Default] / [Default or Review Event] is subsisting or will result from the proposed withdrawal[, except as follows: [ ], and we propose the following remedial action [ ]];

(3)	[each Repeating Representation is true, correct and not misleading (whether by omission or otherwise) on and as of the Withdrawal Date with respect of the facts and circumstances existing on the Withdrawal Date;]

(4)	[the Available Funding is greater than the Cost to Complete so that the Project is fully funded[, and the Lenders’ Technical Expert has confirmed that this certification is true and correct in all material respects (see attachment [ ])];]

(5)	[the proposed withdrawal will be applied to [ ], and such purpose is in accordance with clause 11.2(c) of the Facility Agreement[, and the Lenders’ Technical Expert has confirmed that this certification is true and correct in all material respects (see attachment [ ])];] and

Project facility agreement	page 196

(6)	[the balance of the Proceeds Account after the proposed withdrawal will be equal to or more than the Minimum Proceeds Account Balance.]

date	[insert date]

Signed for and on behalf of the Borrower by

sign here ►
Officer
print name

Signing page

Executed as an agreement

Borrower
Signed for Hartshorne Mining Group, LLC by its officer
sign here ►
Officer
print name

Parent and Guarantor
Signed by Paringa Resources Limited by
sign here ►		sign here ►
	Company Secretary/Director		Director
print name		print name

Guarantor
Signed by Hartshorne Coal Mining Pty Ltd by
sign here ►		sign here ►
	Company Secretary/Director		Director
print name		print name

Project facility agreement	page 198

Attachment 1 Signing page

Guarantor
Signed by HCM Resources Pty Ltd by
sign here ►		sign here ►
	Company Secretary/Director		Director
print name		print name

Guarantor
Signed for Hartshorne Holdings, LLC by its officer
sign here ►
Officer
print name

Guarantor
Signed for Hartshorne Land, LLC by its officer
sign here ►
Officer
print name

Project facility agreement	page 199

Attachment 1 Signing page

Guarantor
Signed for Hartshorne Mining, LLC by its officer
sign here ►
Officer
print name

Guarantor
Signed for HCM Operations, LLC by its officer
sign here ►
Officer
print name

Project facility agreement	page 200

Attachment 1 Signing page

Original Lender
Signed for Macquarie Bank Limited by its attorneys
sign here ►
	Attorney	Attorney
print name

Agent and Security Trustee
Signed for Macquarie Bank Limited by its attorneys
sign here ►
	Attorney	Attorney
print name

Project facility agreement	page 201

Attachment 1

Substitution certificate

Clause 19.3 (Substitution certificate)

Date ►
Between the parties
Retiring Lender	[ ] ABN [ ] of [ ]
Substitute Lender	[ ] ABN [ ] of [ ]
Agent	[ ] ABN [ ] of [ ]

1	Interpretation

1.1	Definitions

The meanings of the terms used in this agreement are set out below.

Project facility agreement	page 202

Attachment 1 Substitution certificate

Term	Meaning
Facility Agreement	the loan facility agreement dated [ ] 2018 between Hartshorne Mining Group, LLC (as Borrower), Paringa Resources Limited (as Parent), each party listed in Schedule 1 of that agreement (as Guarantors), Macquarie Bank Limited (as Original Lender), Macquarie Bank Limited (as Agent) and Macquarie Bank Limited (as Security Trustee).
Substituted Commitment	the rights and obligations under the Facility Agreement of the Retiring Lender in respect of [ ] of the Commitment and [ ] of the Principal Outstanding of the Retiring Lender and all other related rights and obligations.
Substitution Date	[ ].

1.2	Incorporated definitions

A word or phrase defined in the Facility Agreement has the same meaning when used in this agreement.

1.3	Interpretation

(a)	Clause 1.3 of the Facility Agreement applies to this agreement as if set out in full in this agreement.

(b)	A reference in this agreement to ‘identical’ rights or obligations is a reference to rights or obligations substantially identical in character to those rights or obligations rather than identical as to the person entitled to them or obliged to perform them.

1.4	Capacity

The Agent enters into this agreement for itself and as agent for each of the parties to the Facility Agreement (other than the Substitute Lender).

2	Substitution

2.1	Effect of substitution

From the Substitution Date:

(a)	no party to the Finance Documents has any further obligation to the Retiring Lender in relation to the Substituted Commitment;

(b)	the Retiring Lender is released from and has no further rights or obligations to a party to the Finance Documents in relation to the Substituted Commitment and any Finance Document to that extent;

(c)	the Agent grants to the Substitute Lender rights which are identical to the rights which the Retiring Lender had in respect of the Substituted Commitment and any Finance Document to that extent; and

(d)	the Substitute Lender assumes obligations towards each of the parties to the Finance Documents which are identical to the obligations which the Retiring Lender was required to perform in respect of the Substituted Commitment before the acknowledgment set out in clause 2.1(b).

Project facility agreement	page 203

Attachment 1 Substitution certificate

2.2	Substitute Lender a Lender

With effect on and from the Substitution Date:

(a)	the Substitute Lender is taken to be a party to the Finance Documents with a Commitment equal to the Substituted Commitment and Schedule 2 of the Facility Agreement is amended accordingly; and

(b)	a reference in the Facility Agreement to ‘Lender’ includes a reference to the Substitute Lender.

2.3	Preservation of accrued rights

The Retiring Lender and all other parties to the Facility Agreement remain entitled to and bound by their respective rights and obligations in respect of the Substituted Commitment and any of their other rights and obligations under the Finance Documents which have accrued up to the Substitution Date.

3	Acknowledgments

3.1	Copies of Finance Documents

The Substitute Lender acknowledges that it has received a copy of the Finance Documents and all other information which it has requested in connection with the Finance Documents.

3.2	Acknowledgment

The Substitute Lender acknowledges and agrees as specified in clause 18.12 of the Facility Agreement, which applies as if references to the Agent included the Retiring Lender and references to any Finance Document included this agreement.

4	Payments

4.1	Payments by Agent

With effect on and from the Substitution Date the Agent must make all payments due under the Facility Agreement in connection with the Substituted Commitment to the Substitute Lender, without having any further responsibility to the Retiring Lender in respect of the same.

4.2	As between Lenders

The Retiring Lender and the Substitute Lender must make directly between themselves the payments and adjustments which they agree with respect to accrued interest, fees, costs and other rights or other amounts attributable to the Substituted Commitment which accrue before the Substitution Date.

Project facility agreement	page 204

Attachment 1 Substitution certificate

5	Warranty

Each of the Retiring Lender and the Substitute Lender represent and warrant to the other parties that the requirements of clause 19 of the Facility Agreement have been complied with in relation to the Substituted Commitment.

6	Notices

The details of the Substitute Lender for the purpose of Schedule 3 of the Facility Agreement are as follows:

Name	ABN/ACN/ ARBN	Lending Office and Notice Details	Commitment
Address: Attention: Facsimile:

7	General

Clause 21 of the Facility Agreement applies to this agreement as if it were fully set out in this agreement.

8	Attorneys

Each of the attorneys executing this agreement states that the attorney has no notice of revocation of that attorney’s power of attorney.

Project facility agreement	page 205

Attachment 1 Substitution certificate

Executed as an agreement

Retiring Lender

Signed for [ ] by his/her/its attorney

sign here ►
Attorney

print name
in the presence of

sign here ►
Witness

print name

Substitute Lender

Signed for [ ] by his/her/its attorney

sign here ►
Attorney

print name
in the presence of

sign here ►
Witness

print name

Project facility agreement	page 206

Attachment 1 Substitution certificate

Agent

Signed for [ ] by his/her/its attorney

sign here ►
Attorney

print name
in the presence of

sign here ►
Witness

print name

Project facility agreement	page 207